FINANCIAL ASSET SECURITIES CORP.,
Depositor

NATIONSTAR MORTGAGE, LLC,
Servicer

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of February 1, 2007

___________________________
Soundview Home Loan Trust 2007-NS1

Asset-Backed Certificates, Series 2007-NS1

Table of Contents

ARTICLE I DEFINITIONS

SECTION 1.01	Defined Terms.
SECTION 1.02	Accounting.
SECTION 1.03	Allocation of Certain Interest Shortfalls.

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01	Conveyance of Mortgage Loans.
SECTION 2.02	Acceptance by Trustee.
SECTION 2.03	Repurchase or Substitution of Mortgage Loans by the Originator or the Seller.
SECTION 2.04	[Reserved].
SECTION 2.05	Representations, Warranties and Covenants of the Servicer.
SECTION 2.06	Representations and Warranties of the Depositor.
SECTION 2.07	Issuance of Certificates.
SECTION 2.08	[Reserved].
SECTION 2.09	Conveyance of REMIC Regular Interests and Acceptance of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Issuance of Certificates.

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01	Servicer to Act as Servicer.
SECTION 3.02	Sub-Servicing Agreements Between Servicer and Sub-Servicers; Subcontractors.
SECTION 3.03	Successor Sub-Servicers.
SECTION 3.04	Liability of the Servicer.
SECTION 3.05	No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.
SECTION 3.06	Assumption or Termination of Sub-Servicing Agreements.
SECTION 3.07	Collection of Certain Mortgage Loan Payments.
SECTION 3.08	Sub-Servicing Accounts.
SECTION 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
SECTION 3.10	Collection Account and Distribution Account.
SECTION 3.11	Withdrawals from the Collection Account and the Distribution Account.
SECTION 3.12	Investment of Funds in the Collection Account.
SECTION 3.13	[Reserved].
SECTION 3.14	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
SECTION 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
SECTION 3.16	Realization Upon Defaulted Mortgage Loans.
SECTION 3.17	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.18	Servicing Compensation.
SECTION 3.19	Reports; Collection Account Statements.
SECTION 3.20	Statement as to Compliance.
SECTION 3.21	Assessments of Compliance and Attestation Reports.
SECTION 3.22	[Reserved].
SECTION 3.23	Access to Certain Documentation.
SECTION 3.24	Title, Management and Disposition of REO Property.
SECTION 3.25	Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.
SECTION 3.26	Obligations of the Servicer in Respect of Monthly Payments.
SECTION 3.27	Net WAC Rate Carryover Reserve Account.
SECTION 3.28	Advance Facility
SECTION 3.29	[Reserved].
SECTION 3.30	Solicitations.

ARTICLE IV FLOW OF FUNDS

SECTION 4.01	Distributions.
SECTION 4.02	Net WAC Rate Carryover Reserve Account.
SECTION 4.03	Statements.
SECTION 4.04	Remittance Reports; Advances.
SECTION 4.05	Commission Reporting.
SECTION 4.06	[Reserved].
SECTION 4.07	[Reserved].
SECTION 4.08	Distributions on the REMIC Regular Interests.
SECTION 4.09	Allocation of Realized Losses.
SECTION 4.10	Swap Account.
SECTION 4.11	Tax Treatment of Swap Payments and Swap Termination Payments.
SECTION 4.12	Cap Account.
SECTION 4.13	Posted Collateral Accounts

ARTICLE V THE CERTIFICATES

SECTION 5.01	The Certificates.
SECTION 5.02	Registration of Transfer and Exchange of Certificates.
SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04	Persons Deemed Owners.
SECTION 5.05	Appointment of Paying Agent.

ARTICLE VI THE SERVICER AND THE DEPOSITOR

SECTION 6.01	Liability of the Servicer and the Depositor.
SECTION 6.02	Merger or Consolidation of, or Assumption of the Obligations of the Servicer or the Depositor.
SECTION 6.03	Limitation on Liability of the Servicer and Others.
SECTION 6.04	Limitation on Resignation of the Servicer; Assignment of Servicing.
SECTION 6.05	Successor Servicer.
SECTION 6.06	Delegation of Duties.
SECTION 6.07	[Reserved].
SECTION 6.08	Inspection.
SECTION 6.09	Duties of the Credit Risk Manager.
SECTION 6.10	Limitation Upon Liability of the Credit Risk Manager.
SECTION 6.11	Removal of the Credit Risk Manager.

ARTICLE VII DEFAULT

SECTION 7.01	Servicer Events of Termination.
SECTION 7.02	Trustee to Act; Appointment of Successor Servicer.
SECTION 7.03	[Reserved].
SECTION 7.04	Waiver of Defaults.
SECTION 7.05	Notification to Certificateholders.
SECTION 7.06	Survivability of Servicer Liabilities.

ARTICLE VIII THE TRUSTEE

SECTION 8.01	Duties of Trustee.
SECTION 8.02	Certain Matters Affecting the Trustee.
SECTION 8.03	Trustee Not Liable for Certificates or Mortgage Loans.
SECTION 8.04	Trustee May Own Certificates.
SECTION 8.05	Trustee Compensation and Expenses.
SECTION 8.06	Eligibility Requirements for Trustee.
SECTION 8.07	Resignation or Removal of Trustee.
SECTION 8.08	Successor Trustee.
SECTION 8.09	Merger or Consolidation of Trustee.
SECTION 8.10	Appointment of Co-Trustee or Separate Trustee.
SECTION 8.11	Limitation of Liability.
SECTION 8.12	Trustee May Enforce Claims Without Possession of Certificates.
SECTION 8.13	Suits for Enforcement.
SECTION 8.14	Waiver of Bond Requirement.
SECTION 8.15	Waiver of Inventory, Accounting and Appraisal Requirement.

ARTICLE IX REMIC ADMINISTRATION

SECTION 9.01	REMIC Administration.
SECTION 9.02	Prohibited Transactions and Activities.
SECTION 9.03	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

ARTICLE X TERMINATION

SECTION 10.01	Termination.
SECTION 10.02	Additional Termination Requirements.

ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01	Amendment.
SECTION 11.02	Recordation of Agreement; Counterparts.
SECTION 11.03	Limitation on Rights of Certificateholders.
SECTION 11.04	Governing Law; Jurisdiction.
SECTION 11.05	Notices.
SECTION 11.06	Severability of Provisions.
SECTION 11.07	Article and Section References.
SECTION 11.08	Notice to the Rating Agencies.
SECTION 11.09	Further Assurances.
SECTION 11.10	Benefits of Agreement.
SECTION 11.11	Acts of Certificateholders.
SECTION 11.12	Intention of the Parties and Interpretation.

Exhibits:
Exhibit A-1	Form of Class A-1 Certificates
Exhibit A-2	Form of Class A-2 Certificates
Exhibit A-3	Form of Class A-3 Certificates
Exhibit A-4	Form of Class A-4 Certificates
Exhibit A-5	Form of Class M-1 Certificates
Exhibit A-6	Form of Class M-2 Certificates
Exhibit A-7	Form of Class M-3 Certificates
Exhibit A-8	Form of Class M-4 Certificates
Exhibit A-9	Form of Class M-5 Certificates
Exhibit A-10	Form of Class M-6 Certificates
Exhibit A-11	Form of Class M-7 Certificates
Exhibit A-12	Form of Class M-8 Certificates
Exhibit A-13	Form of Class M-9 Certificates
Exhibit A-14	Form of Class M-10 Certificates
Exhibit A-15	Form of Class C Certificates
Exhibit A-16	Form of Class P Certificates
Exhibit A-17	Form of Class R Certificates
Exhibit A-18	Form of Class R-X Certificates
Exhibit A-19	Form of Class FL Certificates
Exhibit B	[Reserved]
Exhibit C	Form of Assignment Agreement
Exhibit D	Mortgage Loan Schedule
Exhibit E	Request for Release
Exhibit F-1	Form of Trustee’s Initial Certification
Exhibit F-2	Form of Trustee’s Final Certification
Exhibit F-3	Form of Receipt of Mortgage Note
Exhibit G	Form of Cap Allocation Agreement
Exhibit H	Form of Lost Note Affidavit
Exhibit I	Form of Limited Power of Attorney
Exhibit J	Form of Investment Letter
Exhibit K	Form of Transfer Affidavit for Residual Certificates
Exhibit L	Form of Transferor Certificate
Exhibit M	Form of ERISA Representation Letter
Exhibit N-1	Form of Certification to be Provided by the Depositor with Form 10-K
Exhibit N-2	Form of Certification to be Provided to the Depositor by the Trustee
Exhibit N-3	Form of Certification to be Provided to the Depositor by the Servicer
Exhibit O	Form of Interest Rate Cap Agreement
Exhibit P	Form of Basis Risk Cap Agreement
Exhibit Q	Form of Interest Rate Swap Agreement
Exhibit R	[Reserved]
Exhibit S	Servicing Criteria
Exhibit T	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Schedule I	Prepayment Charge Schedule
Schedule II	Schedule of PMI Mortgage Loans

This Pooling and Servicing Agreement is dated as of February 1, 2007 (the “Agreement”), among FINANCIAL ASSET SECURITIES CORP., as depositor (the “Depositor”), NATIONSTAR MORTGAGE, LLC, as servicer (the “Servicer”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of nineteen classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3 Certificates, (iv) the Class A-4 Certificates, (v) the Class M-1 Certificates, (vi) the Class M-2 Certificates, (vii) the Class M-3 Certificates, (viii) the Class M-4 Certificates, (ix) the Class M-5 Certificates, (x) the Class M-6 Certificates, (xi) the Class M-7 Certificates, (xii) the Class M-8 Certificates, (xiii) the Class M-9 Certificates, (xiv) the Class M-10 Certificates, (xv) the Class C Certificates, (xvi) the Class P Certificates, (xvii) the Class R Certificates, (xviii) the Class R-X Certificates and (ix) the Class FL Certificates.

REMIC 1

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Net WAC Rate Carryover Reserve Account, the Basis Risk Cap Agreement, the Interest Rate Cap Agreement, the Cap Account, the Cap Allocation Agreement, any Servicer Prepayment Charge Payment Amounts, the Swap Account, the Supplemental Interest Trust and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 1.” The Class R-1 Interest shall represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests shall be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
I	Variable (2)	$140,871,814.12	January 2037
I-1-A	Variable (2)	$9,536,276.25	January 2037
I-1-B	Variable (2)	$9,536,276.25	January 2037
I-2-A	Variable (2)	$9,192,586.25	January 2037
I-2-B	Variable (2)	$9,192,586.25	January 2037
I-3-A	Variable (2)	$8,861,457.50	January 2037
I-3-B	Variable (2)	$8,861,457.50	January 2037
I-4-A	Variable (2)	$8,542,428.75	January 2037
I-4-B	Variable (2)	$8,542,428.75	January 2037
I-5-A	Variable (2)	$8,235,048.75	January 2037
I-5-B	Variable (2)	$8,235,048.75	January 2037
I-6-A	Variable (2)	$7,938,890.00	January 2037
I-6-B	Variable (2)	$7,938,890.00	January 2037
I-7-A	Variable (2)	$7,653,536.25	January 2037
I-7-B	Variable (2)	$7,653,536.25	January 2037
I-8-A	Variable (2)	$7,378,588.75	January 2037
I-8-B	Variable (2)	$7,378,588.75	January 2037
I-9-A	Variable (2)	$7,113,663.75	January 2037
I-9-B	Variable (2)	$7,113,663.75	January 2037
I-10-A	Variable (2)	$7,529,783.75	January 2037
I-10-B	Variable (2)	$7,529,783.75	January 2037
I-11-A	Variable (2)	$113,533,290.00	January 2037
I-11-B	Variable (2)	$113,533,290.00	January 2037
I-12-A	Variable (2)	$4,806,010.00	January 2037
I-12-B	Variable (2)	$4,806,010.00	January 2037
I-13-A	Variable (2)	$3,852,631.25	January 2037
I-13-B	Variable (2)	$3,852,631.25	January 2037
I-14-A	Variable (2)	$2,244,876.25	January 2037
I-14-B	Variable (2)	$2,244,876.25	January 2037
I-15-A	Variable (2)	$1,885,688.75	January 2037
I-15-B	Variable (2)	$1,885,688.75	January 2037
I-16-A	Variable (2)	$1,810,502.50	January 2037
I-16-B	Variable (2)	$1,810,502.50	January 2037
I-17-A	Variable (2)	$1,748,531.25	January 2037
I-17-B	Variable (2)	$1,748,531.25	January 2037
I-18-A	Variable (2)	$1,695,448.75	January 2037
I-18-B	Variable (2)	$1,695,448.75	January 2037
I-19-A	Variable (2)	$1,644,033.75	January 2037
I-19-B	Variable (2)	$1,644,033.75	January 2037
I-20-A	Variable (2)	$1,594,228.75	January 2037
I-20-B	Variable (2)	$1,594,228.75	January 2037
I-21-A	Variable (2)	$1,545,981.25	January 2037
I-21-B	Variable (2)	$1,545,981.25	January 2037
I-22-A	Variable (2)	$1,499,241.25	January 2037
I-22-B	Variable (2)	$1,499,241.25	January 2037
I-23-A	Variable (2)	$4,064,248.75	January 2037
I-23-B	Variable (2)	$4,064,248.75	January 2037
I-24-A	Variable (2)	$1,439,726.25	January 2037
I-24-B	Variable (2)	$1,439,726.25	January 2037
I-25-A	Variable (2)	$1,305,993.75	January 2037
I-25-B	Variable (2)	$1,305,993.75	January 2037
I-26-A	Variable (2)	$1,204,323.75	January 2037
I-26-B	Variable (2)	$1,204,323.75	January 2037
I-27-A	Variable (2)	$1,170,178.75	January 2037
I-27-B	Variable (2)	$1,170,178.75	January 2037
I-28-A	Variable (2)	$1,136,998.75	January 2037
I-28-B	Variable (2)	$1,136,998.75	January 2037
I-29-A	Variable (2)	$1,104,755.00	January 2037
I-29-B	Variable (2)	$1,104,755.00	January 2037
I-30-A	Variable (2)	$1,073,418.75	January 2037
I-30-B	Variable (2)	$1,073,418.75	January 2037
I-31-A	Variable (2)	$1,042,970.00	January 2037
I-31-B	Variable (2)	$1,042,970.00	January 2037
I-32-A	Variable (2)	$1,013,377.50	January 2037
I-32-B	Variable (2)	$1,013,377.50	January 2037
I-33-A	Variable (2)	$984,622.50	January 2037
I-33-B	Variable (2)	$984,622.50	January 2037
I-34-A	Variable (2)	$956,678.75	January 2037
I-34-B	Variable (2)	$956,678.75	January 2037
I-35-A	Variable (2)	$929,523.75	January 2037
I-35-B	Variable (2)	$929,523.75	January 2037
I-36-A	Variable (2)	$903,135.00	January 2037
I-36-B	Variable (2)	$903,135.00	January 2037
I-37-A	Variable (2)	$877,492.50	January 2037
I-37-B	Variable (2)	$877,492.50	January 2037
I-38-A	Variable (2)	$852,572.50	January 2037
I-38-B	Variable (2)	$852,572.50	January 2037
I-39-A	Variable (2)	$828,358.75	January 2037
I-39-B	Variable (2)	$828,358.75	January 2037
I-40-A	Variable (2)	$804,826.25	January 2037
I-40-B	Variable (2)	$804,826.25	January 2037
I-41-A	Variable (2)	$781,961.25	January 2037
I-41-B	Variable (2)	$781,961.25	January 2037
I-42-A	Variable (2)	$759,740.00	January 2037
I-42-B	Variable (2)	$759,740.00	January 2037
I-43-A	Variable (2)	$738,148.75	January 2037
I-43-B	Variable (2)	$738,148.75	January 2037
I-44-A	Variable (2)	$717,166.25	January 2037
I-44-B	Variable (2)	$717,166.25	January 2037
I-45-A	Variable (2)	$696,776.25	January 2037
I-45-B	Variable (2)	$696,776.25	January 2037
I-46-A	Variable (2)	$676,965.00	January 2037
I-46-B	Variable (2)	$676,965.00	January 2037
I-47-A	Variable (2)	$657,787.50	January 2037
I-47-B	Variable (2)	$657,787.50	January 2037
I-48-A	Variable (2)	$638,938.75	January 2037
I-48-B	Variable (2)	$638,938.75	January 2037
I-49-A	Variable (2)	$620,763.75	January 2037
I-49-B	Variable (2)	$620,763.75	January 2037
I-50-A	Variable (2)	$603,101.25	January 2037
I-50-B	Variable (2)	$603,101.25	January 2037
I-51-A	Variable (2)	$20,407,328.75	January 2037
I-51-B	Variable (2)	$20,407,328.75	January 2037
P	Variable (2)	$100.00	January 2037

________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 2.” The Class R-2 Interest shall evidence the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 2 Regular Interests (as defined herein). None of the REMIC 2 Regular Interests shall be certificated.

Designation	Uncertificated REMIC 2 Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
LTAA	Variable(2)	$664,970,198.74	January 2037
LTA1	Variable(2)	$3,094,240.00	January 2037
LTA2	Variable(2)	$676,080.00	January 2037
LTA3	Variable(2)	$1,058,800.00	January 2037
LTA4	Variable(2)	$439,750.00	January 2037
LTM1	Variable(2)	$295,170.00	January 2037
LTM2	Variable(2)	$251,060.00	January 2037
LTM3	Variable(2)	$128,920.00	January 2037
LTM4	Variable(2)	$105,180.00	January 2037
LTM5	Variable(2)	$115,350.00	January 2037
LTM6	Variable(2)	$74,640.00	January 2037
LTM7	Variable(2)	$88,210.00	January 2037
LTM8	Variable(2)	$61,070.00	January 2037
LTM9	Variable(2)	$81,420.00	January 2037
LTM10	Variable(2)	$111,960.00	January 2037
LTZZ	Variable(2)	$6,988,970.38	January 2037
LTP	Variable(2)	$100.00	January 2037
LTIO	Variable(2)	(3)	January 2037
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.
(3) REMIC 2 Regular Interest LTIO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.

REMIC 3

As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 3.” The Class R-3 Interest shall evidence the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Pass-Through Rate and the Original Class Certificate Principal Balance for each Class of Certificates comprising the interests representing “regular interests” in REMIC 3, and the Class FL Certificates which are not “regular interests” in REMIC 3. For purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 3 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class A-1	$309,424,000.00	Variable(2)	January 2037
Class A-2	$67,608,000.00	Variable(2)	January 2037
Class A-3	$105,880,000.00	Variable(2)	January 2037
Class A-4	$43,975,000.00	Variable(2)	January 2037
Class M-1	$29,517,000.00	Variable(2)	January 2037
Class M-2	$25,106,000.00	Variable(2)	January 2037
Class M-3	$12,892,000.00	Variable(2)	January 2037
Class M-4	$10,518,000.00	Variable(2)	January 2037
Class M-5	$11,535,000.00	Variable(2)	January 2037
Class M-6	$7,464,000.00	Variable(2)	January 2037
Class M-7	$8,821,000.00	Variable(2)	January 2037
Class M-8	$6,107,000.00	Variable(2)	January 2037
Class M-9	$8,142,000.00	Variable(2)	January 2037
Class M-10	$11,196,000.00	Variable(2)	January 2037
Class FL	$0.00	0.00%	January 2037
Class C Interest	$20,356,019.12	Variable(3)	January 2037
Class P Interest	$100.00	N/A(4)	January 2037
Class IO Interest	(5)	(6)	January 2037
________________
(1)    For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2)    Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)   The Class C Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate UncertificatedPrincipal Balance of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP). The Class C Interest will not accrue interest on its Certificate Principal Balance.
(4)    The Class P Interest will not accrue interest.
(5)    For federal income tax purposes, the Class IO Interest will not have a Certificate Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC 2 Regular Interest LTIO.
(6)    For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 2 Regular Interest LTIO.

REMIC 4

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 4.” The Class R-4 Interest represents the sole class of “residual interests” in REMIC 4 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the designation, Pass-Through Rate , the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a “regular interest” in REMIC 4 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class C Certificates	$20,356,019.12	Variable(2)	January 2037

_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

REMIC 5

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 5.” The Class R-5 Interest represents the sole class of “residual interests” in REMIC 5 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the designation, Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a “regular interest” in REMIC 5 created hereunder:

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
Class P	$100.00	Variable(2)	January 2037
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

REMIC 6

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 6.” The Class R-6 Interest represents the sole class of “residual interests” in REMIC 6 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated REMIC 6 Regular Interest, which will be uncertificated.

Designation	Original Class Certificate Principal Balance	Pass-Through Rate	Latest Possible Maturity Date(1)
SWAP IO	N/A	Variable(2)	January 2037
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations.
(2) REMIC 6 Regular Interest SWAP IO shall receive 100% of amounts received in respect of the Class IO Interest.

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Floating Rate Certificates shall be made on the basis of the actual number of days elapsed and a 360-day year and all calculations in respect of interest on the Class C Certificates and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

“Account”: Any of the Collection Account, Distribution Account, Cap Account or Swap Account.

“Accrual Period”: With respect to the Floating Rate Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

“Adjustable-Rate Mortgage Loan”: A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Adjusted Net Maximum Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate, (iii) the Credit Risk Manager Fee Rate and (iv) the PMI Insurer Fee Rate, if applicable.

“Adjusted Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate, (iii) the Credit Risk Manager Fee Rate and (iv) the PMI Insurer Fee Rate, if applicable.

“Adjustment Date”: With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to Section 4.04.

“Advance Facility”: As defined in Section 3.28 hereof.

“Advancing Person”: As defined in Section 3.28 hereof.

“Adverse REMIC Event”: As defined in Section 9.01(f) hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining undistributed from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

“Assessment of Compliance”: As defined in Section 3.21.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

“Assignment Agreement”: The Assignment and Recognition Agreement, dated the Closing Date, among the Seller, the Originator and the Depositor, pursuant to which certain of the Seller’s rights under the Master Agreement were assigned to the Depositor, substantially in the form attached hereto as Exhibit C.

“Assumed Final Maturity Date”: As to each Class of Certificates, the date set forth as such in the Prospectus Supplement.

“Attestation Report”: As defined in Section 3.21.

“Available Funds”: With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on the Mortgage Loans on or prior to the related Determination Date, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Subsequent Recoveries, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date in respect of the Mortgage Loans, (f) the aggregate of any related advances made by the Trustee in respect of the Mortgage Loans for such Distribution Date pursuant to Section 7.02, (g) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount and (h) all income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period, over (ii) the sum of (a) amounts reimbursable or payable to the Servicer pursuant to Section 3.11(a), amounts reimburseable or payable to the Credit Risk Manager and the PMI Provider or amounts reimbursable to the Trustee pursuant to Section 3.11(b), the Swap Provider (including any Net Swap Payment and Swap Termination Payment owed to the Swap Provider, but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event), (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (a) through (h) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (d) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 6.03 or Section 8.05, (e) the amount of any income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period and (f) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized Stated Principal Balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

“Balloon Payment”: A payment of the unamortized Stated Principal Balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

“Basis Risk Cap Agreement”: The basis risk cap agreement, dated the Closing Date, between the Basis Risk Cap Provider and Trustee, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit P.

“Basis Risk Cap Amount”: The Basis Risk Cap Amount for any Class of the Floating Rate Certificates is equal to (i) the aggregate amount received by the Trust from the Basis Risk Cap Agreement multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such Class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Floating Rate Certificates immediately prior to the applicable Distribution Date.

“Basis Risk Cap Credit Support Annex”: The credit support annex, dated the Closing Date, between the Trustee and the Basis Risk Cap Provider, which is annexed to and forms part of the Basis Risk Cap Agreement.

“Basis Risk Cap Provider”: The cap provider under the Basis Risk Cap Agreement. Initially, the Basis Risk Cap Provider shall be The Royal Bank of Scotland plc.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Floating Rate Certificates shall be Book-Entry Certificates.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Texas, the State of California or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Cap Account”: The account or accounts created and maintained pursuant to Section 4.12. The Cap Account must be an Eligible Account.

“Cap Allocation Agreement”: The Cap Allocation Agreement, dated as of the Closing Date between the Trustee and the Cap Trustee, a form of which is attached hereto as Exhibit G.

“Cap Trustee”: Deutsche Bank National Trust Company, a national banking association, not in its individual capacity but solely in its capacity as Cap Trustee, and any successor thereto.

“Certificate”: Any Regular Certificate or Residual Certificate.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Margin”: With respect to each Class of Floating Rate Certificates and for purposes of the Marker Rate and the Maximum Uncertificated Accrued Interest Deferral Amount, the specified REMIC 2 Regular Interest, as follows:

	REMIC 2 Regular	Certificate Margin
Class	Interest	(1) (%)	(2) (%)
A-1	LTA1	0.120%	0.240%
A-2	LTA2	0.150%	0.300%
A-3	LTA3	0.200%	0.400%
A-4	LTA4	0.300%	0.600%
M-1	LTM1	0.350%	0.525%
M-2	LTM2	0.450%	0.675%
M-3	LTM3	0.600%	0.900%
M-4	LTM4	0.900%	1.350%
M-5	LTM5	1.000%	1.500%
M-6	LTM6	1.300%	1.950%
M-7	LTM7	2.000%	3.000%
M-8	LTM8	2.000%	3.000%
M-9	LTM9	2.000%	3.000%
M-10	LTM10	2.000%	3.000%

__________
(1) For the Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2) For each other Accrual Period.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 4.01, reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates then outstanding.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

“Certification”: As defined in Section 4.05(b)(iii).

“Class”: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificate”: Any one of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates or the Class A-4 Certificates.

“Class A-1 Certificate”: Any one of the Class A-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-2 Certificate”: Any one of the Class A-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-3 Certificate”: Any one of the Class A-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-4 Certificate”: Any one of the Class A-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class C Certificates”: Any one of the Class C Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-15, representing (i) a Regular Interest in REMIC 4, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

“Class C Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class FL Certificate”: Any one of the Class FL Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-19, representing the right to distributions as set forth herein.

“Class IO Distribution Amount”: As defined in Section 4.10 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Trustee on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 4.10 hereof.

“Class IO Interest”: An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC 3.

“Class M-1 Certificate”: Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-1 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 64.00% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-2 Certificate”: Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-2 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 71.40% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-3 Certificate”: Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-3 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.20% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-4 Certificate”: Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-4 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-5 Certificate”: Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-5 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-6 Certificate”: Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-6 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-7 Certificate”: Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-7 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-8 Certificate”: Any one of the Class M-8 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-8 Principal Distribution Amount”: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-9 Certificate”: Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-9 Principal Distribution Amount”: The excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 90.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-10 Certificate”: Any one of the Class M-10 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-10 Principal Distribution Amount: The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.00% and (ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class P Certificate”: Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16, representing a Regular Interest in REMIC 5.

“Class P Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class R Certificate”: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

“Class R-X Certificate”: The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18 and evidencing the ownership of the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

“Class R-1 Interest”: The uncertificated Residual Interest in REMIC 1.

“Class R-2 Interest”: The uncertificated Residual Interest in REMIC 2.

“Class R-3 Interest”: The uncertificated Residual Interest in REMIC 3.

“Class R-4 Interest”: The uncertificated Residual Interest in REMIC 4.

“Class R-5 Interest”: The uncertificated Residual Interest in REMIC 5.

“Class R-6 Interest”: The uncertificated Residual Interest in REMIC 6.

“Close of Business”: As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”: March 8, 2007.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The segregated account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be titled “Nationstar Mortgage, LLC, as Servicer for Deutsche Bank National Trust Company as Trustee, in trust for the registered Holders of Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1,” which must be an Eligible Account.

“Commission”: The U.S. Securities and Exchange Commission.

“Compensating Interest”: With respect to the Servicer and any Principal Prepayment, the amount in respect of Prepayment Interest Shortfalls required to be paid by the Servicer pursuant to Section 3.25 from its own funds without right of reimbursement.

“Corporate Trust Office”: The principal corporate trust office of the Trustee, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Originator.

“Corresponding Certificate”: With respect to each REMIC 2 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

REMIC 2 Regular Interest	Regular Certificate
LTA1	Class A-1
LTA2	Class A-2
LTA3	Class A-3
LTA4	Class A-4
LTM1	Class M-1
LTM2	Class M-2
LTM3	Class M-3
LTM4	Class M-4
LTM5	Class M-5
LTM6	Class M-6
LTM7	Class M-7
LTM8	Class M-8
LTM9	Class M-9
LTM10	Class M-10
LTP	Class P

“Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

“Credit Risk Management Agreement”: The agreement between the Credit Risk Manager and the Servicer regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

“Credit Risk Manager”: Clayton Fixed Income Services Inc., a Colorado corporation, and its successors and assigns.

“Credit Risk Manager Fee”: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any of the powers and duties of the Credit Risk Manager under the Credit Risk Management Agreement and any other agreement pursuant to which the Credit Risk Manager is to perform any duties with respect to the Mortgage Loans, which amount shall equal one twelfth of the product of (i) the Credit Risk Manager Fee Rate (without regard to the words “per annum”) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

“Credit Risk Manager Fee Rate”: 0.0125% per annum.

“Cumulative Loss Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Custodian”: The Bank of New York Trust Company, N.A., as custodian of the Mortgage Files, or any successor thereto.

“Cut-off Date”: February 1, 2007.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid Stated Principal Balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.02(c) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquency Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or in bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, except in the case of liquidated Mortgage Loans, which shall be as of the last day of the related Prepayment Period.

“Delinquent”: With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

“Depositor”: Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code or (iv) an “electing large partnership” within the meaning of Section 775 of the Code. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term “United States”, “state” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be titled “Distribution Account, Deutsche Bank National Trust Company as Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1” and which must be an Eligible Account.

“Distribution Date”: The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in March 2007.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1+ by S&P, F-1 by Fitch and P-1 by Moody’s (or comparable ratings if S&P, Fitch and Moody’s are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC up to the insured amount, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estimated Swap Termination Payment”: As defined in the Interest Rate Swap Agreement.

“Excess Overcollateralized Amount”: With respect to the Floating Rate Certificates and any Distribution Date, the excess, if any, of the sum of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and (ii) any amounts received under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement for such purpose over (iii) the Overcollateralization Target Amount for such Distribution Date.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount distributable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator, the Seller or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fixed-Rate Mortgage Loan”: A first lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

“Float Period”: With respect to any Distribution Date and amounts in the Distribution Account, the period commencing on the Servicer Remittance Date and ending on the Business Day immediately preceding such Distribution Date.

“Floating Rate Certificates”: The Class A Certificates and the Mezzanine Certificates.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) Swap LIBOR, (ii) the related Notional Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement) to but excluding the current Floating Rate Payer Payment (or, for the first Floating Rate Payer Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Floating Rate Payer Payment Date), and the denominator of which is 360.

“Form 8-K Disclosure Information”: The meaning set forth in Section 4.05(b)(ii).

“Formula Rate”: For any Distribution Date and any Class of Floating Rate Certificates, the lesser of (a) the sum of (i) LIBOR plus (ii) the related Certificate Margin and (b) the Maximum Cap Rate.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Highest Priority”: As of any date of determination, the Class of Mezzanine Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order of decreasing priority: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

“Indenture”: An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof).

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor or the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Regular Certificate, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan including the PMI Policy,, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Determination Date”: With respect to the Floating Rate Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Rate Cap Agreement”: The interest rate cap agreement, dated the Closing Date between the Cap Trustee and the Interest Rate Cap Provider, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit O.

“Interest Rate Cap Credit Support Annex”: The credit support annex, dated the Closing Date, between the Cap Trustee and the Interest Rate Cap Provider, which is annexed to and forms part of the Interest Rate Cap Agreement.

“Interest Rate Cap Provider”: The cap provider under the Interest Rate Cap Agreement. Initially, the Interest Rate Cap Provider shall be The Royal Bank of Scotland plc.

“Interest Rate Swap Agreement”: The interest rate swap agreement, dated the Closing Date, between the Supplemental Interest Trust Trustee and the Swap Provider, including any schedule, confirmations, credit support annex or other credit support document relating thereto, and attached hereto as Exhibit Q.

“Interest Remittance Amount”: With respect to any Distribution Date, that portion of Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and all income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period.

“Late Collections”: With respect to any Mortgage Loan, all amounts received by the Servicer subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“LIBOR”: With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

(i)  If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

(ii)  If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.24 or Section 10.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.24 or Section 10.01.

“Loan-to-Value Ratio”: As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

“Losses”: As defined in Section 9.03.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit H hereto.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Marker Rate”: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for each REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTIO and REMIC 2 Regular Interest LTP), with the rate on each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) subject to a cap equal to the Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation; and with the rate on REMIC 2 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 30.

“Master Agreement”: The Seller's Master Mortgage Loan Purchase and Servicing Agreement, dated January 1, 2007, among Auburn Funding LLC, Nationstar Mortgage LLC and the Seller.

“Maximum Cap Rate”: For any Distribution Date with respect to the Floating Rate Certificates, a per annum rate equal to the product of (i) the sum of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) minus the Swap Expense Fee Rate and (y) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day), multiplied by 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

“Maximum Mortgage Rate”: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Maximum Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ minus the REMIC 2 Overcollateralization Amount, in each case for such Distribution Date, over (b) the sum of the Uncertificated Accrued Interest on REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTM10, with the rate on each such REMIC 2 Regular Interest subject to a cap equal to the Pass-Through Rate for the related Corresponding Certificate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of Mortgages electronically maintained by MERS.

“Mezzanine Certificate”: Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate or Class M-10 Certificate.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“MOM Loan”: With respect to any applicable Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”: With respect to any Class of Floating Rate Certificates and the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan, (ii) any modifications to a Mortgage Loan pursuant to Section 3.07 and (iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to clause (ii) of Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc., or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan, as applicable:

(1)	the Mortgage Loan identifying number;

(2)	[reserved];

(3)	the state and zip code of the Mortgaged Property;

(4)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(5)	the type of Residential Dwelling constituting the Mortgaged Property;

(6)	the original months to maturity;

(7)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(8)	the Loan-to-Value Ratio at origination;

(9)	the Mortgage Rate in effect immediately following the Cut-off Date;

(10)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(11)	the stated maturity date;

(12)	the amount of the Monthly Payment at origination;

(13)	the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

(14)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(15)	the original principal amount of the Mortgage Loan;

(16)	the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

(17)	a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(18)	the Mortgage Rate at origination;

(19)	a code indicating the documentation program (i.e., full documentation, limited income verification, no income verification, alternative income verification);

(20)	the risk grade;

(21)	the Value of the Mortgaged Property;

(22)	the sale price of the Mortgaged Property, if applicable;

(23)	the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

(24)	the type and term of the related Prepayment Charge;

(25)	with respect to any Adjustable-Rate Mortgage Loan, the rounding code, the Minimum Mortgage Rate, the Maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap;

(26)	the program code;

(27)	the lien priority; and

(28)	the MIN, if applicable.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average remaining term to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. On the Closing Date, the Depositor will deliver to the Servicer, as of the Cut-off Date, an electronic copy of the Mortgage Loan Schedule.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Fixed-Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable-Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees or ancillary income received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Monthly Excess Cashflow”: With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Floating Rate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Prepayment Interest Shortfall”: With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net Swap Payment”: In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Rate”: With respect to the Floating Rate Certificates and any Distribution Date, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) minus the Swap Expense Fee Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as a per annum rate equal to the weighted average of the Uncertificated REMIC 2 Pass-Through Rates on each REMIC 2 Regular Interest (other than REMIC 2 Regular Interests LTIO), weighted on the basis of the Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

“Net WAC Rate Carryover Amount”: With respect to any Class of Floating Rate Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates on such Distribution Date calculated at the related Formula Rate over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for the most recently ended Accrual Period.

“Net WAC Rate Carryover Reserve Account”: The account established and maintained pursuant to Section 4.02.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”: Immediately prior to any Distribution Date with respect to the Class C Interest, the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than the REMIC 2 Regular Interest LTP).

“Offered Certificates”: The Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) offered to the public pursuant to the Prospectus Supplement.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Originator, the Seller or the Depositor, as applicable.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor, the Seller or the Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date on which the Terminator may opt to terminate the Trust Fund pursuant to Section 10.01.

“Original Class Certificate Principal Balance”: With respect to the Floating Rate Certificates, the Class C Certificates, the Class C Interest, the Class IO Interest, REMIC 6 Regular Interest SWAP IO, the Class P Certificates and the Class P Interest, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

“Originator”: Nationstar Mortgage, LLC, a limited liability company, or its successor in interest.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal distribution on such Distribution Date).

“Overcollateralization Floor”: $3,392,707.

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

“Overcollateralization Target Amount”: With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 3.00% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (A) 6.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Overcollateralization Floor and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Floating Rate Certificates to zero, the Overcollateralization Target Amount shall be zero.

“Overcollateralized Amount”: For any Distribution Date, the amount equal to (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to the Floating Rate Certificates and any Distribution Date, the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC 2 Regular Interest LTP and (ii) interest on the Uncertificated Balance of each REMIC 2 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 2 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interests LTAA, LTA1, LTA2, LTA3, LTA4, LTM1, LTM2, LTM3, LTM4, LTM5, LTM6, LTM7, LTM8, LTM9, LTM10 and LTMZZ.

With respect to the Class C Certificates, 100% of the interest distributable to the Class C Interest, expressed as a per annum rate.

The Class IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC 2 Regular Interest LTIO.

The REMIC 6 Regular Interest SWAP-IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

The Class P Certificates, Class R Certificates and Class R-X Certificates will not accrue interest and therefore will not have a Pass-Through Rate.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

“Periodic Rate Cap”: With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody’s and the highest available rating category of Fitch and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short- term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)  repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated F-1+ or higher by Fitch, P-1 by Moody’s and rated A-1+ or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)  securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

(vi)  units of money market funds, including those money market funds managed or advised by the Trustee or its Affiliates, that have been rated “AAA” by Fitch (if rated by Fitch), “Aaa” by Moody’s and “AAAm” or “AAAm-G” by S&P; and

(vii)  if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“PMI Insurer”: Mortgage Guaranty Insurance Corporation, a Wisconsin stock insurance corporation, or its successor in interest.

“PMI Insurer Fee”: The amount payable to the PMI Insurer on each Distribution Date pursuant to Section 4.01, which amount shall equal one-twelfth of the product of (i) the PMI Insurer Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the PMI Mortgage Loans and any related REO Properties as of the first day of the related Due Period (after giving effect to scheduled payments of principal due during the Due Period relating to the previous Distribution Date, to the extent received or advanced) plus any applicable premium taxes on related PMI Mortgage Loans located in West Virginia and Kentucky.

“PMI Insurer Fee Rate”: 1.890% per annum with respect to any PMI Mortgage Loans.

“PMI Mortgage Loans”: The list of Mortgage Loans insured by the PMI Insurer attached hereto as Schedule II.

“PMI Policy”: The primary mortgage insurance policy with respect to the related PMI Mortgage Loans, including all endorsements thereto dated the Closing Date, issued by the PMI Insurer and the Terms Letter, dated March 8, 2007, among Mortgage Guaranty Insurance Corporation, the Servicer and the Trustee.

“Pool Balance”: As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans as of such date.

“Prepayment Assumption”: As defined in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial Principal Prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)  the Mortgage Loan identifying number;

(ii)  a code indicating the type of Prepayment Charge;

(iii)  the state of origination of the related Mortgage Loan;

(iv)  the date on which the first monthly payment was due on the related Mortgage Loan;

(v)  the term of the related Prepayment Charge; and

(vi)  the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to one-month’s interest at the applicable Net Mortgage Rate less any payments made by the Mortgagor on the amount of such Principal Prepayment for the number of days commencing on the date such Principal Prepayment is received and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

“Prepayment Period”: With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Principal Balance”: As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, that portion of Available Funds equal to the sum of (i) each scheduled payment of principal collected or advanced by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period with respect to the Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal.

“Prospectus Supplement”: That certain Prospectus Supplement dated March 2, 2007 relating to the public offering of the Offered Certificates.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased by the Seller or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 10.01, and as confirmed by an Officers’ Certificate from the party purchasing the Mortgage Loan to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.24 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any costs and damages incurred by the Trust Fund in connection with any violation with respect to such loan of any predatory or abusive lending law. With respect to the Originator and any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by a certificate of an Officers’ Certificate of the Originator to the Trustee, an amount equal to the amount set forth pursuant to the terms of the Master Agreement.

“Qualified Insurer”: Any insurance company acceptable to Fannie Mae.

“Qualified Substitute Mortgage Loan”: With respect to the Seller, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) be a first lien mortgage loan if the Deleted Mortgage Loan is a first lien mortgage loan and (xiii) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement or assigned to the Depositor pursuant to the Assignment Agreement applicable to the Deleted Mortgage Loan and (xiv) be covered by the PMI Policy if the Deleted Mortgage Loan was covered by the PMI Policy. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balance, the Mortgage Rates described in clause (ii) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. With respect to the Originator, a mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of the Master Agreement which must, on the date of such substitution conform to the terms set forth in the Master Agreement.

“Rating Agency or Rating Agencies”: Moody’s and S&P, or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan. If the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

“Record Date”: With respect to (i) the Floating Rate Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for any of the Floating Rate Certificates are available pursuant to Section 5.02, the Record Date for such Certificates that are Definitive Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) the Class P Certificates, the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

“Reference Banks”: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Originator, the Servicer or any Affiliate thereof and (iii) which have been designated as such by the Trustee, after consultation with the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee after consultation with the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: Any of the Floating Rate Certificates, Class C Certificates or Class P Certificates.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relief Act”: The Servicemembers Civil Relief Act, or any state law providing for similar relief.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies (including the PMI Policy), required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Assignment Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Net WAC Rate Carryover Reserve Account, the Basis Risk Cap Agreement, the Interest Rate Cap Agreement, the Cap Account, the Cap Allocation Agreement, any Servicer Prepayment Charge Payment Amounts, the Swap Account, the Supplemental Interest Trust or the Interest Rate Swap Agreement.

“REMIC 1 Regular Interests”: Any of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a “regular interest” in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2”: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as Holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 2 Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

“REMIC 2 Overcollateralization Target Amount”: 1.00% of the Overcollateralization Target Amount.

“REMIC 2 Overcollateralization Amount”: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP) minus (ii) the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTM10, in each case as of such date of determination.

“REMIC 2 Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTM10 and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTZZ.

“REMIC 2 Regular Interests”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 2 Regular Interests: REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTZZ, REMIC 2 Regular Interest LTP and REMIC 2 Regular Interest LTIO.

“REMIC 3”: The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates or the Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 4”: The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 5”: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 6”: The segregated pool of assets consisting of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC 6 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-6 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interests”: The REMIC 1 Regular Interests, the REMIC 2 Regular Interests, the Class C Interest, the Class P Interest and the Class IO Interest.

“Remittance Report”: A report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.04.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.24.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.24 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.24 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.24.

“Reportable Event”: The meaning set forth in Section 4.05(b)(ii).

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“Residual Certificate”: The Class R Certificates and the Class R-X Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee, any director, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Seller”: Greenwich Capital Financial Products, Inc., a Delaware corporation, in its capacity as Seller under the Assignment Agreement.

“Senior Principal Distribution Amount”: The excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 55.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

“Servicer”: Nationstar Mortgage, LLC or any successor servicer appointed as herein provided, in its capacity as a servicer hereunder.

“Servicer Certification”: As defined in Section 4.05(b)(iii).

“Servicer Event of Termination”: One or more of the events described in Section 7.01.

“Servicer Prepayment Charge Payment Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 2.05 or Section 3.01.

“Servicer Remittance Date”: With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the immediately succeeding Business Day.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) obtaining broker price opinions, (v) locating missing Mortgage Loan documents and (vi) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and 3.24. Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any foreclosure in respect of any Mortgage Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan, the amount of the annual fee paid to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate (without regard to the words “per annum”) and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is received. The obligation for payment of the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 3.11.

“Servicing Fee Rate”: 0.50% per annum.

“Servicing Officer”: Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Standard”: As defined in Section 3.01.

“Servicing Transfer Costs”: Shall mean all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively and any fees associated with MERS.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the Distribution Date following the Distribtuion Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 44.70%.

“Sub-Servicer”: Any Person with which the Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

“Sub-Servicing Account”: A segregated account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Servicer.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Subordinate Certificates”: The Mezzanine Certificates and the Class C Certificates.

“Subsequent Recoveries”: As of any Distribution Date, amounts received by the Servicer (net of any related expenses permitted to be reimbursed) pursuant to Section 3.11) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Supplemental Interest Trust”: As defined in Section 4.10(a).

“Supplemental Interest Trust Trustee”: Deutsche Bank National Trust Company, a national banking association, not in its individual capacity but solely in its capacity as Supplemental Interest Trust Trustee, and any successor thereto.

“Swap Account”: The account or accounts created and maintained pursuant to Section 4.10. The Swap Account must be an Eligible Account.

“Swap Credit Support Annex”: The credit support annex, dated the Closing Date, between the Supplemental Interest Trust Trustee and the Interest Rate Swap Provider, which is annexed to and forms part of the Interest Rate Swap Agreement.

“Swap Expense Fee Rate”: With respect to any Distribution Date, an amount, expressed as a per annum rate, equal to the sum of (a) the product of (i) the Net Swap Payment made to the Swap Provider divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after taking into account any Principal Prepayments received during the related Prepayment Period) and (ii) 12 and (b) the product of (i) any Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after taking into account any Principal Prepayments received during the related Prepayment Period) and (ii) 12.

“Swap Interest Shortfall Amount”: Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Rate due to a discrepancy between the Uncertificated Notional Amount of REMIC 6 Regular Interest SWAP IO and the scheduled notional amount pursuant to the Interest Rate Swap Agreement.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

“Swap Provider”: The swap provider under the Interest Rate Swap Agreement. Initially, the Swap Provider shall be The Royal Bank of Scotland plc.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The payment due to either party under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

“Tax Matters Person”: The tax matters person appointed pursuant to Section 9.01(e) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Terminator”: As defined in Section 10.01(a) hereof.

“Trigger Event”: A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

(i) on any Distribution Date on which the Class A Certificates remain outstanding, the Delinquency Percentage exceeds 35.79% of the Credit Enhancement Percentage; or

(ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Realized Loss Percentage”), exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
March 2009 through February 2010	1.60% for the first month, plus an additional 1/12th of 1.95% for each month thereafter.
March 2010 through February 2011	3.55% for the first month, plus an additional 1/12th of 2.10% for each month thereafter.
March 2011 through February 2012	5.65% for the first month, plus an additional 1/12th of 1.65% for each month thereafter.
March 2012 through February 2013	7.30% for the first month, plus an additional 1/12th of 0.95% for each month thereafter.
March 2013 and thereafter	8.25%

“Trust”: Soundview Home Loan Trust 2007-NS1, the trust created hereunder.

“Trust Fund”: All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6, any Servicer Prepayment Charge Payment Amounts, the Net WAC Rate Carryover Reserve Account, the Swap Account, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Basis Risk Cap Agreement, the Interest Rate Cap Agreement, the Cap Allocation Agreement and the Cap Account.

“Trustee”: Deutsche Bank National Trust Company, a national banking association, or any successor trustee appointed as herein provided.

“Trustee Fee”: The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by the Trustee in the execution and administration of the trust created hereby and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount, with respect to the Mortgage Loans and REO Properties and for any calendar month, shall be equal to one-twelfth of the Trustee Fee Rate (without regard to the words “per annum” in the definition thereof) multiplied by the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

“Trustee Fee Rate”: 0.0037% per annum.

“Trustee Compensation”: Such compensation, if any, as set forth in the separate fee schedule between the Trustee and the Depositor, which compensation shall be payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Compensation shall be one Business Day of income earned on amounts on deposit in the Distribution Account plus the Trustee Fee.

“Uncertificated Accrued Interest”: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Uncertificated Notional Amount”: With respect to REMIC 2 Regular Interest LTIO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 1 Regular Interests
1st through 10th	I-1-A through I-51-A
11	I-2-A through I-51-A
12	I-3-A through I-51-A
13	I-4-A through I-51-A
14	I-5-A through I-51-A
15	I-6-A through I-51-A
16	I-7-A through I-51-A
17	I-8-A through I-51-A
18	I-9-A through I-51-A
19	I-10-A through I-51-A
20	I-11-A through I-51-A
21	I-12-A through I-51-A
22	I-13-A through I-51-A
23	I-14-A through I-51-A
24	I-15-A through I-51-A
25	I-16-A through I-51-A
26	I-17-A through I-51-A
27	I-18-A through I-51-A
28	I-19-A through I-51-A
29	I-20-A through I-51-A
30	I-21-A through I-51-A
31	I-22-A through I-51-A
32	I-23-A through I-51-A
33	I-24-A through I-51-A
34	I-25-A through I-51-A
35	I-26-A through I-51-A
36	I-27-A through I-51-A
37	I-28-A through I-51-A
38	I-29-A through I-51-A
39	I-30-A through I-51-A
40	I-31-A through I-51-A
41	I-32-A through I-51-A
42	I-33-A through I-51-A
43	I-34-A through I-51-A
44	I-35-A through I-51-A
45	I-36-A through I-51-A
46	I-37-A through I-51-A
47	I-38-A through I-51-A
48	I-39-A through I-51-A
49	I-40-A through I-51-A
50	I-41-A through I-51-A
51	I-42-A through I-51-A
52	I-43-A through I-51-A
53	I-44-A through I-51-A
54	I-45-A through I-51-A
55	I-46-A through I-51-A
56	I-47-A through I-51-A
57	I-48-A through I-51-A
58	I-49-A through I-51-A
59	I-50-A and I-51-A
60	I-51-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 2 Regular Interest LTIO.

“Uncertificated Principal Balance”: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 4.08. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balance of the Floating Rate Certificates and the Class P Certificates then outstanding. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

“Uncertificated REMIC Pass-Through Rate”: The Uncertificated REMIC 1 Pass-Through Rate or the Uncertificated REMIC 2 Pass-Through Rate, as applicable.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to REMIC 1 Regular Interest I and REMIC 1 Regular Interest P, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans. With respect to each REMIC 1 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans multiplied by 2, subject to a maximum rate of 10.700%. With respect to each REMIC 1 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans over (ii) 10.700% and (y) 0.00%.

“Uncertificated REMIC 2 Pass-Through Rate”: With respect to REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, a per annum rate (but not less than zero) equal to the weighted average of (v) with respect to REMIC 1 Regular Interest I and REMIC 1 Regular Interest P, the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests for each such Distribution Date, (w) with respect to REMIC 1 Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC 1 Regular Interests for each such Distribution Date and (x) with respect to REMIC 1 Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 1 Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1st through 9th	I-1-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
10	I-1-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
11	I-2-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A	Uncertificated REMIC 1 Pass-Through Rate
12	I-3-A through I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A and I-2-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
13	I-4-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-3-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
14	I-5-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-4-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
15	I-6-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-5-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
16	I-7-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-6-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
17	I-8-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-7-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
18	I-9-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-8-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
19	I-10-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-9-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
20	I-11-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-10-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
21	I-12-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-11-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
22	I-13-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-12-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
23	I-14-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-13-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
24	I-15-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-14-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
25	I-16-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-15-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
26	I-17-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-16-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
27	I-18-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-17-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
28	I-19-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-18-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
29	I-20-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-19-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
30	I-21-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-20-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
31	I-22-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-21-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
32	I-23-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-22-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
33	I-24-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-23-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
34	I-25-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-24-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
35	I-26-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-25-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
36	I-27-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-26-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
37	I-28-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-27-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
38	I-29-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-28-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
39	I-30-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-29-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
40	I-31-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-30-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
41	I-32-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-31-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
42	I-33-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-32-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
43	I-34-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-33-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
44	I-35-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-34-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
45	I-36-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-35-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
46	I-37-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-36-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
47	I-38-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-37-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
48	I-39-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-38-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
49	I-40-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-39-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
50	I-41-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-40-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
51	I-42-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-41-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
52	I-43-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
53	I-44-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-43-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
54	I-45-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-44-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
55	I-46-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
56	I-47-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-46-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
57	I-48-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-47-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
58	I-49-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-48-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
59	I-50-A and I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-49-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
60	I-1-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate
	I-51-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
thereafter	I-1-A through I-50-A	Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-51-A	Uncertificated REMIC 1 Pass-Through Rate

With respect to REMIC 2 Regular Interest LTIO, and (a) the first 9 Distribution Dates, the excess of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A” over (ii) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A”, and (b) the 10th Distribution Date through the 60th Distribution Date, the excess of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A” over (ii) 2 multiplied by Swap LIBOR, and (c) thereafter 0.00%.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury Regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”: With respect to any Class of Floating Rate Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Value”: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Floating Rate Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Floating Rate Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders’ respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders’ respective Percentage Interests in the Certificates of such Class. The Class FL Certificates shall have no Voting Rights.

SECTION 1.02 Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

SECTION 1.03 Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Floating Rate Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Floating Rate Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts shall be allocated among the Class C Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans shall be allocated first, to REMIC 1 Regular Interest I and to the REMIC 1 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest, and then, to REMIC 1 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTZZ pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01 Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Master Agreement (as assigned to the Depositor pursuant to the terms of the Assignment Agreement), (v) the right to receive any amounts payable under the Basis Risk Cap Agreement and the Interest Rate Swap Agreement, (vi) payments made to the Cap Trustee by the Interest Rate Cap Provider and the Cap Account, (vii) all other assets included or to be included in the Trust Fund and (viii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with, the Trustee (or the Custodian on behalf of the Trustee), the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a “Mortgage File”):

(i)  the original Mortgage Note including any riders thereto, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee, without recourse” or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

(ii)  upon return from the applicable public recording office, the original Mortgage (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan), with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

(iii)  unless the Mortgage Loan is registered on the MERS® System, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Deutsche Bank National Trust Company, as Trustee, without recourse”;

(iv)  an original of any intervening assignment of Mortgage showing a complete chain of assignments (or to MERS if the Mortgage Loan is registered on the MERS® System and noting the presence of MIN);

(v)  upon return from the applicable public recording office, the original or a certified copy of the lender’s title insurance policy;

(vi)  the original PMI Policy; and

(vii)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

The Depositor herewith also delivers to the Trustee an executed copy of the Assignment Agreement and the Master Agreement.

If any of the documents referred to in Section 2.01(iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee (or the Custodian on behalf of the Trustee) no later than the Closing Date, of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Servicer or the Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian on behalf of the Trustee) promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Trustee (or the Custodian on behalf of the Trustee) shall enforce the obligations of the Originator under the Master Agreement to cure such defect or deliver such missing document to the Trustee (or the Custodian on behalf of the Trustee) within 90 days. If the Originator does not cure such defect or deliver such missing document within such time period, the Trustee shall use commercially reasonable efforts to enforce the obligations of the Originator to either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03; provided, however, that the Trustee shall not be under any obligation to take any action pursuant to this paragraph unless directed by the Depositor and provided, further, the Depositor hereby agrees to assist the Trustee in enforcing any obligations of the Originator to repurchase or substitute for a Mortgage Loan which has breached a representation or warranty under the Assignment Agreement. In connection with the foregoing, it is understood that the Trustee shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, the Trustee (upon receipt of notice from the Custodian) shall enforce the obligations of the Originator under the Master Agreement to cause the Assignments which were delivered in blank to be completed and to record all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof. The Trustee shall enforce the obligations of the Originator under the Master Agreement to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of the Originator under the Master Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee and the Depositor receive notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, shall be submitted for recording in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) upon receipt of notice from the Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) upon receipt of notice from the Servicer, any Mortgage Loan that is 90 days or more Delinquent. In the event of (i) through (vi) set forth in the immediately preceding sentence, the Trustee shall enforce the obligations of the Originator to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of notice by the Originator. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee shall be reimbursed for such expenses by the Trust. In the event an Assignment is not recorded, neither the Trustee nor the Servicer will have any liability for its failure to act on notices that were not received and would have been had such Assignment been recorded, except, in the case of the Trustee, with respect to Mortgage Loans that are subject to provisions (i) through (vi) set forth in this paragraph, if the Trustee shall have failed to timely request the Originator to cause such Assignments to be recorded.

The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, the Servicer shall deliver to the Custodian, within such 365 day period, an Officers’ Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a “High-Cost Home Loan” as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws.

SECTION 2.02 Acceptance by Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt (or receipt by the Custodian on behalf of the Trustee) of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee (or the Custodian on behalf of the Trustee) agrees to execute and deliver to the Depositor and the Servicer on or prior to the Closing Date an acknowledgment of receipt of the related original Mortgage Note for each Mortgage Loan (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto (or in the case of the Custodian, Exhibit 1 to the Custodial Agreement).

The Trustee (or the Custodian on behalf of the Trustee) agrees, for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee (or the Custodian on behalf of the Trustee) further agrees, for the benefit of the Certificateholders, to certify to the Depositor and the Servicer in substantially the form attached hereto as Exhibit F-1 (or in the case of the Custodian, Exhibit 1 to the Custodial Agreement), within 45 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (3) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, legally enforceable, valid or binding or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Prior to the first anniversary date of this Agreement the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit F-2 (or, in the case of the Custodian, Exhibit 2 to the Custodial Agreement), with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or not to conform with respect to any characteristics which are within the scope of the Trustee’s (or the Custodian’s, as applicable) review as provided herein, at the conclusion of its review, the Trustee (or the Custodian on behalf of the Trustee) shall so notify the Seller, the Depositor, the Originator and the Servicer. In addition, upon the discovery by the Depositor or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Master Agreement or the Seller in the Assignment Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

Notwithstanding anything to the contrary in this Agreement, in no event shall the Trustee be liable to any party hereto or to any third party for the performance of any custody-related functions, including without limitation with respect to which the Custodian shall fail to take action on behalf of the Trustee or failure by the Custodian to perform any custody related functions in the event the Custodian shall fail to satisfy all the related requirements under this Agreement or the Custodial Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03 Repurchase or Substitution of Mortgage Loans by the Originator or the Seller.

(a)  Upon discovery or receipt of written notice from the Custodian of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator or the Seller, as applicable, of any representation, warranty or covenant under the Master Agreement or the Assignment Agreement, as applicable, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall request that the Originator deliver such missing document or that the Originator or the Seller cure such defect or breach within 90 days from the date the Originator or the Seller was notified of such missing document, defect or breach, and if the Originator or the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce (in the manner set forth in Section 2.01) the Originator’s obligation under the Master Agreement or the Assignment Agreement or the Seller’s obligation under the Assignment Agreement and notify the Originator or the Seller, as applicable, of its obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e)). The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account, and the Trustee, (or the Custodian on behalf of the Trustee), upon receipt of written certification from the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Originator or the Seller, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d); provided, however, the Seller may not substitute for any Mortgage Loan which breaches a representation or warranty regarding abusive or predatory lending laws. In furtherance of the foregoing, if the Originator or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS® System, the Originator or the Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Originator or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations. It is understood and agreed that the obligation of the Originator or the Seller, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator or the Seller, as applicable, respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders. In order to facilitate the discovery of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Master Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Depositor shall have the right to request from the Originator, on behalf of the Trust Fund, a copy of the Mortgage File (including any documents related thereto, such as payment histories, collection screens and payoff amounts), or if any portion or copy of such Mortgage File is being held by the Servicer or the Custodian, from the Servicer or the Custodian, as applicable and the Originator, Servicer or Custodian are hereby authorized to deliver such file to the Depositor.

Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

(b)  Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

(c)  Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Originator or the Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator or the Seller, as applicable, delivering to the Trustee, (or the Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee (or the Custodian on behalf of the Trustee), shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Depositor and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor and the Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Trustee, who shall forward such notice to the Certificateholders, that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution by the Originator or the Seller, as applicable, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Assignment Agreement, including all applicable representations and warranties thereof included in the Assignment Agreement as of the date of substitution.

For any month in which the Originator or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Mortgage Rate. On the date of such substitution, the Originator or the Seller, as applicable, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, (or the Custodian on behalf of the Trustee), upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the Originator or the Seller, as applicable, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator or the Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, pursuant to the terms of the Assignment Agreement, the Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(I) of the Code or on “contributions after the startup date” under Section 860G(d)(I) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(d)  Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto. In connection therewith, the Originator or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the Originator if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the Assignment Agreement or (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) or 2.03(d), if made by the Originator, or Section 2.03(b), if made by the Depositor. The Trustee shall reconvey to the Depositor or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(e)  Upon discovery or receipt of written notice of a breach by the Seller of any representation, warranty or covenant made by the Seller under the Assignment Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, and if either (i) such Mortgage Loan is not in breach of any representation, warranty or covenant of the Originator or (ii) the Originator has failed to remedy such representation, warranty or covenant with respect to such Mortgage Loan, then the Trustee shall enforce the obligation of the Seller to remedy such breach, to the extent provided in the Assignment Agreement, in the manner and within the time periods set forth in the Assignment Agreement.

SECTION 2.04 [Reserved].

SECTION 2.05 Representations, Warranties and Covenants of the Servicer.

(a)  The Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)  The Servicer is a limited liability company duly formed and validly existing under the laws governing its creation and existence, is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it make such qualification necessary. The Servicer has all requisite limited liability company power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other operative documents to which the Servicer is a party.

(ii)  The execution and delivery of this Agreement and any other operative document to which it is a party by the Servicer and its performance and compliance with the terms hereof and thereof have been duly authorized by all necessary limited liability company action on the part of the Servicer and will not violate the Servicer’s certificate of formation or limited liability company agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

(iii)  This Agreement and the other operative documents to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

(iv)  The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default could materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or the consequences of which could materially and adversely affect its performance hereunder or under the other operative documents to which the Servicer is a party.

(v)  No litigation, proceeding or investigation is pending with respect to which the Servicer has received service of process or, to the best of the Servicer’s knowledge, threatened against the Servicer which litigation, proceeding or investigation might have consequences that would prohibit its entering into this Agreement or any other operative documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect the validity or the enforceability of the Mortgage Loans or the Servicer’s performance hereunder and under the other operative documents to which the Servicer is a party.

(vi)   All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or “Blue Sky” statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of the operative documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other operative documents on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement and such of the other operative documents to which it is a party.

(vii)  The collection practices used by the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business.

(viii)  The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

(ix)  The Servicer is not in default under any agreement involving financial obligations or on any outstanding obligation, in any such case which could materially adversely impact the financial condition or operations of the Servicer or adversely impact the Servicer’s performance of its obligations under the operative documents.

(x)  Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee (or the Custodian on behalf of the Trustee) and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Servicer and the Trustee. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Master Agreement respecting a breach of the representations, warranties and covenants of the Originator.

SECTION 2.06 Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust, the Servicer and the Trustee on behalf of the Certificateholders as follows:

(i)  This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)   Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)  As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)  The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)  The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)  The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)  The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)  To the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)  There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

(x)  The beneficial owner of the payments made under the Interest Rate Swap Agreement, the Interest Rate Cap Agreement or the Basis Risk Cap Agreement is either (i) a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes and an “Exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of United States Treasury Regulations, or (ii) a "non-U.S. branch of a foreign person" as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the "Regulations") for United States federal income tax purposes, and it is a "foreign person" as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes. The Depositor understands that both the Trust and the Trustee are relying on this information in connection with the execution of the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Basis Risk Cap Agreement.

SECTION 2.07 Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08 Authorization to Enter into Basis Risk Cap Agrement, Interest Rate Cap Agreement and Interest Rate Swap Agreement.

(a)  The Trustee is hereby directed to execute and deliver the Basis Risk Cap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Trustee on behalf of Party B (as defined therein) and not in its individual capacity. The Servicer, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that (i) the Trustee shall execute and deliver the Basis Risk Cap Agreement on behalf of Party B (as defined therein) and (ii) the Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Trustee on behalf of Party B as defined therein) and not in its individual capacity.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of the Basis Risk Cap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

(b)  The Trustee, not in its individual capacity but solely in its separate capacity as Cap Trustee, is hereby directed to exercise the rights, perform the obligations, and make any representations to be exercised, performed, or made by the Cap Trustee, as described herein. The Cap Trustee is hereby directed to execute and deliver the Interest Rate Cap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Cap Trustee on behalf of Party B (as defined therein) and not in its individual capacity. The Servicer, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that (i) the Cap Trustee shall execute and deliver the Interest Rate Cap Agreement on behalf of Party B (as defined therein), (ii) the Cap Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Cap Trustee on behalf of Party B (as defined therein) and not in its individual capacity and (iii) the Trustee on the Cap Trustee’s behalf shall also be entitled to exercise the rights and obligated to perform the obligations of Party B under the Interest Rate Cap Agreement. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Cap Trustee’s execution of the Interest Rate Cap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution (as Cap Trustee) of the Interest Rate Cap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

(c)  The Trustee, not in its individual capacity but solely in its separate capacity as Supplemental Interest Trust Trustee, is hereby directed to exercise the rights, perform the obligations, and make any representations to be exercised, performed, or made by the Supplemental Interest Trust Trustee, as described herein. The Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Interest Rate Swap Agreement on behalf of Party B (as defined therein) and to exercise the rights, perform the obligations, and make the representations of Party B thereunder, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and not in its individual capacity. The Servicer, the Depositor and the Certificateholders (by acceptance of their Certificates) acknowledge and agree that (i) the Supplemental Interest Trust Trustee shall execute and deliver the Interest Rate Swap Agreement on behalf of Party B (as defined therein), (ii) the Supplemental Interest Trust Trustee shall exercise the rights, perform the obligations, and make the representations of Party B thereunder, not in its individual capacity but, solely in its capacity as Supplemental Interest Trust Trustee on behalf of Party B (as defined therein) and (iii) the Trustee on the Supplemental Interest Trust Trustee’s behalf shall also be entitled to exercise the rights and obligated to perform the obligations of Party B under the Interest Rate Swap Agreement. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Supplemental Interest Trust Trustee’s execution of the Interest Rate Swap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution (as Supplemental Interest Trust Trustee) of the Interest Rate Swap Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

SECTION 2.09 Conveyance of REMIC Regular Interests and Acceptance of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Issuance of Certificates.

(a)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates or the Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the REMIC 3 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates (other than the Class C Certificates or Class P Certificates), the Class C Interest, the Class P Interest, the Class IO Interest and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the Regular Certificates (other than the Class C Certificates or Class P Certificates), the Class C Interest, the Class P Interest and the Class IO Interest, constitute the entire beneficial ownership interest in REMIC 3.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 4.

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 5.

(f)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class IO Interest (which is uncertificated) for the benefit of the Holders of the REMIC 6 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The Trustee acknowledges receipt of the Class IO Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 6 Regular Interest SWAP IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The interests evidenced by the Class R-6 Interest, together with the REMIC 6 Regular Interest SWAP IO, constitute the entire beneficial ownership interest in REMIC 6.

(g)  Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and subsection (a) hereof, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (b) hereof, (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (c) hereof, (iv) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (d) hereof, (v) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (e) hereof, and (vi) the assignment and delivery to the Trustee of REMIC 6 (including the Residual Interest therein represented by the Class R-6 Interest) and the acceptance by the Trustee thereof, pursuant to subsection (f) hereof, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, (A) the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest and (B) the Class R-X Certificates in authorized denominations evidencing the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01 Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)  the Servicer’s obligation to make Advances or Servicing Advances; or

(iv)  the Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (iii) the collection of such Prepayment Charge would be in violation of applicable laws. If a Prepayment Charge is waived as permitted by meeting the standard described in clause (iii) above, then the Trustee (upon receipt of written notice from the Servicer that such waiver has occurred) shall enforce the obligation of the Originator to pay the amount of such waived Prepayment Charge to the Trustee for deposit in the Distribution Account for the benefit of the Holders of the Class P Certificates. If a Prepayment Charge is waived other than in accordance with (i), (ii) or (iii) above, the Servicer shall pay the amount of such waived Prepayment Charge to the Trustee for deposit in the Distribution Account for the benefit of the Holders of the Class P Certificates. Notwithstanding the foregoing, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information furnished to the Servicer by the Originator or a prior servicer, in which case the Trustee (upon receipt of written notice from the Servicer that such waiver has occurred) shall enforce the obligation of the Originator to pay the amount of such waived Prepayment Charge to the Trustee for deposit in the Distribution Account for the benefit of the Holders of the Class P Certificates.

To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses (i) incurred as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System or (ii) if the affected Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, incurred in connection with the actions described in the preceding sentence, shall be subject to withdrawal by the Servicer from the Collection Account.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances (other than Servicing Advances) with respect to a Mortgage Loan (except as provided in Section 4.04) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan (except with respect to a Mortgage Loan that is in default or, in the judgment of the Servicer, such default is reasonably foreseeable) that would change the Mortgage Rate, reduce or increase the Stated Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, in any such case, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (B) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Notwithstanding anything in this Agreement to the contrary and notwithstanding its ability to do so pursuant to the terms of the related mortgage note, the Servicer shall not be required to enforce any provision in any mortgage note the enforcement of which would violate federal, state or local laws or ordinances designed to discourage predatory lending practices.

The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

SECTION 3.02 Sub-Servicing Agreements Between Servicer and Sub-Servicers; Subcontractors.

(a)  The Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans; provided, however, that each such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder.

(b)  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08, 3.20 or 3.21 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 (relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub- Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer), Section 3.20 or Section 3.21, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)  As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Sub-Servicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

SECTION 3.03 Successor Sub-Servicers.

The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee (if the Trustee is acting as successor Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer, shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Termination).

SECTION 3.04 Liability of the Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub- Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05 No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06 Assumption or Termination of Sub-Servicing Agreements.

In the event the Servicer shall for any reason no longer be the Servicer (including by reason of the occurrence of a Servicer Event of Termination), the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Trustee deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

SECTION 3.07 Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and the servicing standards set forth in Section 3.01, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or any provisions of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respet to disputes arising thereunder, or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may waive, modify or vary any term of such Mortgage Loan (including, but not limited to, modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

SECTION 3.08 Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

SECTION 3.09 Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

To the extent the terms of a Mortgage provide for Escrow Payments, the Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, fire, flood, and hazard insurance premiums, hazard insurance proceeds (to the extent such amounts are to be applied to the restoration or repair of the property) and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities, all Escrow Payments collected on account of the Mortgage Loans and shall deposit in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items; (ii) reimburse the Servicer out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to fire, flood and hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01. In the event the Servicer shall deposit in the Servicing Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Servicing Accounts, any provision to the contrary notwithstanding.

To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

SECTION 3.10 Collection Account and Distribution Account.

(a)  On behalf of the Trust Fund, the Servicer shall establish and maintain one or more separate, segregated trust accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than one Business Day after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it from and after the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments on the Mortgage Loans;

(ii)  all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)  all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)  any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01;

(vii)  all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03; and

(viii)  all Prepayment Charges collected by the Servicer and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)  On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in an account established and maintained by the Trustee, held in trust for the benefit of the Certificateholders (the “Distribution Account”): (i) on the Servicer Remittance Date, that portion of the Available Funds for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Servicer and Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.” If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Servicer shall, on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

(c)  Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give advance notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall forward such notice to the Depositor.

(d)  Funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and upon written notification from the Servicer, the Trustee shall so deposit, in the Distribution Account:

(i)  any Advances, as required pursuant to Section 4.03;

(ii)  any amounts required to be deposited pursuant to Section 3.24(d) or (f) in connection with any REO Property;

(iii)  any amounts to be paid by the Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01; and

(iv)  any amounts required to be deposited pursuant to Section 3.25 in connection with any Prepayment Interest Shortfalls.

(e)  The Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

SECTION 3.11 Withdrawals from the Collection Account and the Distribution Account.

The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes, without priority, or as described in Section 4.03:

(i)  to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)  subject to Section 3.16(d), to reimburse the Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.03;

(iii)  subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (A) any unpaid Servicing Fees, (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan and (C) without limiting any right of withdrawal set forth in clause (4) below, any Servicing Advances made with respect to a Mortgage Loan that, following the final liquidation of a Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for such Servicing Advances;

(iv)  to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)  to pay to the Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.03;

(vii)  to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii)  to reimburse the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix)  [reserved];

(x)  to pay, or to reimburse the Servicer for advances in respect of expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

(xi)  to clear and terminate the Collection Account pursuant to Section 9.01.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (2), (3), (4), (5), (6), (8) and (9) above. The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

(b)  The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)  to make distributions in accordance with Section 4.01;

(ii)  to pay itself the Trustee Fee pursuant to Section 8.05;

(iii)  to pay any amounts in respect of taxes pursuant to Section 9.01(g);

(iv)  to clear and terminate the Distribution Account pursuant to Section 10.01;

(v)  to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 4.01, Section 7.02 and Section 8.05;

(vi)  to pay to itself any Trustee Compensation;

(vii)  to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.28; and

(viii)  to pay the PMI Insurer the PMI Insurance Fee;

(ix)  to pay the Credit Risk Manager the Credit Risk Manager Fee.

SECTION 3.12 Investment of Funds in the Collection Account.

(a)  The Servicer may direct any depository institution maintaining the Collection Account (for purposes of this Section 3.12, an “Investment Account”) to invest the funds in such Investment Account in one or more Permitted Investments specified in such instruction bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Distribution Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(c)  The Trustee is hereby directed to invest all amounts on deposit in the Distribution Account during the Float Period in Permitted Investments of the type set forth in clause (vi) of the definition thereof. All such amounts in the Distribution Account shall be invested in the DWS Scudder Money Market Fund 2403. All income and gain realized from the investment of funds deposited in the Distribuiton Account during the Float Period shall be distributed to the Holders of the Class FL Certificates (the “Class FL Holder”) as set forth in Section 4.01(h) for the next Distribution Date. The Class FL Holder shall deposit in the Distribution Account, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in the Distribution Account during the Float Period immediately upon notification of such loss.

SECTION 3.13 [Reserved].

SECTION 3.14 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

The terms of each Mortgage Note require the related Mortgagor to maintain fire and hazard insurance policies. To the extent such policies are not maintained, the Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) 100% of the insurable value on a replacement cost basis of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.24, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that the Servicer may capitalize, pursuant to the terms of Section 3.07, the amount of any Servicing Advances incurred pursuant to this Section 3.14 in connection with the modification of a Mortgage Loan. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines, in accordance with applicable law, that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best’s Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust Fund and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee.

SECTION 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the then current underwriting criteria of the Servicer for mortgage loans similar to the Mortgage Loans. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee and the Custodian that any such substitution or assumption agreement has been completed by forwarding to the Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16 Realization Upon Defaulted Mortgage Loans.

(a)  The Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.24. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)  Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Servicer or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)  The Servicer shall have the right to purchase from REMIC 1 any defaulted Mortgage Loan that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee, in form and substance satisfactory to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer, the related Mortgage File and the Trustee, upon receipt of written certification from the Servicer, as applicable, of such deposit, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer, shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

(d)  Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii)(B); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii)(A).

SECTION 3.17 Trustee to Cooperate; Release of Mortgage Files.

(a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian, by a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request that the Custodian, on behalf of the Trustee, deliver to it the Mortgage File. Upon receipt of such certification and request, the Custodian shall within five Business Days release the related Mortgage File to the Servicer and the Servicer is authorized to cause the removal from the registration on the MERS® System of any such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian of a Request for Release in the form of Exhibit E, release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian, on behalf of the Trustee, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian, on behalf of the Trustee, to the Servicer.

(c)  Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18 Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii)(A) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.24. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement.

Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges (other than Prepayment Charges) shall be retained by the Servicer (subject to Section 3.25) only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.24(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.25. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.19 Reports; Collection Account Statements.

Not later than fifteen days after each Distribution Date, the Servicer shall forward to the Trustee, upon the request of the Trustee, a statement prepared by the Servicer setting forth the status of the Collection Account as of the close of business on the last day of the calendar month relating to such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

SECTION 3.20 Statement as to Compliance.

On or before March 15th of each calendar year (or March 24th of any calendar year in which a Form 10-K will not be filed), commencing in 2008, the Servicer shall deliver to the Trustee a statement of compliance (an “Annual Statement of Compliance”) addressed to the Trustee and the Depositor, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

The Servicer shall deliver a similar Annual Statement of Compliance by any Sub-Servicer to which the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans, to the Trustee as described above as and when required with respect to the Servicer.

If the Servicer cannot deliver the related Annual Statement of Compliance by March 15th of such year (or March 24th of any calendar year in which a Form 10-K will not be filed), the Depositor, may permit a cure period for the Servicer to deliver such Annual Statement of Compliance, but in no event later than March 25th of such year.

Failure of the Servicer to timely comply with this Section 3.20 (taking into account the cure period if permitted as set forth in the preceding paragraph) shall be deemed an Event of Default, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance give notice to Noteholders that they have ten Business Days to object. If no such objection is received, the Trustee shall immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than as provided herein with respect to unreimbursed Advances or Servicing Advances or accrued and unpaid Servicing Fees). This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

The Servicer shall indemnify and hold harmless the Depositor and the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer's obligations under this Section 3.20.

SECTION 3.21 Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Servicer shall deliver to the Trustee on or before March 15th of each calendar year (or March 24th of any calendar year in which a Form 10-K will not be filed) beginning in 2008, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with the applicable Servicing Criteria (as set forth in Exhibit S) during the preceding calendar year. The Assessment of Compliance must contain the following:

(a)  A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

(b)  A statement by such officer that such officer used the Servicing Criteria, which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Servicer;

(c)  An assessment by such officer of the Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer;

(d)  A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer.

On or before March 15th of each calendar year (or March 24th of any calendar year in which a Form 10-K will not be filed) beginning in 2008, the Servicer shall furnish to the Trustee a report of a registered public accounting firm reasonably acceptable to the Trustee and the Depositor (an “Attestation Report”). Such Attestation Report shall be in accordance with Rules 1 02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

The Servicer shall cause and any Sub-Servicer, and each subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Sub-Servicer, shall address each of the Servicing Criteria applicable to the Sub-Servicer. Notwithstanding the foregoing, as to any subcontractor determined by the Servicer to be “participating in the servicing function,” an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

If the Servicer cannot deliver any Assessment of Compliance or Attestation Report by March 15th of such year (or March 24th of any calendar year in which a Form 10-K will not be filed), the Depositor may permit a cure period for the Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 25th of such year.

Failure of the Servicer to timely comply with this Section 3.21 (taking into account the cure period if permitted as set forth in the preceding paragraph) shall be deemed an Event of Default, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, give notice to Noteholders that they have ten Business Days to object. If no such objection is received, the Indenture Trustee shall immediately terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same (other than as provided herein with respect to unreimbursed Advances or Servicing Advances or accrued and unpaid Servicing Fees). This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

The Trustee shall also provide an Assessment of Compliance (with respect to items (a) - (d) but not (e) above) and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit S hereto which are indicated as applicable to the “trustee”. Notwithstanding the foregoing, as to any trustee, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Each of the Servicer and the Trustee shall indemnify and hold harmless the Depositor and the Trustee, as applicable, and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon a breach of the Servicer’s or the Trustee’s obligations, as applicable, under this Section 3.21.

SECTION 3.22 [Reserved].

SECTION 3.23 Access to Certain Documentation.

The Servicer shall provide to the Trustee and the Depositor at the request of the Office of the Controller of the Currency, the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations will be provided to such Certificateholder, the Trustee and to any Person identified to the Servicer as a prospective transferee of a Certificate subject to the execution of a confidentiality agreement in form and substance satisfactory to the servicer, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access. Nothing in this Section 3.22 shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section 3.22.

The Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Servicer, on a monthly basis.

SECTION 3.24 Title, Management and Disposition of REO Property.

(a)  In the event that title to an REO Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney to be provided by the Trustee to the Servicer) in the name of the Trustee or a nominee thereof, on behalf of the Certificateholders, or in the event the Trustee or a nominee thereof is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee. The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. The Servicer, on behalf of the Trust Fund, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the above three-year grace period would otherwise expire, an extension of the above three-year grace period, unless the Servicer shall have delivered to the Trustee and the Depositor an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third taxable year after its acquisition will not result in the imposition on the Trust Fund of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)  The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)  The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than two Business Days after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than one Business Day after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)  all insurance premiums due and payable in respect of such REO Property;

(ii)  all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)  all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (1) through (3) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, none of the Servicer or the Trustee shall:

(i)  authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)  authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)  authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)  authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the at any time that it is held by the Trust Fund, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided that:

(i)  the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)  any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)  none of the provisions of this Section 3.24(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)  the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees.

(d)  In addition to the withdrawals permitted under Section 3.24(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. Any income from the related REO Property received during any calendar months prior to a Final Recovery Determination, net of any withdrawals made pursuant to Section 3.24(c) or this Section 3.24(d), shall be withdrawn by the Servicer from each REO Account maintained by it and remitted to the Trustee for deposit into the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date relating to a Final Recovery Determination with respect to such Mortgage Loan, for distribution on the related Distribution Date in accordance with Section 4.01.

(e)  Subject to the time constraints set forth in Section 3.24(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

(f)  The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be remitted to the Trustee for deposit in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)  The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.25 Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

The Servicer shall deliver to the Trustee for deposit into the Distribution Account on the Servicer Remittance Date from its own funds (or from a Sub-Servicer’s own funds received by the Servicer in respect of Compensating Interest) an amount equal to the lesser of (a) the amount, if any, by which the Prepayment Interest Shortfall for the related Prepayment Period, and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

SECTION 3.26 Obligations of the Servicer in Respect of Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. If amounts paid by the Servicer with respect to any Mortgage Loan pursuant to this Section 3.26 are subsequently recovered from the related Mortgagor, the Servicer shall be permitted to reimburse itself for such amounts paid by it pursuant to this Section 3.26 from such recoveries.

SECTION 3.27 PMI Policies; Claims Under the PMI Policies.

Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not take any action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy. The Servicer shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the Insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. Copies of any such claims will be provided to the Trustee as reasonably requested. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Servicer into the Collection Account in accordance with Section 3.10. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to the PMI Insurer the PMI Insurer Fee in accordance with this Agreement.

SECTION 3.28 Advance Facility

(a)  Either (i) the Servicer or (ii) the Trustee, on behalf of the Trust Fund, with the consent of and at the direction of the Servicer, is hereby authorized to enter into a facility (an “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. If the Servicer enters into such an Advance Facility pursuant to this Section 3.28, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Trustee enters into such an Advance Facility pursuant to this Section 3.28, the Servicer shall also be a party to such Advance Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.28(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Servicer, and include the Servicer’s acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person’s notice provided pursuant to this Section 3.28. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

(b)  If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Fund, but instead the Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.11(a). The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

(c)  All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in-first out” (FIFO) basis.

Any amendment to this Section 3.28 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.28, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement.

SECTION 3.29 [Reserved].

SECTION 3.30 Solicitations.

From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer's counseling services with respect to refinancing mortgage loans.

ARTICLE IV

 FLOW OF FUNDS

SECTION 4.01 Distributions.

(a)  On each Distribution Date, the Trustee shall pay the Credit Risk Manager Fee to the Credit Risk Manager and shall then withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i)  concurrently, to the Holders of the Class A Certificates, on a pro rata basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates;

(ii)  sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such Class.

(b)  (I)On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)  to the Holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

(ii)  sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates, in that order, in each case, until the Certificate Principal Balances thereof have been reduced to zero.

(II) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)  to the Holders of the Class A Certificates (allocated among the Class A Certificates in the priority described below), the Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

(ii)  to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iii)  to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(v)  to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(vii)  to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(ix)  to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(x)  to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(xi)  to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

With respect to the Class A Certificates, all principal distributions will be distributed sequentially, first, to the Holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; second, to the Holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero; third, to the Holders of the Class A-3 Certificates until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero and fourth, to the Holders of the Class A-4 Certificates until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, all principal distributions will be distributed concurrently, to the Holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class.

(c)  On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

(i)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Principal Distribution Amount as described under Section 4.01(b) above;

(ii)  sequentially, to the Holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates, in that order, first, up to the Unpaid Interest Shortfall Amount for each such Class and second, up to the Allocated Realized Loss Amount for each such Class;

(iii)  to the Net WAC Rate Carryover Reserve Account, the aggregate of any Net WAC Rate Carryover Amounts for the Floating Rate Certificates which exceed the amounts, if any, received under the Basis Risk Cap Agreement;

(iv)  to the Supplemental Interest Trust Trustee for payment to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(v)  to the Holders of the Class C Certificates, (a) the Monthly Interest Distributable Amount for such Distribution Date and any Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Floating Rate Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)  if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(vii)  any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-4 Interest).

(d)  On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee shall withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for such Distribution Date and distribute such amount in the following order of priority:

(i)  concurrently, to each Class of Class A Certificates, the related Basis Risk Cap Amount, from payments made under the Basis Risk Cap Agreement, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

(ii)  sequentially, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates, in that order, the related Basis Risk Cap Amount, from payments made under the Basis Risk Cap Agreement, in each case up to a maximum amount equal to the related Net WAC Rate Carryover Amount for such Distribution Date;

(iii)  concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (i) above, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts; and

(iv)  sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining undistributed pursuant to clause (ii) above.

(e)  In accordance with the first sentence of Section 4.10(b), on or before each Distribution Date, Net Swap Payments (whether payable to the Swap Provider or to the Supplemental Interest Trust Trustee), any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and any Swap Termination Payments owed to the Supplemental Interest Trust Trustee will be deposited by the Supplemental Interest Trust Trustee into the Swap Account. On each Distribution Date, the Trustee shall withdraw from amounts on deposit in the Swap Account (other than amounts representing Swap Termination Payments received by the Supplemental Interest Trust Trustee or Net Swap Payments received by the Supplemental Interest Trust Trustee) prior to any distribution to any Certificates and pay as follows:

(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement and to the extent not paid by the Trustee (in its capacity as Supplemental Interest Trust Trustee) from any upfront payment received pursuant to any replacement interest rate swap agreement;

On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

(i)  concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(ii)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed;

(iii)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Principal Distribution Amount;

(iv)  sequentially to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed;

(v)  concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

(vi)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed; and

(vii)  any remaining amounts to the Holders of the Class C Certificates.

Notwithstanding any of the foregoing, the aggregate amount distributed under Section 4.01(e)(iii) above on such Distribution Date, when added to the cumulative amount distributed under Section 4.01(e)(iii) above on all prior Distribution Dates, will not be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off date through the last day of the Prepayment Period). Any amounts that would otherwise be distributable from the Supplemental Interest Trust on any Distribution Date under Section 4.01(e)(iii) above, but for the foregoing proviso, will be retained in the Supplemental Interest Trust and will be included in amounts available for distribution from the Supplemental Interest Trust on the next succeeding Distribution Date, subject to the foregoing proviso in the case of amounts to be distributed under Section 4.01(e) (iii) above.

(f)  On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow, amounts on deposit in the Net WAC Rate Carryover Reserve Account and amounts on deposit in the Swap Account as set forth above, the Trustee shall distribute the amount on deposit in the Cap Account as follows:

(i)  concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount;

(ii)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed;

(iii)  to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, distributable to such Holders as part of the Principal Distribution Amount;

(iv)  sequentially to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed;

(v)  concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining undistributed;

(vi)  sequentially, to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed; and

(vii)  any remaining amounts to the Holders of the Class C Certificates.

(g)  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and the Servicer Prepayment Charge Payment Amounts paid by the Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

(h)  On each Distribution Date, all amounts representing income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period, will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class FL Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class FL Certificates shall not reduce the Certificate Principal Balances thereof.

(i)  The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

(j)  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.10 shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. An amount equal to the amount of any remaining Subsequent Recoveries shall be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(k)  It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests and that the Residual Certificates are to receive no principal and interest. If the Trustee determines that the Residual Certificates are entitled to any distributions, the Trustee, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution but shall make such distribution in accordance with the terms of this Agreement until this Agreement is amended as specified in the following sentence. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by acceptance of their Certificates, and the Servicer(s), hereby agree to any such amendment and no further consent shall be necessary, notwithstanding anything to the contrary in Section 11.01 of this Pooling and Servicing Agreement; provided, however, that such amendment shall otherwise comply with Section 11.01 hereof.

SECTION 4.02 Net WAC Rate Carryover Reserve Account.

No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Net WAC Rate Carryover Reserve Account, Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Soundview Mortgage Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1.” All amounts deposited in the Net WAC Rate Carryover Reserve Account shall be distributed to the Holders of the Floating Rate Certificates in the manner set forth in Section 4.01(d).

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Floating Rate Certificates (after taking into account the remaining Initial Net WAC Rate Carryover Reserve Account Deposit), the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(c)(v), rather than distributing such amounts to the Class C Certificateholders. In addition, any payments received by the Trustee under the Basis Risk Cap Agreement on each Distribution Date will be deposited into the Net WAC Rate Carryover Reserve Account. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Floating Rate Certificates, and will distribute such amounts to the Holders of the Floating Rate Certificates in the amounts and priorities set forth in Section 4.01(d).

On each Distribution Date, any amounts remaining in the Net WAC Rate Carryover Reserve Account (representing payments received by the Trustee under the Basis Risk Cap Agreement) after the payment of any Net WAC Rate Carryover Amounts on the Floating Rate Certificates for such Distribution Date, shall be payable to the Trust as additional compensation. For so long as any Floating Rate Certificates are beneficially owned by the Depositor or any of its Affiliates, the Depositor shall refund or cause such Affiliate to refund any amounts paid to it under the Basis Risk Cap Agreement to the Trustee who shall, pursuant to the terms of the Basis Risk Cap Agreement, return such amount to the counterparty thereunder.

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Net WAC Rate Carryover Reserve Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Net WAC Rate Carryover Reserve Account be treated as a partnership; provided, that the Trustee shall not be required to prepare and file partnership tax returns in respect of such partnership unless it receives additional reasonable compensation for the preparation of such filings, written notification recognizing the creation of a partnership agreement or comparable documentation evidencing the partnership, if any. All amounts deposited into the Net WAC Rate Carryover Reserve Account (other than amounts received under the Basis Risk Cap Agreement) shall be treated as amounts distributed by REMIC 4 to the Holder of the Class C Interest and by REMIC 4 to the Holder of the Class C Certificates. The Net WAC Rate Carryover Reserve Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Floating Rate Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Holders of the Class C Certificates or their designee. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall remain uninvested.

For federal tax return and information reporting, the right of the Holders of the Floating Rate Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Cap Carry Forward Amounts may have more than a de minimis value.

SECTION 4.03 Statements.

(a)  On each Distribution Date, based, as applicable, on information provided to the Trustee by the Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Credit Risk Manager, the Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

(i)  the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

(ii)  the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

(iii)  the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

(iv)  the fees and expenses of the Trust Fund accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(v)  the aggregate amount of Advances for the related Due Period (including the general purpose of such Advances);

(vi)  the Pool Balance at the Close of Business at the end of the related Due Period;

(vii)  the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(viii)  the number and aggregate unpaid Stated Principal Balance of Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) using the OTS Method (as described below) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties, as well as the aggregate principal balance of Mortgage Loans that were liquidated and the net proceeds resulting therefrom;

(ix)  the total number and cumulative Stated Principal Balance of all REO Properties as of the Close of Business of the last day of the calendar month preceding the related Distribution Date;

(x)  the aggregate amount of Principal Prepayments made during the related Prepayment Period, separately indicating Principal Prepayments in full and Principal Prepayments in part;

(xi)  the aggregate amount of Realized Losses incurred during the related Prepayment Period, which will include the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the aggregate amount of Realized Losses incurred since the Closing Date, which will include the cumulative amount of Subsequent Recoveries received since the Closing Date;

(xii)  the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiii)  the Certificate Principal Balance of each Class of Floating Rate Certificates and the Class C Certificates, before and after giving effect to the distributions made on such Distribution Date;

(xiv)  the Monthly Interest Distributable Amount in respect of the Floating Rate Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Floating Rate Certificates for such Distribution Date;

(xv)  the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.24;

(xvi)  the Credit Enhancement Percentage for such Distribution Date;

(xvii)  the Net WAC Rate Carryover Amount for the Floating Rate Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xviii)  whether the Stepdown Date or a Trigger Event has occurred, the Delinquency Percentage for such Distribution Date and the Realized Loss Percentage for such Distribution Date;

(xix)  the total cashflows received and the general sources thereof (including amounts received from the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement, from the Cap Trustee under the Interest Rate Cap Agreement and under the Basis Risk Cap Agreement);

(xx)  the respective Pass-Through Rates applicable to the Floating Rate Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Floating Rate Certificates for the immediately succeeding Distribution Date;

(xxi)  payments, if any, made under the Basis Risk Cap Agreement and the Interest Rate Cap Agreement and the amount distributed to the Floating Rate Certificates from such payments;

(xxii)  the amount of any Net Swap Payments or Swap Termination Payments paid to the Swap Provider;

(xxiii)  the applicable Record Date, Accrual Period and any other applicable determination dates for calculating distributions for such Distribution Date;

(xxiv)  the amount of income and gain realized from the investment of funds deposited in the Distribution Account during the Float Period for such Distribution Date;

(xxv)  to the extent provided by the Servicer (A) the amount of payments received from the Servicer related to claims under each PMI Policy during the related Prepayment Period (and the number of Mortgage Loans to which such payments related) and (B) the cumulative amount of payments received related to claims under each PMI Policy since the Closing Date (and the number of Mortgage Loans to which such payments related); and

(xxvi)  to the extent provided by the Servicer (A) the dollar amount of claims made under each PMI Policy that were denied (as identified by the Servicer) during the Prepayment Period (and the number of Mortgage Loans to which such denials related) and (B) the dollar amount of the cumulative claims made under each PMI Policy that were denied since the Closing Date (and the number of Mortgage Loans to which such denials related).

The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer and the Rating Agencies via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “https://www.tss.db.com/invr”. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined by the Trustee from information provided by the Servicer and reported by the Trustee based on the OTS methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be Delinquent with respect to a Monthly Payment due on a Due Date if such Monthly Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Monthly Payment if such Monthly Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that it is not subject to any delinquency recognition policy established by its safety and soundness regulators.

(b)  Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)  On each Distribution Date, the Trustee shall make available to the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

(d)  Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

SECTION 4.04 Remittance Reports; Advances.

(a)  On the 2nd Business Day following each Determination Date, the Servicer shall furnish to the Trustee a monthly remittance advice (which together with any supplemental reports is known as the “Remittance Report”). Such Remittance Report shall be in a format mutually agreed to between the Servicer and the Trustee. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

(b)  The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans (other than with respect to any REO Property as described in clause (ii) below or a Balloon Mortgage Loan as described below), which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.24 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan. In addition, the Servicer shall not be required to advance any Relief Act Interest Shortfalls or to cover Prepayment Interest Shortfalls in excess of its obligations under Section 3.25.

On or before the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer by telecopy by the Close of Business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trustee on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(c)  The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until all Liquidation Proceeds thereon have been recovered, or a Final Recovery Determination has been made thereon.

(d)  Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certification of a Servicing Officer delivered to the Trustee (whereupon, upon receipt of such certification, the Trustee shall forward a copy of such certification to the Depositor, the Trustee and the Credit Risk Manager). Notwithstanding the foregoing, if following the application of Liquidation Proceeds on any Mortgage Loan that was the subject of a Final Recovery Determination, any Servicing Advance with respect to such Mortgage Loan shall remain unreimbursed to the Servicer, then without limiting the provisions of Section 3.11(a), a certification of a Servicing Officer regarding such Nonrecoverable Advance shall not be required to be delivered by the Servicer to the Trustee.

SECTION 4.05 Commission Reporting.

(a)  The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

(b)  (i) Within 12 calendar days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit T as the responsible party for providing that information, if other than the Trustee, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure.

Within 3 calendar days after the related Distribution Date, each entity that is indicated in Exhibit T as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D. No later than three Business Days prior to the 10th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly file any Form 10-D resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section.

(ii) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit T as the responsible party for providing that information.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit T as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known, the form and substance of any Form 8-K Disclosure Information, if applicable. The Depositor shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. On or before (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, on or before March 15 of each year thereafter, the Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or any subcontractor, if required to be filed). Prior to (x) March 31, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations and conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or subcontractor, if required to be filed) and Section 3.21 with respect to the Trustee, and the Form 10-K certification in the form attached hereto as Exhibit N-1 (the “Certification”) signed by the senior officer of the Depositor in charge of securitization. The Trustee shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit T as the responsible party for providing that information, if other than the Trustee, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-K Disclosure.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to timely obtain any information from any other party.

Prior to (x) March 15, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit T as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25 of the relevant year (or the immediately preceding Business Day if March 25 is not a Business Day), an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.

The Servicer shall be responsible for determining the pool concentration applicable to any Sub-Servicer to which the Servicer delegated any of its responsibilities with respect to the Mortgage Loans at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Trustee will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon request. Any expenses incurred by the Trustee in connection with the previous sentence shall be reimbursable to the Trustee out of the Trust Fund. The Trustee shall have no liability with respect to any failure to properly file any Form 10-K resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section.

The Trustee shall sign a certification (in the form attached hereto as Exhibit N-2) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K), and the Servicer shall sign a certification (the “Servicer Certification”) solely with respect to the Servicer (in the form attached hereto as Exhibit N-3) for the benefit of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors. Each such certification shall be delivered to the Depositor and the Trustee by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit N-1 shall be delivered to the Trustee by March 20th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).

(c)  (A) The Trustee shall indemnify and hold harmless the Depositor, the Servicer and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Trustee’s obligations under this Section 4.05 caused by the Trustee’s negligence, bad faith or willful misconduct in connection therewith or (ii) any material misstatement or omission in the Assessment of Compliance delivered by the Trustee pursuant to Section 3.21, and (B) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) the failure of the Servicer to timely deliver the Servicer Certification or (ii) any material misstatement or omission in the Statement as to Compliance delivered by the Servicer pursuant to Section 3.20, the Assessment of Compliance delivered by the Servicer pursuant to Section 3.21 or the Servicer Certification. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee’s obligations under this Section 4.05 caused by the Trustee’s negligence, bad faith or willful misconduct in connection therewith and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor and the Trustee on the one hand and the Servicer on the other in connection with the Servicer Certification and the related obligations of the Servicer under this Section 4.05.

Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

SECTION 4.06 [Reserved].

SECTION 4.07 [Reserved].

SECTION 4.08 Distributions on the REMIC Regular Interests.

(a)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

(1) to Holders of each of REMIC 1 Regular Interest I and REMIC 1 Regular Interest I-1-A through I-51-B, on a pro rata basis, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(2) to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to REMIC 1 Regular interests I-1-A through I-51-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 1 Regular Interests, and second, to the extent of the Overcollateralization Release Amounts, to REMIC 1 Regular Interest I-51-B until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

(3) to the Holders of REMIC 1 Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(b)  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts which shall be deemed to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(1)  first, to the Holders of REMIC 2 Regular Interest LTIO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(2)  second, to the extent of Available Funds, to Holders of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTZZ and REMIC 2 Regular Interest LTP, on a pro rata basis, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LTZZ shall be reduced and deferred when the REMIC 2 Overcollateralization Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTM10, in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of the REMIC 2 Regular Interest LTZZ shall be increased by such amount; and

(3)  third, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(a) 98.00% of such remainder to the Holders of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero; provided, however, that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause;

(b) 2.00% of such remainder first, to the Holders of REMIC 2 Regular Interest LTA1, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero, and second, to the Holders of REMIC 2 Regular Interest LTZZ, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; and

(c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

SECTION 4.09 Allocation of Realized Losses.

(a)  All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to Net Swap Payments received under the Interest Rate Swap Agreement; third, to amounts received under the Interest Rate Cap Agreement; fourth, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; thirteenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and fourteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificates shall be made first by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(c)(v). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

(b)  With respect to the REMIC 1 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC 1 Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest I-51-B, starting with the lowest numerical denomination until such REMIC 1 Regular Interest has been reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC 1 Regular Interests.

(c)  (c)All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM9 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM9 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM8 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM7 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM7 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM6 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM6 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM5 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM5 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM4 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM4 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM3 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM3 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM2 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM2 has been reduced to zero and twelfth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM1 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM1 has been reduced to zero.

SECTION 4.10 Swap Account.

(a)  On the Closing Date, there is hereby established a separate trust (the “Supplemental Interest Trust”), into which the Depositor shall deposit the Interest Rate Swap Agreement. The Supplemental Interest Trust shall be maintained by the Supplemental Interest Trust Trustee. No later than the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a separate, segregated trust account to be held in the Supplemental Interest Trust, titled, “Swap Account, Deutsche Bank National Trust Company, as Supplemental Interest Trust Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1.” Such account shall be an Eligible Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested.

(b)  Prior to each Distribution Date, prior to any distribution to any Certificate, the Supplemental Interest Trust Trustee shall deposit into the Swap Account (i) the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement interest rate swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds. For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of REMIC 6 Regular Interest SWAP IO to the extent of the amount distributable on REMIC 6 Regular Interest SWAP IO on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

(c)  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be treated as a partnership, provided, that the Trustee shall not be required to prepare and file partnership tax returns in respect of such partnership unless it receives additional reasonable compensation for the preparation of such filings, written notification recognizing the creation of a partnership agreement or comparable documentation evidencing the partnership, if any. The Supplemental Interest Trust will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h).

(d)  To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Supplemental Interest Trust Trustee, any obligation of the Supplemental Interest Trust Trustee under the Interest Rate Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

(e)  The Trustee shall treat the Holders of Certificates (other than the Class P, Class C, Class R and Class R-X Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class C, Class R and Class R-X Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 2 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of (a) the amount of interest otherwise payable to such Certificates over (ii) the amount of interest payable to such Certificates at a per annum rate equal to the Net WAC Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class C, Class P, Class R and Class R-X Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C, Class P, Class R and Class R-X Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 4 and as having been paid by such Holders pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC 2, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(f)  For federal tax return and information reporting, the right of the Holders of the Floating Rate Certificates to receive payments from the Supplemental Interest Trust in respect of any Net WAC Cap Carry Forward Amounts may have more than a de minimis value.

SECTION 4.11 Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of a Floating Rate Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Net WAC Rate Carryover Reserve Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. For federal income tax purposes, the Trustee will account for payments to each Floating Rate Certificates as follows: each Floating Rate Certificate will be treated as receiving their entire payment from REMIC 3 (regardless of any Swap Termination Payment or obligation under the Interest Rate Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Interest Rate Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Interest Rate Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Swap Provider Fee), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Floating Rate Certificate.

The REMIC regular interest corresponding to a Floating Rate Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Base Calculation Amount of the Interest Rate Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Floating Rate Certificate may exceed the actual amount of distributions on the Floating Rate Certificate.

SECTION 4.12 Cap Account.

(a)  No later than the Closing Date, the Trustee shall establish and maintain with itself, a separate, segregated trust account titled, “Cap Account, Deutsche Bank National Trust Company, as Cap Trustee, in trust for the registered Certificateholders of Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1.” Such account shall be an Eligible Account and amounts therein shall be held uninvested.

(b)  On each Distribution Date, pursuant to the Cap Allocation Agreement, the Cap Trustee, prior to any distribution to any Certificate, shall deposit into the Cap Account amounts received pursuant to the Interest Rate Cap Agreement for distribution in accordance with Section 4.01(f) above.

(c)  It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Cap Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Cap Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Cap Account be treated as a partnership. The Cap Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust Fund, or the payment in full of the Floating Rate Certificates, all amounts remaining on deposit in the Cap Account shall be released by the Trust Fund and distributed to the Class C Certificateholders or their designees. The Cap Account shall be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Floating Rate Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

(d)  By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee is hereby directed, to deposit into the Cap Account the amounts described above on each Distribution Date.

For federal income tax purposes, the right of the Floating Rate Certificates to receive payments from the Cap Account may have more than a de minimis value.

SECTION 4.13 Collateral Accounts

(a)  The Trustee is hereby directed to perform the obligations of the Custodian as defined under the Basis Risk Cap Credit Support Annex (the “Basis Risk Cap Custodian”). On or before the Closing Date, the Basis Risk Cap Custodian shall establish a Basis Risk Cap Collateral Account. The Basis Risk Cap Collateral Account shall be held in the name of the Basis Risk Cap Custodian in trust for the benefit of the Certificateholders. The Basis Risk Cap Collateral Account must be an Eligible Account and shall be titled “Basis Risk Cap Collateral Account, Deutsche Bank National Trust Company, as Basis Risk Cap Custodian for registered Certificateholders of Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1.”

(b)  The Basis Risk Cap Custodian shall credit to Basis Risk Cap Collateral Account all collateral (whether in the form of cash or securities) posted by the Basis Risk Cap Provider to secure the obligations of the Basis Risk Cap Provider in accordance with the terms of the Basis Risk Cap Agreement. Except for investment earnings, the Basis Risk Cap Provider shall not have any legal, equitable or beneficial interest in the Basis Risk Cap Collateral Account other than in accordance with this Agreement, the Basis Risk Cap Agreement and applicable law. The Basis Risk Cap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Basis Risk Cap Collateral Account in accordance with Basis Risk Cap Credit Support Annex.

(c)  Cash collateral posted by the Basis Risk Cap Provider in accordance with the Basis Risk Cap Credit Support Annex shall be invested at the direction of the Basis Risk Cap Provider in Permitted Investments in accordance with the requirements of the Basis Risk Cap Credit Support Annex. All amounts earned on amounts on deposit in the Basis Risk Cap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Basis Risk Cap Provider.

(d)  Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Basis Risk Cap Agreement), with respect to the Basis Risk Cap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Basis Risk Cap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Basis Risk Cap Provider, and, in either such case, unless the Basis Risk Cap Provider has paid in full all of its Obligations (as defined in the Basis Risk Cap Credit Support Annex) that are then due, then any collateral posted by the Basis Risk Cap Provider in accordance with the Basis Risk Cap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Basis Risk Cap Agreement) in accordance with the Basis Risk Cap Credit Support Annex. Any excess amounts held in such Basis Risk Cap Collateral Account after payment of all amounts owing to Party B under the Basis Risk Cap Agreement shall be withdrawn from the Basis Risk Cap Collateral Account and paid to the Basis Risk Cap Provider in accordance with the Basis Risk Cap Credit Support Annex.

(e)  The Trustee (in its capacity as Cap Trustee) is hereby directed to perform the obligations of the Custodian as defined under the Interest Rate Cap Credit Support Annex (the “Interest Rate Cap Custodian”). On or before the Closing Date, the Interest Rate Cap Custodian shall establish a Interest Rate Cap Collateral Account. The Interest Rate Cap Collateral Account shall be held in the name of the Interest Rate Cap Custodian in trust for the benefit of the Certificateholders. The Interest Rate Cap Collateral Account must be an Eligible Account and shall be titled “Interest Rate Cap Collateral Account, Deutsche Bank National Trust Company, as Interest Rate Cap Custodian for registered Certificateholders of Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1.”

(f)  The Interest Rate Cap Custodian shall credit to the Interest Rate Cap Collateral Account all collateral (whether in the form of cash or securities) posted by the Interest Rate Cap Provider to secure the obligations of the Interest Rate Cap Provider in accordance with the terms of the Interest Rate Cap Agreement. Except for investment earnings, the Interest Rate Cap Provider shall not have any legal, equitable or beneficial interest in the Interest Rate Cap Collateral Account other than in accordance with this Agreement, the Interest Rate Cap Agreement and applicable law. The Interest Rate Cap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Interest Rate Cap Collateral Account in accordance with Interest Rate Cap Credit Support Annex.

(g)  Cash collateral posted by the Interest Rate Cap Provider in accordance with the Interest Rate Cap Credit Support Annex shall be invested at the direction of the Interest Rate Cap Provider in Permitted Investments in accordance with the requirements of the Interest Rate Cap Credit Support Annex. All amounts earned on amounts on deposit in the Interest Rate Cap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Interest Rate Cap Provider.

(h)  Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Interest Rate Cap Agreement), with respect to the Interest Rate Cap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Interest Rate Cap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Interest Rate Cap Provider, and, in either such case, unless the Interest Rate Cap Provider has paid in full all of its Obligations (as defined in the Interest Rate Cap Credit Support Annex) that are then due, then any collateral posted by the Interest Rate Cap Provider in accordance with the Interest Rate Cap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Interest Rate Cap Agreement) in accordance with the Interest Rate Cap Credit Support Annex. Any excess amounts held in such Interest Rate Cap Collateral Account after payment of all amounts owing to Party B under the Interest Rate Cap Agreement shall be withdrawn from the Interest Rate Cap Collateral Account and paid to the Interest Rate Cap Provider in accordance with the Interest Rate Cap Credit Support Annex.

(i)  The Trustee (in its capacity as Supplemental Interest Trust Trustee) is hereby directed to perform the obligations of the Custodian as defined under the Swap Credit Support Annex (the “Swap Custodian”). On or before the Closing Date, the Swap Custodian shall establish a Swap Collateral Account. The Swap Collateral Account shall be held in the name of the Swap Custodian in trust for the benefit of the Certificateholders. The Swap Collateral Account must be an Eligible Account and shall be titled “Swap Collateral Account, Deutsche Bank National Trust Company, as Swap Custodian for registered Certificateholders of Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1.”

(j)  The Swap Custodian shall credit to Swap Collateral Account all collateral (whether in the form of cash or securities) posted by the Swap Provider to secure the obligations of the Swap Provider in accordance with the terms of the Interest Rate Swap Agreement. Except for investment earnings, the Swap Provider shall not have any legal, equitable or beneficial interest in the Swap Collateral Account other than in accordance with this Agreement, the Interest Rate Swap Agreement and applicable law. The Swap Custodian shall maintain and apply all collateral and earnings thereon on deposit in the Swap Collateral Account in accordance with Swap Credit Support Annex.

(k)  Cash collateral posted by the Swap Provider in accordance with the Swap Credit Support Annex shall be invested at the direction of the Swap Provider in Permitted Investments in accordance with the requirements of the Swap Credit Support Annex. All amounts earned on amounts on deposit in the Swap Collateral Account (whether cash collateral or securities) shall be for the account of and taxable to the Swap Provider.

(l)  Upon the occurrence of an Event of Default or Specified Condition (each as defined in the Interest Rate Swap Agreement), with respect to the Interest Rate Swap Provider or upon occurrence or designation of an Early Termination Date (as defined in the Interest Rate Swap Agreement) as a result of any such Event of Default or Specified Condition with respect to the Interest Rate Swap Provider, and, in either such case, unless the Interest Rate Swap Provider has paid in full all of its Obligations (as defined in the Swap Credit Support Annex) that are then due, then any collateral posted by the Interest Rate Swap Provider in accordance with the Swap Credit Support Annex shall be applied to the payment of any Obligations due to Party B (as defined in the Interest Rate Swap Agreement) in accordance with the Interest Rate Swap Credit Support Annex. Any excess amounts held in such Swap Collateral Account after payment of all amounts owing to Party B under the Interest Rate Swap Agreement shall be withdrawn from the Swap Collateral Account and paid to the Swap Provider in accordance with the Swap Credit Support Annex.

SECTION 4.14 Rights and Obligations Under the Basis Risk Cap Agreement, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement.

(a)  In the event that the Basis Risk Cap Provider fails to perform any of its obligations under the Basis Risk Cap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Basis Risk Cap Agreement) occurs with respect to the Basis Risk Cap Agreement, the Trustee shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Trust, required to enforce the rights of the Trust under the Basis Risk Cap Agreement.

(b)  In the event that the Basis Risk Cap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Basis Risk Cap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Basis Risk Cap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Basis Risk Cap Agreement, the Trustee shall, promptly following actual notice of the Basis Risk Cap Provider’s failure to pay, demand that the Guarantor make any and all payments (determined in accordance with the Basis Risk Cap Agreement) then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Trustee shall in no event be liable for any failure or delay in the performance by the Basis Risk Cap Provider or any Guarantor of its obligations hereunder or pursuant to the Basis Risk Cap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

(c)  Upon an early termination of the Basis Risk Cap Agreement other than in connection with the optional termination of the Trust, the Trustee, at the direction of the Depositor, will use reasonable efforts to appoint a successor basis risk cap provider to enter into a new basis risk cap agreement on terms substantially similar to the Basis Risk Cap Agreement, with a successor basis risk cap provider meeting all applicable eligibility requirements. If the Trustee receives a termination payment from the Basis Risk Cap Provider in connection with such early termination, the Trustee will apply such termination payment to any upfront payment required to appoint the successor basis risk cap provider. If the Trustee is required to pay a termination payment to the Basis Risk Cap Provider in connection with such early termination, the Trustee will apply any upfront payment received from the successor basis risk cap provider to pay such termination payment.

(d)  If the Trustee is unable to appoint a successor basis risk cap provider within 30 days of the early termination, then the Trustee will deposit any termination payment received from the original Basis Risk Cap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account, an amount equal to the payment, if any, that would have been paid to the Trustee by the original Basis Risk Cap Provider calculated in accordance with the terms of the original Basis Risk Cap Agreement, and distribute such amount in accordance with the terms of Section 4.01(d).

(e)  Upon an early termination of the Basis Risk Cap Agreement in connection with the optional termination of the Trust, if the Trustee receives a termination payment from the Basis Risk Cap Provider, such termination payment will be distributed in accordance with Section 4.01(d).

(f)  In the event that the Interest Rate Cap Provider fails to perform any of its obligations under the Interest Rate Cap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Interest Rate Cap Agreement) occurs with respect to the Interest Rate Cap Agreement, the Trustee (in its capacity as Cap Trustee) shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Cap Trust, required to enforce the rights of the Cap Trust under the Interest Rate Cap Agreement.

(g)  In the event that the Interest Rate Cap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Interest Rate Cap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Interest Rate Cap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Interest Rate Cap Agreement, the Trustee (in its capacity as Cap Trustee) shall, promptly following actual notice of the Interest Rate Cap Provider’s failure to pay, demand that the Guarantor make any and all payments (determined in accordance with the Interest Rate Cap Agreement) then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Trustee (in its capacity as Cap Trustee) shall in no event be liable for any failure or delay in the performance by the Interest Rate Cap Provider or any Guarantor of its obligations hereunder or pursuant to the Interest Rate Cap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

(h)  Upon an early termination of the Interest Rate Cap Agreement other than in connection with the optional termination of the Trust, the Trustee (in its capacity as Cap Trustee), at the direction of the Depositor, will use reasonable efforts to appoint a successor interest rate cap provider to enter into a new interest rate cap agreement on terms substantially similar to the Interest Rate Cap Agreement, with a successor interest rate cap provider meeting all applicable eligibility requirements. If the Trustee (in its capacity as Cap Trustee) receives a termination payment from the Interest Rate Cap Provider in connection with such early termination, the Trustee (in its capacity as Cap Trustee) will apply such termination payment to any upfront payment required to appoint the successor interest rate cap provider. If the Trustee (in its capacity as Cap Trustee) is required to pay a termination payment to the Interest Rate Cap Provider in connection with such early termination, the Trustee (in its capacity as Cap Trustee) will apply any upfront payment received from the successor interest rate cap provider to pay such termination payment.

(i)  If the Trustee (in its capacity as Cap Trustee) is unable to appoint a successor interest rate cap provider within 30 days of the early termination, then the Trustee (in its capacity as Cap Trustee) will deposit any termination payment received from the original Interest Rate Cap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Trustee (in its capacity as Cap Trustee) by the original Interest Rate Cap Provider calculated in accordance with the terms of the original Interest Rate Cap Agreement, and distribute such amount in accordance with the terms of Section 4.01(f).

(j)  Upon an early termination of the Interest Rate Cap Agreement in connection with the optional termination of the Trust, if the Trustee (in its capacity as Cap Trustee) receives a termination payment from the Interest Rate Cap Provider, such termination payment will be distributed in accordance with Section 4.01(f).

(k)  In the event that the Swap Provider fails to perform any of its obligations under the Interest Rate Swap Agreement (including, without limitation, its obligation to make any payment or transfer collateral), or breaches any of its representations and warranties thereunder, or in the event that any Event of Default, Termination Event, or Additional Termination Event (each as defined in the Interest Rate Swap Agreement) occurs with respect to the Interest Rate Swap Agreement, the Trustee (in its capacity as Supplemental Interest Trust Trustee) shall, promptly following actual notice of such failure, breach or event, notify the Depositor and send any notices and make any demands, on behalf of the Supplemental Interest Trust, required to enforce the rights of the Supplemental Interest Trust under the Interest Rate Swap Agreement.

(l)  In the event that the Swap Provider’s obligations are guaranteed by a third party under a guaranty relating to the Interest Rate Swap Agreement (such guaranty the “Guaranty” and such third party the “Guarantor”), then to the extent that the Swap Provider fails to make any payment by the close of business on the day it is required to make payment under the terms of the Interest Rate Swap Agreement, the Trustee (in its capacity as Supplemental Interest Trust Trustee) shall, promptly following actual notice of the Swap Provider’s failure to pay, demand that the Guarantor make any and all payments (determined in accordance with the Interest Rate Swap Agreement) then required to be made by the Guarantor pursuant to such Guaranty; provided, that the Trustee (in its capacity as Supplemental Interest Trust Trustee) shall in no event be liable for any failure or delay in the performance by the Swap Provider or any Guarantor of its obligations hereunder or pursuant to the Interest Rate Swap Agreement and the Guaranty, nor for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) in connection therewith.

(m)  Upon an early termination of the Interest Rate Swap Agreement other than in connection with the optional termination of the Trust, the Trustee (in its capacity as Supplemental Interest Trust Trustee), at the direction of the Depositor, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Trustee (in its capacity as Supplemental Interest Trust Trustee) receives a termination payment from the Swap Provider in connection with such early termination, the Trustee (in its capacity as Supplemental Interest Trust Trustee) will apply such termination payment to any upfront payment required to appoint the successor swap provider. If the Trustee (in its capacity as Supplemental Interest Trust Trustee) is required to pay a termination payment to the Swap Provider in connection with such early termination, the Trustee (in its capacity as Supplemental Interest Trust Trustee) will apply any upfront payment received from the successor swap provider to pay such termination payment.

(n)  If the Trustee (in its capacity as Supplemental Interest Trust Trustee) is unable to appoint a successor swap provider within 30 days of the early termination, then the Trustee (in its capacity as Supplemental Interest Trust Trustee) will deposit any termination payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Distribution Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Trustee (in its capacity as Supplemental Interest Trust Trustee) by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of Section 4.01(e).

(o)  Upon an early termination of the Interest Rate Swap Agreement in connection with the optional termination of the Trust, if the Trustee (in its capacity as Supplemental Interest Trust Trustee) receives a termination payment from the Swap Provider, such termination payment will be distributed in accordance with Section 4.01(e).

ARTICLE V

 THE CERTIFICATES

SECTION 5.01 The Certificates.

Each of the Floating Rate Certificates, the Class P Certificates, the Class C Certificates, the Class FL Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Floating Rate Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1.00 in excess thereof; provided, that the Floating Rate Certificates must be purchased in minimum total investments of $100,000 per Class, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class C Certificates, the Class P Certificates, the Class FL Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Floating Rate Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

SECTION 5.02 Registration of Transfer and Exchange of Certificates.

(a)  The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph which office shall initially be the offices designated by the Trustee and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest that was evidenced by the Class R-X Certificate being exchanged.

(b)  Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee and the Depositor may for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)  If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall in the case of (i) and (ii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)  No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate, Class FL Certificates or Residual Certificate (the “Private Certificates”) shall be made unless such disposition is exempt from the registration requirements of the Securities Act, and any applicable state securities laws or is made in accordance with the Securities Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor or the first transfer by the initial transferee of an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Private Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), (x) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the Securities Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act or is being made pursuant to the Securities Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (y) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the Securities Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit L hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Notwithstanding the foregoing, no certification or Opinion of Counsel described above in this Section 5.02(d) will be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an “accredited investor” within the meaning of Rule 501 of the Securities Act.

No transfer of a Private Certificate or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”), as certified by such transferee in the form of Exhibit M, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Trustee, the Depositor and the Servicer and on which they may rely which establishes to the satisfaction of the Trustee that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any such Private Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Private Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Floating Rate Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Floating Rate Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of Prohibited Transaction Exemption (“PTE”) 90-59, 55 Fed. Reg. 36724 (September 6, 1990), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the “Exemption”) and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 84-14, 91-38, 90-1, 95-60 or 96-23, in the case of a Floating Rate Certificate.

Subsequent to the termination of the Supplemental Interest Trust, each Transferee of a Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Exemption and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the provisions of the three preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the three preceding paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)  No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)  In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A)         an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(B)          a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv)  Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)  If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(e)  No transfer of the Class C Certificates shall be made unless the transferee of such Certificates provides to the Trustee the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)), as a condition to such transfer and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that any IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), has become obsolete or incorrect. Upon receipt of any such tax certification form from a transferee of any Class C Certificate, the Trustee shall provide a copy of such tax certification form to the Basis Risk Cap Provider, the Supplemental Interest Trust Trustee and the Cap Trustee. The Supplemental Interest Trust Trustee shall provide a copy of any such tax certification form to the Swap Provider and the Cap Trustee shall provide a copy of any such tax certification form to the Interest Rate Cap Provider.

Each Holder of a Class C Certificate and each transferee thereof shall be deemed to have consented to the Trustee, the Supplemental Interest Trustee and the Cap Trustee forwarding to the Basis Risk Cap Provider, the Swap Provider and the Interest Rate Cap Provider, respectively, any such tax certification form it has provided and updated in accordance with these transfer restrictions. Any purported sales or transfers of any Class C Certificate to a transferee which does not comply with these requirements shall be deemed null and void under this Agreement.

The Trustee, the Supplemental Interest Trustee and the Cap Trustee shall not be liable for the content or truthfulness of any such tax certification provided to it. The Trustee, the Supplemental Interest Trustee and the Cap Trustee shall only be required to forward any tax certification received by it to the Basis Risk Cap Provider, the Swap Provider or the Interest Rate Cap Provider, respectively, at the last known address provided to it, and shall not be liable for the receipt of such tax certification by the Basis Risk Cap Provider, the Swap Provider or the Interest Rate Cap Provider, nor any failure of the Basis Risk Cap Provider, the Swap Provider or the Interest Rate Cap Provider to process such certification or to take any action as required under the Basis Risk Cap Agreement, the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, respectively, or under applicable law. The Trustee, the Supplemental Interest Trustee and the Cap Trustee shall have no duty to take action to correct any misstatement or omission in any tax certification provided to it and forwarded to the Basis Risk Cap Provider, the Swap Provider or the Interest Rate Cap Provider, respectively.

(f)  No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04 Persons Deemed Owners.

The Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Trustee, the Certificate Registrar or any Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05 Appointment of Paying Agent.

(a)  The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee.

ARTICLE VI

THE SERVICER AND THE DEPOSITOR

SECTION 6.01 Liability of the Servicer and the Depositor.

The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

SECTION 6.02 Merger or Consolidation of, or Assumption of the Obligations of the Servicer or the Depositor.

Any entity into which the Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer or the Depositor, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

SECTION 6.03 Limitation on Liability of the Servicer and Others.

Neither the Servicer or the Depositor nor any of the directors or officers or employees or agents of the Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of the Servicer or the Depositor, as the case may be, hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and the Depositor, and any director or officer or employee or agent of the Servicer or the Depositor, shall be indemnified by the Trust and held harmless against (i) any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder or (ii) any breach of a representation or warranty by the Originator regarding the Mortgage Loans. The Servicer or the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Depositor or the Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

SECTION 6.04 Limitation on Resignation of the Servicer; Assignment of Servicing.

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee. No resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

SECTION 6.05 Successor Servicer.

In connection with the appointment of any successor Servicer or the assumption of the duties of the Servicer, the Depositor or the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on the Mortgage Loans as the Depositor or the Trustee and such successor Servicer shall agree. If the successor Servicer does not agree that such market value is a fair price, such successor Servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor Servicer may not exceed the compensation which the Servicer would have been entitled to retain if the Servicer had continued to act as Servicer hereunder.

SECTION 6.06 Delegation of Duties.

In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans.

SECTION 6.07 [Reserved].

SECTION 6.08 Inspection.

The Servicer, in its capacity as Servicer, shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations.

SECTION 6.09 Duties of the Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement to the Credit Risk Manager by the Servicer. The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and the Trustee shall not have any obligation to provide any such information to the Credit Risk Manager and shall not otherwise have any responsibility with respect to the performance of the Credit Risk Manager

SECTION 6.10 Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, the Servicer or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 6.11 Removal of the Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by the Depositor at any time, without cause, with the consent of Certificateholders holding not less than 66 2/3% of the Voting Rights, upon ten (10) days prior written notice. The Depositor shall provide such written notice to the Trustee and upon receipt of such notice and evidence of such Certificateholders’ consent, the Trustee shall provide written notice to the Credit Risk Manager of its removal, effective upon receipt of such notice.

ARTICLE VII

DEFAULT

SECTION 7.01 Servicer Events of Termination.

(a)  If any one of the following events (“Servicer Events of Termination”) shall occur and be continuing:

(i)  The failure by the Servicer to make any Advance; or (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice (which shall also be provided via facsimile at the number listed in Section 11.05 of this Agreement) of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

(ii)  The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Trustee by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of the Servicer; or

(iii)  The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days;

(iv)  The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)  The failure by the Servicer to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 4.05 of this Agreement which failure continues unremedied for a period of fifteen (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement.

then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Servicer Remittance Date (provided the Trustee shall give the Servicer notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance Date), the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof and the Trustee (as successor servicer), or a successor servicer appointed in accordance with Section 7.02, shall make such Advance in accordance with Section 4.04 and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Credit Risk Manager, the Depositor and the Servicer. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Trustee (as successor servicer) of all documents and records requested by it to enable it to assume the Servicer’s functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Servicer in such accounts or thereafter serviced by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the Servicer, by the Trust.

SECTION 7.02 Trustee to Act; Appointment of Successor Servicer.

(a)  Within 90 days of the time the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to reimburse the Trustee pursuant to Section 3.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

(b)  Any successor to the Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.

(c)  In connection with the resignation, removal or expiration of the term of the Servicer hereunder, or in connection with the resignation or removal of any successor to the Servicer (or any other successor to the Servicer appointed hereunder) acting as successor Servicer hereunder, either (i) the successor Servicer, (or any other successor to the Servicer appointed hereunder) acting as successor Servicer hereunder, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this paragraph.

SECTION 7.03 [Reserved].

SECTION 7.04 Waiver of Defaults.

The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

SECTION 7.05 Notification to Certificateholders.

(a)  Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

(b)  No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee (in the case of a Servicer Event of Termination) becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Credit Risk Manager and all Certificateholders notice of such occurrence unless such default, Servicer Event of Termination shall have been waived or cured.

SECTION 7.06 Survivability of Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01 Duties of Trustee.

The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)  prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)  the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

(iv)  the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of Section 7.01(a) or of the existence of any Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Depositor, the Servicer or the Majority Certificateholders.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

SECTION 8.02 Certain Matters Affecting the Trustee.

(a)  Except as otherwise provided in Section 8.01:

(i)  the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)  the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)  the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)  the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee shall be reimbursed by the Servicer upon demand and, if not reimbursed by the Servicer, shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi)  the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer;

(vii)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees;

(viii)  the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(ix)  the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the REO Account made at the direction of the Servicer pursuant to Section 3.12;

(x)  the Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.11; and

(xi)  the Depositor hereby directs the Trustee to execute and deliver the PMI Policy on behalf of the Trust Fund in the form presented to it by the Depositor. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of the PMI Policy, and the performance of its duties and satisfaction of its obligations thereunder.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document or MERS or the MERS System other than with respect to the Trustee’s execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Servicer, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); the compliance by the Depositor, the Originator, the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of the Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

SECTION 8.04 Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee may transact any banking and trust business with the Originator, the Servicer, the Depositor or their Affiliates.

SECTION 8.05 Trustee Compensation and Expenses.

(a)  The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Compensation prior to making any distributions to Certificateholders consisting of income earned on amounts on deposit in the Distribution Account and the Trustee Fee.

(b)  The Trustee, or any director, officer, employee or agent of the Trustee, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer’s obligations and duties under this Agreement for which the Trustee is indemnified under Section 8.05(b) or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee’s reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee’s obligations under Article X hereof. It is understood by the parties hereto that a “claim” as used in the preceding sentence includes any claim for indemnification made by the Custodian under Section 22 of the Custodial Agreement; provided, however, that the Trustee shall not lose any right it may have to indemnification under this Section 8.05 due to the willful misfeasance, bad faith or negligence of the Custodian in the performance of its duties under the Custodial Agreement or by reason of the Custodian’s reckless disregard of its obligations and duties under the Custodial Agreement. Any amounts payable to the Trustee or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this Section 8.05, or pursuant to any other right of reimbursement from the Trust Fund that the Trustee or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee.

SECTION 8.06 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal offices of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07 Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer may remove the Trustee. If the Depositor or the Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

SECTION 8.08 Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

Any Person appointed as successor trustee pursuant to this Agreement shall also be required to serve as successor supplemental interest trust trustee under the Interest Rate Swap Agreement and as successor cap trustee under the Interest Rate Cap Agreement.

SECTION 8.09 Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)  no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  the Servicer and the Trustee, acting jointly, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11 Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12 Trustee May Enforce Claims Without Possession of Certificates.

(a)  All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b)  The Trustee shall afford the Seller, the Depositor, the Servicer and each Certificateholder upon reasonable prior notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Servicer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Servicer, the Depositor and such Certificateholder and shall make available to the Seller, the Servicer, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Seller, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13 Suits for Enforcement.

In case a Servicer Event of Termination or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders, or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14 Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16 Appointment of the Custodian.

The Trustee shall, at the direction of the Depositor and with the consent of the Servicer, appoint the Custodian to hold all or a portion of the Mortgage Files. The appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor at the direction of the Depositor to the Trustee, the consent to which shall not be unreasonably withheld. The Custodian shall be entitled to its fees and expenses in accordance with the Custodial Agreement, which fees and expenses shall be paid to the Custodian from the Trust in accordance with Section 8.05. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of the Custodial Agreement, which agreement may be amended from time to time, and shall have the right to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by the Custodian. Notwithstanding anything to the contrary in this Agreement, the Custodian is not an agent of the Trustee and in no event shall the Trustee be liable for any acts, omission, duties, obligations, or liabilities of the Custodian. In no event shall the appointment of the Custodian pursuant to the Custodial Agreement diminish the obligations of the Trustee hereunder.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01 REMIC Administration.

(a)  REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b)  The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c)  The Trustee shall pay any and all expenses relating to any tax audit of any REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Trustee shall be entitled to reimbursement of expenses incurred pursuant to this Section 9.01(c) to the extent provided in Section 8.05.

(d)  The Trustee shall prepare, sign and file, all of the REMICs’ federal and state tax and information returns (including Form 8811) as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

(e)  The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the related “Tax Matters Person”) with respect to REMIC 1, REMIC 2 and REMIC 3 and shall act as Tax Matters Person for each such REMIC. The Holder of the Class R-X Certificate at any time holding the largest Percentage Interest thereof shall be the Tax Matters Person with respect to REMIC 4, REMIC 5 and REMIC 6, and shall act as Tax Matters Person for each such REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization upon reasonable additional compensation and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

(f)  The Trustee, the Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Servicer or the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Servicer have received an Opinion of Counsel, (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

(g)  Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of the Servicer, the Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

(h)  The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)  No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)  Neither the Trustee nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k)  [Reserved].

(l)  The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

SECTION 9.02 Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

SECTION 9.03 Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

(a)  In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(b)  In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

SECTION 10.01 Termination.

(a)  The respective obligations and responsibilities of the Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Distribution Date in December, 2036. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Servicer (in such context, the “Terminator”), may, at its option, terminate this Agreement on any date on which the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(c) by (x) the Terminator, (y) the Holders of a majority in Percentage Interest in the Class C Certificates and (z) if the Floating Rate Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, provided that if this clause (z) applies to such determination, such determination shall be based solely upon an appraisal obtained as provided in the last sentence of this paragraph), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider or any predecessor swap provider (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture. If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee as provided in (ii) above, such determination shall be based on an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Terminator, the Holders of a majority in Percentage Interest in the Class C Certificates and the Trustee in their reasonable discretion, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such appraisal.

By acceptance of a Residual Certificate, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(b)  In connection with any termination pursuant to this Section 10.01:

(1)  At least twenty (20) days prior to the latest date on which notice of such optional termination is required to be mailed to the Certificateholders, the Terminator shall notify in writing (which may be done in electronic format) the Swap Provider and the Trustee of the final Distribution Date on which the Terminator intends to terminate the Trust Fund;

(2)  No later than 4:00 pm (New York City time) four (4) Business Days prior to the final Distribution Date specified in the notices required pursuant to Section 10.01, the Swap Provider shall notify in writing (in accordance with the applicable provisions of the Interest Rate Swap Agreement) (which may be done in electronic format) and by phone, the Terminator and the Trustee of the amount of the Estimated Swap Termination Payment; and

(3)  Three (3) Business Days prior to the final Distribution Date specified in the notices required pursuant to Sections 10.01, (x) the Terminator shall, no later than 1:00 pm (New York City time) on such day, deliver to the Trustee and the Trustee shall deposit funds in the Distribution Account in an amount equal to the sum of the Termination Price (which shall be based on the Estimated Swap Termination Payment), and (y) if the Trustee shall have receieved an Officer’s Certificate stating that all of the requirements for Optional Termination have been met, including without limitation the deposit required pursuant to the immediately preceding clause (x) as well as the requirements specified in Section 10.01, then the Trustee shall, on the same Business Day, provide written notice (which may be done in electronic format) to the Terminator and the Swap Provider (in accordanace with the applicable provision of the Interest Rate Swap Agreement) confirming (a) its receipt of the Termination Price (which shall be based on the Estimated Swap Termination Payment), and (b) that all other requirements specified in Section 10.01 have been met (the “Optional Termination Notice”). Upon the delivery of the Optional Termination Notice by the Trustee pursuant to the preceding sentence, (i) the optional termination shall become irrevocable, (ii) the notice to Certificateholders of such optional termination provided pursuant to Section 10.01 shall become unrescindable, (iii) the Swap Provider shall determine the Swap Termination Payment in accordance with the Interest Rate Swap Agreement (which shall not exceed the Estimated Swap Termination Payment), and (iv) the Swap Provider shall provide to the Trustee written notice of the amount of the Swap Termination Payment not later than two (2) Business Days prior to the final Distribution Date specified in the notices required pursuant to Sections 10.01.

Upon a termination pursuant to this Section 10.01, the Trustee shall assign to the Terminator each of the representations and warranties made by the Originator and the Seller pursuant to the Master Agreement and the Assignment Agreement, without recourse, representation or warranty.

In connection with any such purchase pursuant to this Section 10.01, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

(c)  Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Terminator, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(d)  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(e)  In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholders for payment.

SECTION 10.02 Additional Termination Requirements.

(a)  In the event that the Terminator exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  Within 90 days prior to the final Distribution Date, the Terminator shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a “Qualified Liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii)  At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash pursuant to the terms of the plan of complete liquidation.

(b)  By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01 Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee; and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written or electronic notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder.

In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Swap Provider or the Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee or (ii) written notice to the Depositor, the Servicer and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Notwithstanding any of the other provisions of this Section 11.01, none of the parties to this Agreement shall enter into any amendment to this Agreement that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider hereunder (excluding, for the avoidance of doubt, any amendment to this Agreement that is entered into solely for the purpose of appointing a successor servicer or trustee) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02 Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of the Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 11.03 Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04 Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

SECTION 11.05 Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Servicer, 1 Home Campus, Des Moines, IA 50328-0001, Attention: John B. Brown, MAC X 2302-33, (telecopy number: (515) 324-3118), with a copy to General Counsel, 1 Home Campus, Des Moines, IA 50328-0001, MAC X 2401-06T, (telecopy number: (515) 213-5192), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Servicer, (b) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - Soundview 2007-NS1 (telecopy number: (714) 247-6478), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee, (c) in the case of the Credit Risk Manager, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention: General Counsel, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer, and the Trustee, (d) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address or telecopy number as may hereafter be furnished to the Servicer and the Trustee in writing by the Depositor and (e) in the case of the Swap Provider and Cap Provider, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address or telecopy number as may hereafter be furnished to the Servicer, the Trustee, the Credit Risk Manager or the Depositor in writing by the Swap Provider/Cap Provider. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of the Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 11.06 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07 Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.08 Notice to the Rating Agencies.

(a)  Each of the Trustee and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or the Servicer, as the case may be, has actual knowledge:

(i)  any material change or amendment to this Agreement;

(ii)  the occurrence of any Servicer Event of Termination that has not been cured or waived;

(iii)  the resignation or termination of the Servicer or the Trustee;

(iv)  the final payment to Holders of the Certificates of any Class;

(v)  any change in the location of any Account; and

(vi)  if the Trustee is acting as successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)  In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Section 4.03 hereof and the Servicer shall promptly furnish to each Rating Agency copies of the following:

(i)  each annual statement as to compliance described in Section 3.20 hereof;

(ii)  each Attestation Report described in Section 3.21 hereof; and

(iii)  each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and (ii) Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Group.

SECTION 11.09 Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 11.10 Benefits of Agreement.

Each of the Swap Provider and the Cap Provider shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Swap Provider's and Cap Provider's rights, respectively, as are explicitly specified herein.

Other than as set forth above, nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 11.11 Acts of Certificateholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)  Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 11.12 Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.20, 3.21 and  4.05 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the SEC under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply, with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

FINANCIAL ASSET SECURITIES CORP., as Depositor

By:	/s/ James T. Raezer
Name:	James T. Raezer
Title:	Managing Director

NATIONSTAR MORTGAGE, LLC, as Servicer

By:	/s/ Michael Eckrote
Name:	Michael Eckrote
Title:	Senior Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Melissa Wilman
Name:	Melissa Wilman
Title:	Vice President

By:	/s/ Manuel Rivas
Name:	Manuel Rivas
Title:	Authorized Signatory

For purposes of Sections 6.09, 6.10 and 6.11:
CLAYTON FIXED INCOME SERVICES INC.

By:	/s/ Kevin J. Kanouff
Name:	Kevin J. Kanouff
Title:	President and General Counsel

STATE OF CONNECTICUT	)
	)	ss.:
COUNTY OF FAIRFIELD	)

On the _____ day of March 2007 before me, a notary public in and for said State, personally appeared _________________________ known to me to be _______________________ of Financial Asset Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On the _____ day of, March 2007 before me, a notary public in and for said State, personally appeared ____________________________ known to me to be a ___________________________ of Nationstar Mortgage, LLC, a Delaware limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF _____________	)	ss.:
COUNTY OF ___________	)

On the ____ day of March 2007 before me, a notary public in and for said State, personally appeared _________________________, known to me to be a(n) _______________________ and _________________________, known to me to be a(n) _______________________of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A-1

FORM OF CLASS A-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST AND THE CAP TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$309,424,000.00

Original Class Certificate Principal Balance of this Class	:	$309,424,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AA6

Class	:	A-1

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS A-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the Denomination of this Class A-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust and the Cap Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class A-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class A-1Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS A-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST AND THE CAP TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$67,608,000.00

Original Class Certificate Principal Balance of this Class	:	$67,608,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AB4

Class	:	A-2

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS A-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the Denomination of this Class A-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust and the Cap Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class A-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class A-4 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS A-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST AND THE CAP TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$105,880,000.00

Original Class Certificate Principal Balance of this Class	:	$105,880,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AC2

Class	:	A-3

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS A-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the Denomination of this Class A-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust and the Cap Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class A-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class A-3 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS A-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST AND THE CAP TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$43,975,000.00

Original Class Certificate Principal Balance of this Class	:	$43,975,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AD0

Class	:	A-4

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS A-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the Denomination of this Class A-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to the termination of the Supplemental Interest Trust and the Cap Trust, any person acquiring a Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class A-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class A-4 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$29,517,000.00

Original Class Certificate Principal Balance of this Class	:	$29,517,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AE8

Class	:	M-1

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class M-1 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-6

FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$25,106,000.00

Original Class Certificate Principal Balance of this Class	:	$25,106,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AF5

Class	:	M-2

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class M-2 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-7

FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$12,892,000.00

Original Class Certificate Principal Balance of this Class	:	$12,892,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AG3

Class	:	M-3

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class M-3 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-8

FORM OF CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$10,518,000.00

Original Class Certificate Principal Balance of this Class	:	$10,518,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AH1

Class	:	M-4

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class M-4 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-9

FORM OF CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$11,535,000.00

Original Class Certificate Principal Balance of this Class	:	$11,535,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AJ7

Class	:	M-5

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-5

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”) and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[REVERSE OF CLASS M-5 CERTIFICATE]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-10

FORM OF CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$7,464,000.00

Original Class Certificate Principal Balance of this Class	:	$7,464,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AK4

Class	:	M-6

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-6

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class M-6 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-11

FORM OF CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$8,821,000.00

Original Class Certificate Principal Balance of this Class	:	$8,821,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AL2

Class	:	M-7

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-7

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class M-7 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-12

FORM OF CLASS M-8 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$6,107,000.00

Original Class Certificate Principal Balance of this Class	:	$6,107,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AM0

Class	:	M-8

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-8

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-8 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class M-8 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-13

FORM OF CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE THAT IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$8,142,000.00

Original Class Certificate Principal Balance of this Class	:	$8,142,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AN8

Class	:	M-9

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-9

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any transferee of this Certificate that is a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be deemed to have made the representations in Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class M-9 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-14

FORM OF CLASS M-10 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES, TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$11,196,000.00

Original Class Certificate Principal Balance of this Class	:	$11,196,000.00

Percentage Interest	:	100.00%

Pass-Through Rate	:	Variable

CUSIP	:	83612Q AP3

Class	:	M-10

Assumed Maturity Date	:	January 2037

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS M-10

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-10 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-10 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-10 Certificate (obtained by dividing the Denomination of this Class M-10 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-10 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-10 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable sate securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act, and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class M-10 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-10 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Class M-10 Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company as Trustee

[Reverse of Class M-10 Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-15

FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Notional Amount of this Certificate (“Denomination”)	:	$678,541,019.12

Original Class Certificate Principal Balance of this Class	:	$20,356,019.12

Percentage Interest	:	100.00%

Class	:	C

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class C Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-16

FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$100.00

Original Class Certificate Principal Balance of this Class	:	$100.00

Percentage Interest	:	100.00%

Class	:	P

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class P Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer, the Master Servicer, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-17

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest	:	100%

Class	:	R

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company as Trustee

[Reverse of Class R Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1 Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-18

FORM OF CLASS R-X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest	:	100.00%

Class	:	R-X

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS R-X

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class R-X Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
Account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
Assignee named above, or
its agent.

EXHIBIT A-19

FORM OF CLASS FL CERTIFICATES

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS FL CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1

Cut-off Date	:	February 1, 2007

First Distribution Date	:	March 26, 2007

Percentage Interest	:	100.00%

Class	:	FL

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
Series 2007-NS1
CLASS FL

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”)

FINANCIAL ASSET SECURITIES CORP., AS DEPOSITOR

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Greenwich Capital Financial Products, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”) among the Depositor, Nationstar Mortgage, LLC as servicer (the “Servicer”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”) To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Office or the office or agency maintained by the Trustee.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class FL Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2007

SOUNDVIEW HOME LOAN TRUST 2007-NS1
DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee
By:

This is one of the Certificates referenced in the within-mentioned Agreement
By:
Authorized Signatory of Deutsche Bank National Trust Company, as Trustee

[Reverse of Class FL Certificate]

Soundview Home Loan Trust 2007-NS1
Asset-Backed Certificates,
SERIES 2007-NS1

This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or the Trustee’s agent specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Trustee as provided in the Pooling and Servicing Agreement accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Servicer or any such agent shall be affected by any notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described in the Agreement and (iv) the Distribution Date in January 2037.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
Account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
Assignee named above, or
its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated March 8, 2007, (“Agreement”) among Greenwich Capital Financial Products, Inc. (“Assignor”), Financial Asset Securities Corp. (“Assignee”) and Nationstar Mortgage, LLC (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

A.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee (x) all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) except as described below, that certain Master Mortgage Loan Purchase and Servicing Agreement dated as of January 1, 2007 (the “Purchase Agreement”), among the Assignor, as initial purchaser (the “Purchaser”), the Company, as seller and servicer and Auburn Funding LLC, as seller, and any related Assignment and Conveyance Agreements as defined in the Purchase Agreement, solely insofar as the Purchase Agreement relates to the Mortgage Loans and (y) other than as provided below with respect to the enforcement of representations and warranties, none of the obligations of the Assignor under the Purchase Agreement.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

1.  From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Soundview Home Loan Trust 2007-NS1 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling Agreement”), among the Assignee, the Company and Deutsche Bank National Trust Company as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Company acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements and remedies with respect to breaches of representations and warranties set forth in the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Company acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

2.  The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

3.  Pursuant to Article IX of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 7.02 (as set forth on Schedule I) of the Purchase Agreement were true and correct as of the Closing Date set forth in the Purchase Agreement, and that the representations and warranties set forth in Section 7.01 of the Purchase Agreement, are true and correct as of the date hereof as if such representations and warranties were made on the date hereof.

4.  In addition, the Company hereby agrees that within 5 Business Days after request by the Assignee therefor, it shall provide copies of the Mortgage File and the Servicing File to the extent the Company has possession thereof, to the Assignee or shall permit examination thereof at the Company’s offices or such other location as shall otherwise be agreed upon by the Assignee. The Assignee shall pay any costs and expenses of the Company (or its agent) incurred in connection with the provision or examination of any such Mortgage File and Servicing File requested pursuant to this Section.

5.  The Assignor hereby makes the following representations, warranties and covenants as of the date hereof:

(a) To the best of the Assignor’s knowledge, nothing has occurred in the period of time from the Closing Date (as defined in the Purchase Agreement) to the date hereof which would cause such representation and warranties referred to in Section 3 herein to be untrue in any material respect as of the date hereof;

(b) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive and/or usury lending laws;

(c) None of the mortgage loans are High Cost as defined by any applicable predatory and abusive lending laws;

(d) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary, Appendix E); and

(e) Information provided to the rating agencies, including the loan level detail, is true and correct according to the rating agency requirements.

Remedies for Breach of Representations and Warranties

6.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Company acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 3.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

7.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

9.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Company acting on the Trust’s behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

10.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

11.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

12.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

13.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:
Name:
Title:

FINANCIAL ASSET SECURITIES CORP.

By:
Name:
Title:

NATIONSTAR MORTGAGE, LLC

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

SCHEDULE I

Capitalized terms used in this Schedule I but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

The Servicer hereby represents and warrants to the Initial Purchaser and to any subsequent Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i)  The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(ii)  The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct; provided, however, that in the event of any conflict between the terms of any Confirmation and this Agreement, the terms of this Agreement shall control, except to the extent specifically set forth in the Confirmation;

(iii)  Except as otherwise agreed to by the Initial Purchaser and disclosed on the related Mortgage Loan Schedule, all payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; neither the Seller nor the Servicer has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; no Mortgage Loan is thirty (30) or more days delinquent as of the Closing Date and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

(iv)  There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v)  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(vi)  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each Prepayment Charge or penalty with respect to any Mortgage Loan is permissible, enforceable and collectible under applicable federal, state and local law;

(vii)  All buildings upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies providing coverage in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) either (A) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan or (B) with respect to each second lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien mortgage loan and the outstanding principal balance of the second lien Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines; provided that, such amount shall not exceed the amount provided under applicable law. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans and applicable to any prepayment penalty associated with the Mortgage Loans at origination have been complied with;

(ix)  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x)  The Mortgage (including any Negative Amortization which may arise thereunder) is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a first lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a second lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) with respect to each Mortgage Loan which is indicated by the Seller to be a second lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a first lien on the Mortgaged Property; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest (in each case, as indicated on the Mortgage Loan Schedule) on the property described therein and the Seller has full right to sell and assign the same to the Purchaser;

(xi)  The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xii)  All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

(xiii)  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xiv)  The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xv)  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xvi)  The Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy or a comparable form in the States of California or Texas (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1), issued by a title insurer acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b), and with respect to any second lien Mortgage Loan (c), above) the Seller or the Servicer, its successors and assigns as to the first or second priority lien (as indicated on the Mortgage Loan Schedule) of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment and Negative Amortization provisions of the Mortgage Note. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xvii)  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event of acceleration. With respect to each second lien Mortgage Loan (i) the related first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(xviii)  There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xix)  All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xx)  [Reserved];

(xxi)  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan which is not a Negative Amortization Loan, the Mortgage Note is payable on the day of each month specified in the related Mortgage Note in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period or a Mortgage Loan which is identified on the related Mortgage Loan Schedule as a Balloon Mortgage Loan) and to pay interest at the related Mortgage Interest Rate. With respect to each Negative Amortization Mortgage Loan, the related Mortgage Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided, that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Mortgage Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Mortgage Loan over the remaining term. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed ten (10) years (or such other period specified on the Mortgage Loan Schedule) and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate. With respect to each Balloon Mortgage Loan, the Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over a term greater than the original term thereof and to pay interest at the related Mortgage Interest Rate and requires a final Monthly Payment substantially greater than the preceding monthly payment which is sufficient to repay the remaining unpaid principal balance of the Balloon Mortgage Loan at the Due Date of such monthly payment. The Index for each Adjustable Rate Mortgage Loan is as set forth on the Mortgage Loan Schedule. No Mortgage Loan is a Convertible Mortgage Loan. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years;

The origination, servicing and collection practices used with respect to each Mortgage Note and Mortgage including, without limitation, the establishment, maintenance and servicing of the Escrow Accounts and Escrow Payments, if any, since origination, have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note and Accepted Servicing Practices. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Servicer for any work on a Mortgaged Property which has not been completed; provided that, certain Insurance Proceeds may be held by the Servicer in escrow pending the completion of repairs which are required to be made to a Mortgaged Property in connection with the payment of such Insurance Proceeds;

(xxii)  The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xxiii)  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Servicer and the Servicer has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(xxiv)  The Mortgage Loan was underwritten in accordance with the underwriting standards of Nationstar Mortgage LLC in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to prudent lenders in the secondary market;

(xxv)  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(xxvi)  The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac, was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxvii)  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxviii)  No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Servicer, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxix)  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxx)  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property (other than a construction to permanent loan that has converted to a permanent loan in accordance with Fannie Mae guidelines; or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxi)  The Servicer has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(xxxii)  No Mortgage Loan had an LTV or a CLTV at origination in excess of 100%. No Mortgage Loan is subject to a lender paid primary mortgage insurance policy;

(xxxiii)  The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxxiv)  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxv)  The Assignment of Mortgage is in recordable form, except for the name of the assignee which is blank, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxvi)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second (as indicated on the Mortgage Loan Schedule) lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any Negative Amortization;

(xxxvii)  If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

(xxxviii)  The source of the down payment with respect to each Mortgage Loan has been fully verified by the Servicer;

(xxxix)  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xl)  The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller or the Servicer nor, to the Seller’s or the Servicer’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xli)  The Servicer shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee; provided however, that if the Servicer fails to purchase such Tax Service Contract, the Servicer shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(xlii)  Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Servicer agrees to purchase such Flood Zone Service Contract;

(xliii)  No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an APR or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan (excluding home loans defined as “covered home loans” pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act), “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E);

(xliv)  No predatory, abusive, or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan;

(xlv)  The debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related Mortgage Loan;

(xlvi)  No Mortgagor was required to purchase any credit insurance product (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance) or debt cancellation agreement in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xlvii)  The Mortgage Loans were not selected from the outstanding one- to four-family mortgage loans in the Seller’s portfolio as to which the representations and warranties set forth in this Agreement could be made at the related Closing Date in a manner so as to affect adversely the interests of the Purchaser;

(xlviii)  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xlix)  The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Alabama, Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah, West Virginia and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

(l)  The information set forth in the Mortgage Loan Schedule as to Prepayment Charges is complete, true and correct in all material respects and each Prepayment Charge is permissible, enforceable and collectable in accordance with its terms upon the Mortgagor’s full and voluntary principal payment under applicable law;

(li)  The Mortgage Loan was not prepaid in full prior to the Closing Date and the Servicer has not received notification from a Mortgagor that a prepayment in full shall be made after the Closing Date;

(lii)  No Mortgage Loan is secured by cooperative housing, commercial property or mixed use property;

(liii)  As of the related Closing Date, each Mortgage Loan is eligible for sale in the secondary market or for inclusion in a Securitization Transaction without unreasonable credit enhancement;

(liv)  Except as set forth on the related Mortgage Loan Schedule, none of the Mortgage Loans are subject to a Prepayment Charge. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the Mortgagor (e.g. a rate or fee reduction) in exchange for accepting such Prepayment Charge; (b) the Mortgage Loan’ s originator had a written policy of offering the Mortgagor, or requiring third-party brokers to offer the Mortgagor, the option of obtaining a Mortgage Loan that did not require payment of such a Prepayment Charge; (c) the Prepayment Charge was adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) the duration of the Prepayment Charge shall not exceed three (3) years from the date of the Mortgage Note; and (e) such Prepayment Charge shall not be imposed in any instance where the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent Mortgage or due to the Mortgagor’s default, notwithstanding that the terms of the Mortgage Loan or state or federal law might permit the imposition of such Prepayment Charge;

(lv)  Nationstar Mortgage LLC has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Nationstar Mortgage LLC has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the Mortgaged Property, and maintains, and will maintain, sufficient information to identify and verify the identification of the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national or blocked person” for purposes of the OFAC Regulations;

(lvi)  With respect to any Mortgage Loan, the Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan’s originator, based on a comprehensive assessment of risk factors, including the Mortgagor’s credit history;

(lvii)  The methodology used in underwriting the extension of credit for each Mortgage Loan did not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan;

(lviii)  With respect to each Mortgage Loan, the Servicer has fully and accurately furnished complete information (i.e., favorable and unfavorable) on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and, for each Mortgage Loan, the Servicer will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(lix)  All points and fees related to each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations. Except to the extent specified on the Mortgage Loan Schedule, no related Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such loan, whichever is greater, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides. For purposes of this representation, “points and fees” (a) include origination, underwriting, broker and finder’s fees and other charges that the lender imposed as a condition of making the loan, whether they are paid to the lender or a third party, and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges, which miscellaneous fees and charges, in total, do not exceed 0.25 percent of the loan amount. All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal laws and regulations;

(lx)  The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(lxi)  With respect to any Mortgage Loan which is secured by manufactured housing, if such Mortgage Loans are permitted hereunder, such Mortgage Loan satisfies the requirements for inclusion in residential mortgage backed securities transactions rated by Standard & Poor's Ratings Services and such manufactured housing will be the principal residence of the Mortgagor upon the origination of the Mortgage Loan. With respect to any second lien Mortgage Loan, such lien is on a one- to four-family residence that is (or will be) the principal residence of the Mortgagor upon the origination of the second lien Mortgage Loan;

(lxii)  No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.). Each Mortgage Loan secured by property located within the Cook County, Illinois anti-predatory lending Pilot Program area (i.e., ZIP Codes 60620, 60621, 60623, 60628, 60629, 60632, 60636, 60638, 60643 and 60652) complies with the recording requirements outlined in Illinois House Bill 4050 and Senate Bill 304 effective September 1, 2006;

(lxiii)  No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(lxiv)  No Mortgage Loan is a “High-Cost” loan as defined under the New York Banking Law Section 6-1, effective as of April 1, 2003;

(lxv)  No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-1 of the New York State Banking Law;

(lxvi)  No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(lxvii)  No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(lxviii)  No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(lxix)  No Mortgage Loan is a “manufactured housing loan” or “home improvement home loan” pursuant to the New Jersey Home Ownership Act. No Mortgage Loan is a “High-Cost Home Loan” or a refinanced “Covered Home Loan,” in each case, as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46;10B-22 et seq.);

(lxx)  No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity protection Act;

(lxxi)  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(lxxii)  No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(lxxiii)  No Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(lxxiv)  With respect to any Loan for which a mortgage loan application was submitted by the Mortgagor after April 1, 2004, no such Loan secured by Mortgaged Property in the State of Illinois which has a Loan Interest Rate in excess of 8.0% per annum has lender-imposed fees (or other charges) in excess of 3.0% of the original principal balance of the Loan;

(lxxv)  No Mortgage Loan is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C). No Mortgage Loan secured by a Mortgaged Property located in the Commonwealth of Massachusetts was made to pay off or refinance an existing loan or other debt of the related borrower (as the term “borrower” is defined in the regulations promulgated by the Massachusetts Secretary of State in connection with Massachusetts House Bill 4880 (2004)) unless either (1) (a) the related Mortgage Interest Rate (that would be effective once the introductory rate expires, with respect to Adjustable Rate Mortgage Loans) did or would not exceed by more than 2.25% the yield on United States Treasury securities having comparable periods of maturity to the maturity of the related Mortgage Loan as of the fifteenth day of the month immediately preceding the month in which the application for the extension of credit was received by the related lender or (b) the Mortgage Loan is an “open-end home loan” (as such term is used in the Massachusetts House Bill 4880 (2004)) and the related Mortgage Note provides that the related Mortgage Interest Rate may not exceed at any time the Prime rate index as published in The Wall Street Journal plus a margin of one percent, or (2) such Mortgage Loan is in the "borrower's interest," as documented by a "borrower's interest worksheet" for the particular Mortgage Loan, which worksheet incorporates the factors set forth in Massachusetts House Bill 4880 (2004) and the regulations promulgated thereunder for determining "borrower's interest," and otherwise complies in all material respects with the laws of the Commonwealth of Massachusetts;

(lxxvi)  No Loan is a “High Cost Home Loan” as defined by the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. §§ 24-9-1 et seq.);

(lxxvii)  The Mortgagee has not made or caused to be made any payment in the nature of an “average” or “yield spread premium” to a mortgage broker or a like Person which has not been fully disclosed to the Mortgagor;

(lxxviii)  The sale or transfer of the Mortgage Loan by the Seller complies with all applicable federal, state, and local laws, rules, and regulations governing such sale or transfer, including, without limitation, the Fair and Accurate Credit Transactions Act (“FACT Act”) and the Fair Credit Reporting Act, each as may be amended from time to time, and the Seller has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such Mortgage Loan or any party thereto;

(lxxix)  With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(lxxx)  With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS; and

(lxxxi)  With respect to each second lien Mortgage Loan, either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

EXHIBIT D

MORTGAGE LOAN SCHEDULE

As previously filed on March 2, 2007.

EXHIBIT E

REQUEST FOR RELEASE (DEUTSCHE BANK)

To:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Re:
Pooling and Servicing Agreement dated as of February 1, 2007, among Financial Asset Securities Corp. as Depositor, Nationstar Mortgage, LLC as Servicer and Deutsche Bank National Trust Company, a national banking association, as Trustee

In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee’s Mortgage File Or the Mortgage Loan described below, for the reason indicated. Any payments received in connection with this Request for Release of documents have been or will be deposited into the Collection Account for the benefit of the Trust.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_________1.	Mortgage Paid in Full

_________2.	Foreclosure

_________3.	Substitution

_________4.	Other Liquidation (Repurchases, etc.)

_________5.	Nonliquidation	Reason:_____________________

Address to which Trustee should deliver

the Trustee’s Mortgage File:

By:
(authorized signer)

Issuer:

Address:

Date:

Trustee

Deutsche Bank National Trust Company

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Trustee:

Trustee	Date

EXHIBIT F-1

FORM OF TRUSTEE’S INITIAL CERTIFICATION

________________
[Date]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:
Pooling and Servicing Agreement dated as of February 1, 2007, among Financial Asset Securities Corp. as Depositor, Nationstar Mortgage, LLC as Servicer and Deutsche Bank National Trust Company, a national banking association, as Trustee

Ladies and Gentlemen:

Attached is the Trustee’s preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File includes any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

[DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee] [THE BANK OF NEW YORK TRUST COMPANY, N.A., as Custodian]

By:
Name:
Title:

EXHIBIT F-2

FORM OF TRUSTEE’S FINAL CERTIFICATION

________________
[Date]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:
Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2007 among Financial Asset Securities Corp., as Depositor, Nationstar Mortgage, LLC as Servicer and Deutsche Bank National Trust Company, as Trustee with respect to Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1

Ladies and Gentlemen:
In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items 1 and 3 of the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement accurately reflects information in the Mortgage File.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

[DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee] [THE BANK OF NEW YORK TRUST COMPANY, N.A., as Custodian]

By:
Name:
Title:

EXHIBIT F-3

FORM OF RECEIPT OF MORTGAGE NOTE

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:	Soundivew Home Loan Trust 2007-NS1, Asset-Backed Certificates Series 2007-NS1

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2007 among Financial Asset Securities Corp., as Depositor, Nationstar Mortgage, LLC as Servicer and Deutsche Bank National Trust Company, as Trustee, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

[DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee] [THE BANK OF NEW YORK TRUST COMPANY, N.A., as Custodian]

By:
Name:
Title:

EXHIBIT G

FORM OF CAP ALLOCATION AGREEMENT

CAP ALLOCATION AGREEMENT

This Cap Allocation Agreement, dated as of March 8, 2007 (this “Agreement”), between Deutsche Bank National Trust Company (“Deutsche Bank”), as cap trustee for the cap trust (in such capacity, the “Cap Trustee”) and as trustee under the Pooling and Servicing Agreement, as hereinafter defined (in such capacity, the “Trustee”) and Greenwich Capital Financial Products, Inc. (“GCFP”).

WHEREAS, Deutsche Bank, on behalf of a separate trust established hereunder which holds an Interest Rate Cap Agreement (the “Cap Agreement”), a copy of which is attached hereto as Exhibit A, between the Cap Trustee, on behalf of the Cap Trust and The Royal Bank of Scotland plc (the “Cap Provider”) is a counterparty to the Cap Agreement; and

WHEREAS, it is desirable to irrevocably appoint the Cap Trustee, and the Cap Trustee desires to accept such appointment, to receive and distribute funds payable by the Cap Provider to the Cap Trustee, on behalf of the Cap Trust under the Cap Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of February 1, 2007 (the “Pooling and Servicing Agreement”), among Financial Asset Securities Corp., as Depositor, Nationstar Mortgage, LLC, as servicer and the Trustee, relating to the Soundview Home Loan Trust 2007-NS1 (the “Trust”), Asset-Backed Certificates, Series 2007-NS1 (the “Certificates”), or in the related Indenture as the case may be, as in effect on the date hereof.

2.  Cap Trust. There is hereby established a separate trust (the “Cap Trust”), into which the Cap Trustee shall deposit the Cap Agreement. The Cap Trust shall be maintained by the Cap Trustee. The sole assets of the Cap Trust shall be the Cap Agreement and the Cap Trust Account.

3.  Cap Trustee.

(a)  The Cap Trustee, on behalf of the Cap Trust, is hereby irrevocably appointed to receive all funds paid to the Cap Trustee by the Cap Provider, or its successors in interest under the Cap Agreement (including any Cap Termination Payment) and the Cap Trustee accepts such appointment and hereby agrees to receive such amounts, deposit such amounts into the Cap Trust Account and to distribute on each Distribution Date such amounts in the following order of priority:

(i)  first, for deposit into the Cap Account (established under the Pooling and Servicing Agreement), an amount equal to the sum of the following amounts remaining outstanding after distribution of the Net Monthly Excess Cashflow and any Net Swap Payments received under the Interest Rate Swap Agreement with the Trust: (A) Unpaid Interest Shortfall Amounts, (B) Net WAC Rate Carryover Amounts; (C) an amount necessary to maintain or restore the Overcollateralization Target Amount; and (D) any Allocated Realized Loss Amounts;

(ii)  second, to GCFP, or its designee, any amounts remaining after payment of (i) above, provided, however, upon the issuance of notes by an issuer (the “NIM Trust”), secured by all or a portion of the Class C Certificates and the Class P Certificates (the “NIM Notes”), GCFP, or its designee, hereby instructs the Cap Trustee to make any payments under this clause 3(a)(ii):

(A)  to the Indenture Trustee for the NIM Trust, for deposit into the Note Account (each as defined in the related Indenture), for distribution in accordance with the terms of the Indenture until satisfaction and discharge of the Indenture; and

(B)  after satisfaction and discharge of the Indenture, to the Holders of the Class C Certificates, pro rata based on the outstanding Notional Amount of each such Certificate.

(b)  The Cap Trustee agrees to hold any amounts received from the Cap Provider in trust upon the terms and conditions and for the exclusive use and benefit of the Trustee and the Indenture Trustee, as applicable (in turn for the benefit of the Certificateholders, the Noteholders, GCFP and the NIMS Insurer, if any) as set forth herein. The rights, duties and liabilities of the Cap Trustee in respect of this Agreement shall be as follows:

(i) The Cap Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Agreement that may be deemed advisable in order to enforce the provisions hereof. The Cap Trustee shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Cap Trustee shall not be required to take any action to exercise or enforce any of its rights or powers hereunder which, in the opinion of the Cap Trustee, shall be likely to involve expense or liability to the Cap Trustee, unless the Cap Trustee shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense.

(ii) The Cap Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any party hereto or the NIMS Insurer, if any, or otherwise as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Cap Trustee or exercising any right or power conferred upon the Cap Trustee under this Agreement.

(iii) The Cap Trustee may perform any duties hereunder either directly or by or through agents or attorneys of the Cap Trustee. The Cap Trustee shall not be liable for the acts or omissions of its agents or attorneys so long as the Cap Trustee chose such Persons with due care.

4.  Cap Trust Account. The Cap Trustee shall segregate and hold all funds received from the Cap Provider (including any Cap Termination Payment) separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Cap Trustee one or more segregated accounts (the “Cap Trust Account”).

5.  [Reserved]

6.  Representations and Warranties of Deutsche Bank. Deutsche Bank represents and warrants as follows:

(a)  Deutsche Bank is duly organized and validly existing as a national banking association under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Cap Trustee hereunder.

(b)  The execution, delivery and performance of this Agreement by Deutsche Bank as Trustee have been duly authorized in the Pooling and Servicing Agreement.

(c)  This Agreement has been duly executed and delivered by Deutsche Bank as Cap Trustee and the Trustee and is enforceable against Deutsche Bank in such capacities in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

7.  Replacement of Cap Trustee.

Any corporation, bank, trust company or association into which the Cap Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Cap Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Cap Trustee, shall be the successor of the Cap Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.

No resignation or removal of the Cap Trustee and no appointment of a successor Cap Trustee shall become effective until the appointment by GCFP, or its designee, of a successor Cap Trustee acceptable to the NIMS Insurer, if any. Any successor Cap Trustee shall execute such documents or instruments necessary or appropriate to vest in and confirm to such successor Cap Trustee all such rights and powers conferred by this Agreement.

The Cap Trustee may resign at any time by giving written notice thereof to the other parties hereto with a copy to the NIMS Insurer, if any. If a successor cap trustee shall not have accepted the appointment hereunder within 30 days after the giving by the resigning Cap Trustee of such notice of resignation, the resigning Cap Trustee may petition any court of competent jurisdiction for the appointment of a successor Cap Trustee acceptable to the NIMS Insurer, if any.

In the event of a resignation or removal of the Cap Trustee, GCFP, or its designee, shall promptly appoint a successor Cap Trustee acceptable to the NIMS Insurer, if any. If no such appointment has been made within 10 days of the resignation or removal, the NIMS Insurer, if any, may appoint a successor Cap Trustee.

8.  Cap Trustee Obligations.

Whenever the Cap Trustee, on behalf of the Cap Trust, as a party to the Cap Agreement, has the option or is requested in such capacity, whether such request is by the Cap Provider, to take any action or to give any consent, approval or waiver that it is on behalf of the Cap Trust entitled to take or give in such capacity, including, without limitation, in connection with an amendment of such agreement or the occurrence of a default or termination event thereunder, the Cap Trustee shall promptly notify the parties hereto and the NIMS Insurer, if any, of such request in such detail as is available to it and, shall, on behalf of the parties hereto and the NIMS Insurer, if any, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as GCFP, or its designee, or the NIMS Insurer, if any, shall direct in writing; provided that if no such direction is received prior to the date that is established for taking such action or giving such consent, approval or waiver (notice of which date shall be given by the Cap Trustee to the parties hereto and the NIMS Insurer, if any), the Cap Trustee may abstain from taking such action or giving such consent, approval or waiver.

The Cap Trustee shall forward to the parties hereto and the NIMS Insurer, if any, on the Distribution Date following its receipt thereof copies of any and all notices, statements, reports and/or other material communications and information (collectively, the “Cap Reports”) that it receives in connection with the Cap Agreement or from the counterparty thereto.

9.  Miscellaneous.

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)  Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Cap Trustee irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Cap Trustee waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

(c)  This Agreement may be amended, supplemented or modified in writing by the parties hereto, but only with the consent of GCFP and the NIMS Insurer, if any.

(d)  This Agreement may not be assigned or transferred without the prior written consent of GCFP and the NIMS Insurer, if any; provided, however, the parties hereto acknowledge and agree to the assignment of the rights of GCFP, or its designee, pursuant to the Sale Agreement, the Trust Agreement and the Indenture.

(e)  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(f)  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)  The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

(h)  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

(i)  The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

10.  Third-Party Beneficiary. Each of the Trustee, GCFP or its designee and the Indenture Trustee, if any, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement. If any default occurs on the part of the Cap Provider under the Cap Agreement in the making of a payment due under the Cap Agreement or in any other obligation of the Cap Provider under the Cap Agreement, the Cap Trustee may and, upon the request of the Trustee, GCFP or its designee or the Indenture Trustee, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

11.  Cap Trustee and Trustee Rights. The Cap Trustee shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement, and the Indenture Trustee under the Indenture, in each case as if specifically set forth herein with respect to the Cap Trustee.

The Trustee shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement as if specifically set forth herein with respect to the Cap Trustee.

12.  Limited Recourse. It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement. Notwithstanding any other provisions of this Agreement, the obligations of the Trustee under this Agreement are non-recourse to the Trustee, its assets and its property, and shall be payable solely from the assets of the Trust Fund, and following realization of such assets, any claims of any party hereto shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, Trustee, agent or affiliate of the Trustee or any person owning, directly or indirectly, any legal or beneficial interest in the Trustee, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amount payable under this Agreement. The parties hereto shall not enforce the liability and obligations of the Trustee to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against the Trustee, subject to the following sentence, or the Exculpated Parties. The agreements in this paragraph shall survive termination of this Agreement and the performance of all obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

DEUTSCHE BANK NATIONAL TRUST COMPANY not in its individual capacity but solely as Cap Trustee under this Agreement

By:
Name: Title:

DEUTSCHE BANK NATIONAL TRUST COMPANY not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement

By:
Name: Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:
Name:
Title:

EXHIBIT A

INTEREST RATE CAP AGREEMENT

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, __________________ who first being duly sworn deposes and says: Deponent is __________________________ of ____________________________, successor by merger to _________________________ (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On _________________________________, _________________________________ did execute and deliver a promissory note in the principal amount of $____________________.

That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates Series 2007-NS1, to accept the transfer of the above described loan from Seller.

Seller agrees to indemnify Deutsche Bank National Trust Company and Financial Asset Securities Corp. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:

STATE OF	)
) SS:
COUNTY OF	)

On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this _________ day of 20__.

My commission expires __________________________.

EXHIBIT I

FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [NAME OF MORTGAGEE, ASSIGNEE OR LAST ENDORSEE, AS APPLICABLE], [a ___________________ corporation][a national banking organization], having its principal place of business at __________________________, (the “Undersigned”), pursuant to that Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) among Financial Asset Securities Corp. (the “Owner”), Deutsche Bank National Trust Company and Nationstar Mortgage, LLC (“Nationstar”), hereby constitutes and appoints Nationstar, by and through Nationstar’s officers, the Undersigned's true and lawful Attorney-in-Fact, in the Undersigned's name, place and stead, as their interests may appear, and for the Undersigned's respective benefit, in connection with all Mortgage Loans serviced by Nationstar pursuant to the Pooling and Servicing Agreement, for the purpose of performing all acts and executing all documents in the name of the Undersigned as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages, deeds of trust or security instrument (each a “Mortgage” or a “Deed of Trust” respectively) and promissory notes secured thereby (each a “Mortgage Note”) for which the Undersigned is acting as Servicer pursuant to the Pooling and Servicing Agreement (whether the Undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) all subject to the terms of the related Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a governmental agency or authority thereunder with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfaction/release, partial reconveyances or the execution of requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;
b) the preparation and issuance of statements of breach or non-performance;
c) the preparation and filing of notices of default and/or notices of sale;
d) the cancellation/rescission of notices of default and/or notices of sale;
e) the taking of a deed in lieu of foreclosure; and
f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e) above.

9. The full assignment of a Mortgage or Deed of Trust upon sale of a loan pursuant to a mortgage loan sale agreement for the sale of a loan or pool of loans, including, without limitation, the assignment of the related Mortgage Note.

The Undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney, each subject to the terms and conditions set forth in the related Pooling and Servicing Agreement and in accordance with the standard of care applicable to the servicer in the Pooling and Servicing Agreement as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. This Limited Power of Attorney shall be effective as of [SERVICING TRANSFER EFFECTIVE DATE].

Nothing contained herein shall (i) limit in any manner any indemnification provided by Nationstar to the Owner under the Pooling and Servicing Agreement, or (ii) be construed to grant Nationstar the power to initiate or defend any suit, litigation or proceeding in the name of the Undersigned except as specifically provided for herein or under the Pooling and Servicing Agreement.

Nationstar hereby agrees to indemnify and hold the Undersigned and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by Nationstar of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Pooling and Servicing Agreement or the earlier resignation or removal of the Undersigned under the Pooling and Servicing Agreement.

Any third party without actual notice of fact to the contrary may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned, and such third party put on notice thereof. This Limited Power of Attorney shall be in addition to and shall not revoke or in any way limit the authority granted by any previous power of attorney executed by the Undersigned.

IN WITNESS WHEREOF, ____________________ pursuant to the Pooling and Servicing Agreement, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________________, its duly elected and authorized _________________________ this ___ day of _________________, 2007.

By:_____________________________________
Name: __________________________________
Title: ___________________________________

Acknowledged and Agreed
Nationstar Mortgage, LLC

By:_____________________________________
Name:
Title:

EXHIBIT J

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Attn:      Corporate Trust Services—

Soundview Home Loan Trust 2007-NS1

Re:	Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,
[NAME OF TRANSFEREE]

Authorized Officer

FORM OF RULE 144A INVESTMENT LETTER

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Attn:       Corporate Trust Services—

Soundview Home Loan Trust 2007-NS1

Re:	Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,
[NAME OF TRANSFEREE]

Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $                    1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

_________ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

_________ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_________ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_________ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_________ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

_________ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_________ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

_________ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_________ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3. The term “SECURITIES” as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer
By:
Name:
Title:

Date:

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

_________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “FAMILY OF INVESTMENT COMPANIES” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “SECURITIES” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT K

FORM OF TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES
PURSUANT TO SECTION 5.02(D)

SOUNDVIEW HOME LOAN TRUST 2007-NS1
ASSET-BACKED CERTIFICATES, SERIES 2007-NS1

STATE OF	)
) ss:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.  The undersigned is an officer of, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of February 1, 2007 (the “Agreement”), among Financial Asset Securities Corp., as depositor (the “Depositor”), Nationstar Mortgage, LLC as servicer (the “Servicer”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2.  The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3.  The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.  The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.  The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.  The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.  The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.  The Transferee’s taxpayer identification number is ___________.

9.  The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.  The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.  The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12.  Check one of the following:

[_]  The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)	the present value of any consideration given to the Transferee to acquire such Certificate;
(ii)	the present value of the expected future distributions on such Certificate; and
(iii)	the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[_]  The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)	the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;
(ii)
at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)
the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[_]  None of the above.

13.  The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this      day of                   , 20  .

[NAME OF TRANSFEREE]

By:
Name:
Title:

[Corporate Seal]
ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of          , 20  .

NOTARY PUBLIC
My Commission expires the __ day of _________, 20__

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Attn:       Corporate Trust Services—

Soundview Home Loan Trust 2007-NS1

Re:	Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

Very truly yours,
TRANSFEROR

By:
Name:
Title:

EXHIBIT M

FORM OF ERISA REPRESENTATION LETTER

_____________, 20__

Financial Asset Securities Corp. 600 Steamboat Road Greenwich, Connecticut 06830	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attn: Corporate Trust Services— Soundview Home Loan Trust 2007-NS1

Re:	Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates Series 2007-NS1

Dear Sirs:

_______________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates Series 2007-NS1, Class [C][P][R[-X]] (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of February 1, 2007 among Financial Asset Securities Corp. as depositor (the “Depositor”), Nationstar Mortgage, LLC as servicer (the “Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicer the following:

The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. § 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets of a Plan within the meaning of the DOL regulation at 29 C.F.R. § 2510.3-101.

Very truly yours,
[Transferee]
By:
Name:
Title:

EXHIBIT N-1

FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

Re:  Soundview Home Loan Trust, Series 2007-NS1
Asset Backed Certificates, Series 2007-NS1

Certification

I, [identify the certifying individual], certify that:

l. I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period included in the year covered by this report in Form 10-K of Soundview Home Loan Trust 2007-NS1 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and upon the annual compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled each of its obligations under the pooling and servicing agreement; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Nationstar Mortgage, LLC and Deutsche Bank National Trust Company.

FINANCIAL ASSET SECURITIES CORP.

By:____________________________________
Name:
Title:

EXHIBIT N-2

FORM CERTIFICATION TO BE
PROVIDED TO DEPOSITOR BY THE TRUSTEE

Re:	Soundview Home Loan Trust 2007-NS1 (the “Trust”) Asset-Backed Certificates, Series 2007-NS1

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee of the Trust, hereby certify to Financial Asset Securities Corp. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 10-D required to be filed in respect of the period covered by such Form 10-K of the Depositor relating to the above-referenced trust (the “Exchange Act periodic reports”)

2. Based on my knowledge, the information prepared by the Trustee, contained, in these distribution reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated February 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor as depositor, Nationstar Mortgage, LLC as servicer and Deutsche Bank National Trust Company as trustee.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name:
Title:
Date:

EXHIBIT N-3

FORM CERTIFICATION TO BE
PROVIDED TO THE DEPOSITOR BY THE SERVICER

Re: Soundview Home Loan Trust, Series 2007-NS1
Asset Backed Certificates, Series 2007-NS1

I, [identify the certifying individual], certify to Financial Asset Securities Corp. (the “Depositor”), the Trustee and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.  Based on my knowledge, the information in the annual compliance statement, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2. The servicing information required to be provided by the Servicer under the Pooling and Servicing Agreement has been provided to the Depositor and the Trustee;

3. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required by the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement or the Annual Independent Public Accountant's Servicing Report, the Servicer has, as of the date of this certification fulfilled its obligations under the Pooling and Servicing Agreement; and

4. Such officer has disclosed to the Depositor and the Trustee all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated February 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, Nationstar Mortgage, LLC as servicer and Deutsche Bank National Trust Company as trustee.

Date:
NATIONSTAR MORTGAGE, LLC

By:______________________________
Name:

EXHIBIT O

FORM OF INTEREST RATE CAP AGREEMENT

Financial Markets 280 Bishopsgate London EC2M 4RB

Memorandum	March 8, 2007

To:
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Cap Trustee (the “Cap Trustee”) on behalf of the Cap Trust with respect to Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (“Party B”)

Deutsche Bank National Trust Company 1761 East Saint Andrew Place Santa Ana, CA 92705 Tel: (714) 247-6000 Fax: (714) 244-6478

From:	The Royal Bank of Scotland plc (“Party A”) c/o RBS Financial Markets Level 7, 135 Bishopsgate London EC2M 3UR Attn: Head of Legal, Financial Markets Tel: 44 207 085 5000 Fax: 44 207 085 8411

Copy To:	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 Attn: Legal Department - Derivatives Documentation Tel.: 203-618-2576 Fax: 203-618-2533/34

Our Reference Number:	IRG16221895.2A/.2B

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Party A and Deutsche Bank National Trust Company, not individually, but solely as cap trustee (the “Cap Trustee”) on behalf of the Cap Trust with respect to Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (the “Trust”) created under the Pooling and Servicing Agreement, dated as of February 1, 2007, among Financial Asset Securities Corp. (the “Depositor”), Nationstar Mortgage, LLC. (the “Servicer”) and Deutsche Bank National Trust Company (as “Trustee”) (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Cap

Notional Amount:	With respect to any Calculation Period, the amount set forth in Schedule A attached hereto.

Scale Factor:	250

Trade Date:	March 6, 2007

Effective Date:	November 25, 2007

Termination Date:	February 25, 2012, subject to adjustment in accordance with the Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date:	March 8, 2007

Fixed Amount:
USD 825,000, to be paid on behalf of Party B by Greenwich Capital Financial Products, Inc. to Party A. The Parties agree, for convenience and ease of administration, the payment of the Fixed Amount will be netted with the payment of the Additional Floating Amount in the confirmation with reference number D16221894 and the Fixed Amounts in the confirmations between the Parties with reference numbers IRG16221895.2A/2B and IRG16221895.2A/2B.

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:	5.200000%

Floating Rate Payer Period End Dates:	The 25th day of each month, commencing December 25, 2007, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be one (1) Business Day prior to each Floating Rate Payer Period End Date.

Floating Amounts:	To be determined in accordance with the following formula: Greater of (i) (Floating Rate minus Cap Rate) *Notional Amount* 250 * Floating Rate Day Count Fraction, and (ii) zero.

Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period is greater than 9.500000%, then the Floating Rate Option for such Calculation Period shall be deemed to be 9.500000%.

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable:

Calculation Agent:	Party A

Business Days:	New York

Business Day Convention	Following

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “second”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the shareholders’ equity of Party A or, if applicable, the Eligible Guarantor, in either case, as shown in the most recent annual audited financial statements of such entity.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”. For purposes of Section 5(a)(vii)(6), the only relevant appointments are the appointments of (i) Deutsche Bank National Trust Company, as Trustee, Supplemental Interest Trust Trustee and Cap Trustee, in each case in accordance with the Pooling and Servicing Agreement, (ii) Nationstar Mortgage, LLC, as Servicer, and (iii) any successor to Deutsche Bank National Trust Company or Nationstar Mortgage, LLC that is appointed in accordance with the Pooling and Servicing Agreement.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)           Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i) The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)
Market Quotation will apply, provided, however, that in the event that Party A is the Defaulting Party or the sole Affected Party with respect to a Tax Event upon Merger or an Additional Termination Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable before the Latest Settlement Amount Determination Day (as defined below). The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g)           “Termination Currency” means USD.

(h)           Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)         Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)          Party B makes the following representation(s):

None.

(ii)           Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)         Party A makes the following representation(s):

(i)	Party A is a tax resident of the United Kingdom;

(ii)
Party A is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person;

(iii)
in respect of each Transaction Party A enters into through an office or discretionary agent in the United States or which otherwise is allocated (in whole or part) for United States federal income tax purposes to such United States trade or business, each payment received or to be received by Party A under such Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States; and

(iv)
in respect of all other Transactions or portions thereof, no such payment received or to be received by Party A in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.

(B)          Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.    Agreement to Deliver Documents.

(a)            For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A
A correct, complete and duly executed U.S. Internal Revenue Service Form (W-8BEN, W-8ECI, W-9 or other applicable form (or successor thereto)), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.
Upon the execution and delivery of this Agreement and upon reasonable request.

Party B
Any form or document required or reasonably requested to allow the other party to make payments to Party B under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate, which may include tax forms relating to the beneficial owner of payments to Party B under the Agreement from time to time.
Upon the execution and delivery of this Agreement and at any time that the last such document delivered becomes incorrect or out-of-date.

(b)           For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available, if not available on Party A’s website	Yes

Party A
Interim Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s reporting period prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available, if not available on Party A’s website.	Yes

Party A and Party B	Opinion(s) of counsel satisfactory to the other party	Upon the execution and delivery of this Agreement	No

Part 4.    Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A and Party B shall be those set forth on the first page of the Confirmation:

(b)           Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)           Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:                 The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:               The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:                None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.  Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)           Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved]

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)	Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)
First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)
Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)	[Reserved]

(iv)
Regulation AB. If (i) the Depositor still has a reporting obligation with respect to the Transaction hereunder pursuant to Regulation AB and (ii) Party A has not, within the applicable time period specified in Part 5(e)(ii)(a) below after a Cap Disclosure Event, complied with any of the provisions set forth in Part 5(e)(ii) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(v)
Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a “Required Ratings Downgrade Event”), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)           Compliance with Regulation AB.

(i)            It shall be a cap disclosure event (“Cap Disclosure Event”) if, at any time after the date hereof while the Depositor has reporting obligations with respect to this Transaction pursuant to Regulation AB, the Depositor or Greenwich Capital Financial Products, Inc. (the “Sponsor”) notifies Party A that the aggregate “significance percentage” (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by Party A and any of its affiliates to Party B (collectively, the “Aggregate Significance Percentage”) is 9% or more.

(ii)           Upon the occurrence of a Cap Disclosure Event while the Depositor has reporting obligations with respect to this Transaction pursuant to Regulation AB, Party A, at its own cost and expense (and without any expense or liability to the Depositor, the Sponsor, the Underwriters, the Depositor, the Trustee or the Issuing Entity), shall take one of the following actions:

(a)           provide to the Sponsor and the Depositor: (i) if the Aggregate Significance Percentage is 9% or more, but less than 10%, within thirty (30) days, either, at the sole discretion of Party A, the information required under Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, (ii) if the Aggregate Significance Percentage is 10% or more, but less than 20%, within five (5) Business Days, either, at the sole discretion of Party A, the information required under Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, (iii) if the Aggregate Significance Percentage is 19% or more, but less than 20%,, within thirty (30) days, the information required under Item 1115(b)(2) of Regulation AB or (iv) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; or

(b)           transfer in a Permitted Transfer (provided that a Permitted Transfer pursuant to this subclause (b) shall not require satisfaction of the Rating Agency Condition) its obligations under the Transaction to a counterparty with the Approved Ratings Thresholds (or which satisfies the Rating Agency Condition), that (x) provides the information specified in clause (a) above to the Depositor and Sponsor and (y) enters into documentation substantially similar to the documentation then in place between Party A and Party B. For purposes of this subclause (b), the parties agree that National Westminster Bank Plc (“NatWest”) shall be an acceptable replacement for Party A, so long as NatWest is able to provide the information required under subclause (a) above and satisfy the requirements of this subclause (b).

(iii)          For so long as the Aggregate Significance Percentage is 10% or more the Depositor has reporting obligations with respect to this Transaction, Party A shall provide any updates to the information provided pursuant to clause (ii)(a) above to the Sponsor and the Depositor within five (5) Business Days following the availability thereof (but in no event more than 6 months after the end of each of Party A’s fiscal year for any annual update and when available for any interim update).

(iv)         All information provided pursuant to clause (ii) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). The parties hereto acknowledge that electronic files in Adobe Acrobat format will be deemed to satisfy the requirements of this Part 5(e)(iv). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from Party A’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

(v)           The Sponsor and the Depositor each shall be an express third party beneficiary of this Agreement with respect to Party A’s undertakings under this Part 5(e) only.

(f)	Transfers.

(i)             Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(e)(ii)(b) or Part 5(f), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Cap Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations asserted against Party B in connection with any transactions contemplated hereby. In the event that the Cap Trust and the proceeds thereof, funded in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Cap Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Cap Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Cap Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)	[Reserved]

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)          Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Cap Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Cap Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank National Trust Company (“DBNTC”) not in its individual capacity, but solely as Cap Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) DBNTC has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Cap Trust is made and intended not as personal representations of the Cap Trustee but is made and intended for the purpose of binding only the Cap Trust; and (d) under no circumstances shall DBNTC in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)	Party B as Agent. Party A acknowledges that Party B is acting as the Cap Trustee for the Cap Trust under the Pooling and Servicing Agreement to carry out certain functions on behalf of the Cap Trust.

(q)	[Reserved]

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)	Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)           Agency Role of Greenwich Capital Markets, Inc. In connection with this Agreement, Greenwich Capital Markets, Inc. has acted as agent on behalf of The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of The Royal Bank of Scotland plc under this Agreement.

(y)           Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B (other than in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex) shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement only as a result of (x) an Event of Default under Section 5(a)(3) in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex, (y) a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or (z) Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B’s only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(z)            Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cure or prevent the occurrence of a Collateral Event (as defined in the Credit Support Annex).

“Eligible Replacement” means an entity (i) that has credit ratings at least equal to the Approved Ratings Threshold, (ii) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cure or prevent the occurrence of a Collateral Event (as defined in the Credit Support Annex), or (iii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(e)(ii)(b), Part 5(f) or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” shall have the meaning assigned thereto in Part 5(d).

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

4. Account Details and Settlement Information:

Payments to Party A:
For the account of The Royal Bank of Scotland Financial Markets Fixed Income and
Interest Rate Derivative Operations, London SWIFT RBOSGB2RTCM with
JPMorgan Chase Bank, New York CHASUS33, ABA # 021000021

Account Number 400930153

Payments to Party B:	Deutsche Bank National Trust Company
ABA # 021001033
Account #: 01419663
Account Name: NYLTD Funds Control/Stars West
Ref: Soundview 2007-NS1 Cap GC07V1

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE ROYAL BANK OF SCOTLAND PLC
By: Greenwich Capital Markets, Inc., its agent

By
Name:
Title:

Accepted and confirmed as of the Trade Date written above:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Cap Trustee on behalf of the Cap Trust with respect to Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1

By
Name:
Title:

SCHEDULE A

From and including	To but excluding	Notional Amount (USD)

11/25/07	12/25/07	868.51
12/25/07	01/25/08	834.66
01/25/08	02/25/08	802.12
02/25/08	03/25/08	770.86
03/25/08	04/25/08	740.92
04/25/08	05/25/08	712.14
05/25/08	06/25/08	684.48
06/25/08	07/25/08	657.89
07/25/08	08/25/08	632.32
08/25/08	09/25/08	563.07
09/25/08	10/25/08	5,477.71
10/25/08	11/25/08	794,192.85
11/25/08	12/25/08	723,544.39
12/25/08	01/25/09	655,088.38
01/25/09	02/25/09	583,708.19
02/25/09	03/25/09	554,846.53
03/25/09	04/25/09	528,205.42
04/25/09	05/25/09	503,342.12
05/25/09	06/25/09	479,650.62
06/25/09	07/25/09	457,073.06
07/25/09	08/25/09	435,557.13
08/25/09	09/25/09	415,052.90
09/25/09	10/25/09	395,512.85
10/25/09	11/25/09	397,774.00
11/25/09	12/25/09	380,270.99
12/25/09	01/25/10	362,872.52
01/25/10	02/25/10	345,785.12
02/25/10	03/25/10	329,501.41
03/25/10	04/25/10	313,983.62
04/25/10	05/25/10	299,195.76
05/25/10	06/25/10	285,103.69
06/25/10	07/25/10	271,674.56
07/25/10	08/25/10	258,877.19
08/25/10	09/25/10	246,681.90
09/25/10	10/25/10	235,060.38
10/25/10	11/25/10	223,985.67
11/25/10	12/25/10	213,432.07
12/25/10	01/25/11	203,375.08
01/25/11	02/25/11	193,791.36
02/25/11	03/25/11	184,658.65
03/25/11	04/25/11	175,955.76
04/25/11	05/25/11	167,662.48
05/25/11	06/25/11	159,759.55
06/25/11	07/25/11	152,228.62
07/25/11	08/25/11	145,052.19
08/25/11	09/25/11	138,213.60
09/25/11	10/25/11	131,696.96
10/25/11	11/25/11	125,487.14
11/25/11	12/25/11	119,568.81
12/25/11	01/25/12	113,928.77
01/25/12	02/25/12	108,554.33

Annex A

Paragraph 13 of the Credit Support Annex

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of March 8, 2007 between
The Royal Bank of Scotland plc (hereinafter referred to as “Party A” or “Pledgor”)
and
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Cap Trustee (the “Cap Trustee”)
on behalf of the Cap Trust with respect to Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (the “Trust”)
(hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 8, 2007, between Party A and Party B, Reference Number IRG16221895.2A/.2B.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage
(A) US-CASH	N/A	100%	100%	100%

(B) US-TBILL US-TNOTE US-TBOND

	1 or less	98.9%	100%	100%

	More than 1 but not more than 2	98.0%	100%	99%

	More than 2 but not more than 3	97.4%	100%	98%

	More than 3 but not more than 5	95.5%	100%	97%

	More than 5 but not more than 7	93.7%	100%	96%

	More than 7 but not more than 10	92.5%	100%	94%

	More than 10 but not more than 20	91.1%	100%	90%

	More than 20	88.6%	100%	88%

(C) US-GNMA US-FNMA US-FHLMC

	1 or less	98.5%	100%	99%

	More than 1 but not more than 2	97.7%	100%	99%

	More than 2 but not more than 3	97.3%	100%	98%

	More than 3 but not more than 5	94.5%	100%	96%

	More than 5 but not more than 7	93.1%	100%	93%

	More than 7 but not more than 10	90.7%	100%	93%

	More than 10 but not more than 20	87.7%	100%	89%

	More than 20	84.4%	100%	87%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Paragraph 13(b)(ii) are taken from the Collateral Asset Definitions (First Edition June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Suport; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 11:00 a.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Cap Trustee or (B) any entity other than the entity then serving as Cap Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a long-term unsecured and unsubordinated debt rating of at least “A+” by S&P and at least “A1” by Moody’s.

Initially, the Custodian for Party B is: the Cap Trustee of the Trust.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) interest-bearing Permitted Investments rated at least AAAm or AAAm-G by S&P and Prime-1 by Moody’s or Aaa by Moody’s as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A. Party A directs the Custodian to deposit any Posted Collateral that is in the form of Cash into an account that satisfies the criteria in the second preceding sentence and that earns interest at prevailing rates.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian, at such address as will be provided from time to time.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details:

For the account of The Royal Bank of Scotland Financial Markets Fixed Income and Interest Rate
Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York
CHASUS33, ABA # 021000021
Account Number 400930153

Party B’s Custodian account details for holding collateral:

Deutsche Bank National Trust Company
ABA 021-001-033
A/C # 01419663
A/C Name NYLTD Funds Control - Stars West
Ref: Soundview 2007-NS1 Cap/Swap- Collateral Account
Attn: GC07V1

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as the case may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)	[Reserved]

(ix)    Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) the Scale Factor and (iii) the Notional Amount for such Transaction for the Calculation Period (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 15.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 2%.

“Moody’s Second Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge,

the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (a) the Moody’s Second Trigger Notional Amount Multiplier, (b) the Scale Factor and (c) and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge,

the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (a) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (b) the Scale Factor and (c) the Notional Amount for such Transaction for the Calculation Period (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 50.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Notional Amount Multiplier” means 8%.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Rating Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) the Scale Factor and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)           the Threshold for Party A for such Valuation Date.

“S&P Rating Threshold Event” means, on any date, no Relevant Entity has credit ratings from S&P which equal or exceed the S&P Approved Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

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IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

The Royal Bank of Scotland plc By: Greenwich Capital Markets, Inc., its agent
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Cap Trustee on behalf of the Cap Trust with respect to Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

EXHIBIT P

FORM OF BASIS RISK CAP AGREEMENT

Financial Markets 280 Bishopsgate London EC2M 4RB

Memorandum	March 8, 2007

To:
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee
(the “Trustee”) on behalf of Soundview Home Loan Trust, Asset-Backed Certificates, Series
2007-NS1 (“Party B”)

Deutsche Bank National Trust Company 1761 East Saint Andrew Place Santa Ana, CA 92705 Tel: (714) 247-6000 Fax: (714) 244-6478

From:	The Royal Bank of Scotland plc (“Party A”) c/o RBS Financial Markets Level 7, 135 Bishopsgate London EC2M 3UR Attn: Head of Legal, Financial Markets Tel: 44 207 085 5000 Fax: 44 207 085 8411

Copy To:	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 Attn: Legal Department - Derivatives Documentation Tel.: 203-618-2576 Fax: 203-618-2533/34

Our Reference Number:	IRG16221898.2A/.2B

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Party A and Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee (the “Trustee”) on behalf of Soundview Home Loan Trust, Asset-Backed Certificates, Series (the “Trust”) created under the Pooling and Servicing Agreement, dated as of February 1, 2007, among Financial Asset Securities Corp. (the “Depositor”), Nationstar Mortgage, LLC. (the “Servicer”) and Deutsche Bank National Trust Company (as “Trustee”) (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.             This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:
With respect to any Calculation Period, the lesser of (i) the amount set forth on Schedule A attached hereto and (ii) the aggregate Certificate Principal Balance of the Floating Rate Certificates for the related Distribution Date (the “Relevant Balance”).

The Trustee shall make available each month on its website a statement containing the Relevant Balance at least five (5) Business Days prior to the related Floating Rate Payer Payment Date, and Party A shall be entitled to rely conclusively upon such statement. The Trustee’s internet website is located at www.tss.db.com/invr and assistance in using the website can be obtained by calling 800-735-7777.

Any payment by Party A to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the Notional Amount for the related Calculation Period being other than the amount set forth in Schedule A hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party B becomes aware of such overpayment. Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

Trade Date:	March 6, 2007

Effective Date:	March 25, 2007

Termination Date:	November 25, 2007, subject to adjustment in accordance with the Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date:	March 8, 2007

Fixed Amount:
USD 6,000, to be paid on behalf of Party B by Greenwich Capital Financial Products, Inc. to Party A. The Parties agree, for convenience and ease of administration, the payment of the Fixed Amount will be netted with the payment of the Additional Floating Amount in the confirmation with reference number D16221894 and the Fixed Amounts in the confirmations between the Parties with reference numbers IRG16221895.2A/2B and IRG16221895.2A/2B.

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:	For each Calculation Period the percentage set forth in Schedule A as the Cap Rate for such Calculation Period.

Floating Rate Payer Period End Dates:	The 25th day of each month, commencing April 25, 2007, through and including the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be one (1) Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period is greater than 10.500000%, then the Floating Rate Option for such Calculation Period shall be deemed to be 10.500000%.

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable:

Calculation Agent:	Party A

Business Days:	New York

Business Day Convention	Following

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)           “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “second”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the shareholders’ equity of Party A or, if applicable, the Eligible Guarantor, in either case, as shown in the most recent annual audited financial statements of such entity.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”. For purposes of Section 5(a)(vii)(6), the only relevant appointments are the appointments of (i) Deutsche Bank National Trust Company, as the Trustee, Supplemental Interest Trust Trustee and Cap Trustee, in each case in accordance with the Pooling and Servicing Agreement, (ii) Nationstar Mortgage, LLC, as Servicer, and (iii) any successor to Deutsche Bank National Trust Company or Nationstar Mortgage, LLC that is appointed in accordance with the Pooling and Servicing Agreement.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)           Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)
Market Quotation will apply, provided, however, that in the event that Party A is the Defaulting Party or the sole Affected Party with respect to a Tax Event upon Merger or an Additional Termination Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable before the Latest Settlement Amount Determination Day (as defined below). The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)	The Second Method will apply.

(g)           “Termination Currency” means USD.

(h)           Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.  Tax Matters.

(a)            Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)          Party B makes the following representation(s):

None.

(ii)           Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)          Party A makes the following representation(s):

(i)	Party A is a tax resident of the United Kingdom;

(ii)
Party A is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person;

(iii)
in respect of each Transaction Party A enters into through an office or discretionary agent in the United States or which otherwise is allocated (in whole or part) for United States federal income tax purposes to such United States trade or business, each payment received or to be received by Party A under such Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States; and

(iv)
in respect of all other Transactions or portions thereof, no such payment received or to be received by Party A in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.

(B)           Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a)           For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A
A correct, complete and duly executed U.S. Internal Revenue Service Form (W-8BEN, W-8ECI, W-9 or other applicable form (or successor thereto)), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.
Upon the execution and delivery of this Agreement and upon reasonable request.

Party B
Any form or document required or reasonably requested to allow the other party to make payments to Party B under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate, which may include tax forms relating to the beneficial owner of payments to Party B under the Agreement from time to time.
Upon the execution and delivery of this Agreement and at any time that the last such document delivered becomes incorrect or out-of-date.

(b)           For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available, if not available on Party A’s website	Yes

Party A
Interim Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s reporting period prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available, if not available on Party A’s website.	Yes

Party A and Party B	Opinion(s) of counsel satisfactory to the other party	Upon the execution and delivery of this Agreement	No

Part 4.    Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A and Party B shall be those set forth on the first page of the Confirmation:

(b)           Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)           Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:                  The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:                 The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:                  None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.    Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)           Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved]

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)	Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)            First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)           Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)	[Reserved]

(iv)
Regulation AB. If (i) the Depositor still has a reporting obligation with respect to the Transaction hereunder pursuant to Regulation AB and (ii) Party A has not, within the applicable time period specified in Part 5(e)(ii)(a) below after a Cap Disclosure Event, complied with any of the provisions set forth in Part 5(e)(ii) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(v)
Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding anything to the contrary in Section 6(b)(iv), only Party B may designate an Early Termination Date in respect of this Additional Termination Event; provided, further, that for purposes of determining the payment under Section 6(e) of this Agreement in respect of this Additional Termination Event, for all Calculation Periods beginning on or after the Early Termination Date, the definition of Notional Amount in the Confirmation shall be deleted in its entirety and replaced with the following: "With respect to each Calculation Period, the Calculation Amount for such Calculation Period as set forth in Schedule A attached hereto multiplied by the quotient of (A) the Notional Amount for the Calculation Period immediately prior to the Early Termination Date divided by (B) the Calculation Amount for the Calculation Period immediately prior to the Early Termination Date as set forth in Schedule A attached hereto.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a “Required Ratings Downgrade Event”), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)           Compliance with Regulation AB.

(i)            It shall be a cap disclosure event (“Cap Disclosure Event”) if, at any time after the date hereof while the Depositor has reporting obligations with respect to this Transaction pursuant to Regulation AB, the Depositor or Greenwich Capital Financial Products, Inc. (the “Sponsor”) notifies Party A that the aggregate “significance percentage” (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by Party A and any of its affiliates to Party B (collectively, the “Aggregate Significance Percentage”) is 9% or more.

(ii)           Upon the occurrence of a Cap Disclosure Event while the Depositor has reporting obligations with respect to this Transaction pursuant to Regulation AB, Party A, at its own cost and expense (and without any expense or liability to the Depositor, the Sponsor, the Underwriters, the Depositor, the Trustee or the Issuing Entity), shall take one of the following actions:

(a)           provide to the Sponsor and the Depositor: (i) if the Aggregate Significance Percentage is 9% or more, but less than 10%, within thirty (30) days, either, at the sole discretion of Party A, the information required under Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, (ii) if the Aggregate Significance Percentage is 10% or more, but less than 20%, within five (5) Business Days, either, at the sole discretion of Party A, the information required under Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, (iii) if the Aggregate Significance Percentage is 19% or more, but less than 20%, within thirty (30) days, the information required under Item 1115(b)(2) of Regulation AB or (iv) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; or

(b)           transfer in a Permitted Transfer (provided that a Permitted Transfer pursuant to this subclause (b) shall not require satisfaction of the Rating Agency Condition) its obligations under the Transaction to a counterparty with the Approved Ratings Thresholds (or which satisfies the Rating Agency Condition), that (x) provides the information specified in clause (a) above to the Depositor and Sponsor and (y) enters into documentation substantially similar to the documentation then in place between Party A and Party B. For purposes of this subclause (b), the parties agree that National Westminster Bank Plc (“NatWest”) shall be an acceptable replacement for Party A, so long as NatWest is able to provide the information required under subclause (a) above and satisfy the requirements of this subclause (b).

(iii)          For so long as the Aggregate Significance Percentage is 10% or more the Depositor has reporting obligations with respect to this Transaction, Party A shall provide any updates to the information provided pursuant to clause (ii)(a) above to the Sponsor and the Depositor within five (5) Business Days following the availability thereof (but in no event more than 6 months after the end of each of Party A’s fiscal year for any annual update and when available for any interim update).

(iv)         All information provided pursuant to clause (ii) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). The parties hereto acknowledge that electronic files in Adobe Acrobat format will be deemed to satisfy the requirements of this Part 5(e)(iv). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from Party A’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

(v)           The Sponsor and Depositor each shall be an express third party beneficiary of this Agreement with respect to Party A’s undertakings under this Part 5(e) only.

(f)	Transfers.

(i)             Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(e)(ii)(b) or Part 5(f), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations asserted against Party B in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, funded in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)	[Reserved]

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)          Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank National Trust Company (“DBNTC”) not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) DBNTC has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Trust; and (d) under no circumstances shall DBNTC in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)	Party B as Agent. Party A acknowledges that Party B is acting as the Trustee for the Trust under the Pooling and Servicing Agreement to carry out certain functions on behalf of the Trust.

(q)	[Reserved]

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)	Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)           Agency Role of Greenwich Capital Markets, Inc. In connection with this Agreement, Greenwich Capital Markets, Inc. has acted as agent on behalf of The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of The Royal Bank of Scotland plc under this Agreement.

(y)           Limitation on Events of Default. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B (other than in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex) shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement only as a result of (x) an Event of Default under Section 5(a)(3) in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex, (y) a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or (z) Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Confirmation relates, Party B’s only obligation under Section 2(a)(i) of the Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(z)            Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cure or prevent the occurrence of a Collateral Event (as defined in the Credit Support Annex).

“Eligible Replacement” means an entity (i) that has credit ratings at least equal to the Approved Ratings Threshold, (ii) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cure or prevent the occurrence of a Collateral Event (as defined in the Credit Support Annex), or (iii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(e)(ii)(b), Part 5(f) or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” shall have the meaning assigned thereto in Part 5(d).

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

4. Account Details and Settlement Information:

Payments to Party A:
For the account of The Royal Bank of Scotland Financial Markets Fixed Income and
Interest Rate Derivative Operations, London SWIFT RBOSGB2RTCM with
JPMorgan Chase Bank, New York CHASUS33, ABA # 021000021

Account Number 400930153

Payments to Party B:	Deutsche Bank National Trust Company
ABA # 021001033
Account #: 01419663
Account Name: NYLTD Funds Control/Stars West
Ref: Soundview 2007-NS1 Cap GC07V1

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE ROYAL BANK OF SCOTLAND PLC
By: Greenwich Capital Markets, Inc., its agent

By
Name:
Title:

Accepted and confirmed as of the Trade Date written above:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee on behalf of Soundview Home Loan Trust, Asset-Backed Certificates, Series 2007-NS1

By
Name:
Title:

SCHEDULE A

From and including	To but excluding	Calculation Amount (USD)	Cap Rate

03/25/07	04/25/07	650,774,299.00	7.722010
04/25/07	05/25/07	641,996,723.00	7.979400
05/25/07	06/25/07	631,869,358.00	7.722120
06/25/07	07/25/07	620,417,633.00	7.979800
07/25/07	08/25/07	607,675,643.00	7.722790
08/25/07	09/25/07	593,686,182.00	7.723940
09/25/07	10/25/07	578,501,623.00	7.982140
10/25/07	11/25/07	562,216,327.00	7.725710

Annex A

Paragraph 13 of the Credit Support Annex

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of March 8, 2007 between
The Royal Bank of Scotland plc (hereinafter referred to as “Party A” or “Pledgor”)
and
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee (the “Trustee”)
on behalf of Soundview Home Loan Trust, Asset-Backed Certificates, Series 2007-NS1 (the “Trust”)
(hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 8, 2007, between Party A and Party B, Reference Number IRG16221898.2A/.2B.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage

(A) US-CASH	N/A	100%	100%	100%

(B) US-TBILL US-TNOTE US-TBOND

	1 or less	98.9%	100%	100%

	More than 1 but not more than 2	98.0%	100%	99%

	More than 2 but not more than 3	97.4%	100%	98%

	More than 3 but not more than 5	95.5%	100%	97%

	More than 5 but not more than 7	93.7%	100%	96%

	More than 7 but not more than 10	92.5%	100%	94%

	More than 10 but not more than 20	91.1%	100%	90%

	More than 20	88.6%	100%	88%

(C) US-GNMA US-FNMA US-FHLMC

	1 or less	98.5%	100%	99%

	More than 1 but not more than 2	97.7%	100%	99%

	More than 2 but not more than 3	97.3%	100%	98%

	More than 3 but not more than 5	94.5%	100%	96%

	More than 5 but not more than 7	93.1%	100%	93%

	More than 7 but not more than 10	90.7%	100%	93%

	More than 10 but not more than 20	87.7%	100%	89%

	More than 20	84.4%	100%	87%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Paragraph 13(b)(ii) are taken from the Collateral Asset Definitions (First Edition June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Suport; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 11:00 a.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Trustee or (B) any entity other than the entity then serving as Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a long-term unsecured and unsubordinated debt rating of at least “A+” by S&P and at least “A1” by Moody’s.

Initially, the Custodian for Party B is: the Trustee of the Trust.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) interest-bearing Permitted Investments rated at least AAAm or AAAm-G by S&P and Prime-1 by Moody’s or Aaa by Moody’s as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A. Party A directs the Custodian to deposit any Posted Collateral that is in the form of Cash into an account that satisfies the criteria in the second preceding sentence and that earns interest at prevailing rates.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian, at such address as will be provided from time to time.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details:

For the account of The Royal Bank of Scotland Financial Markets Fixed Income and Interest Rate Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York CHASUS33, ABA # 021000021
Account Number 400930153

Party B’s Custodian account details for holding collateral:

Deutsche Bank National Trust Company
ABA 021-001-033
A/C # 01419663
A/C Name NYLTD Funds Control - Stars West
Ref: Soundview 2007-NS1 Cap/Swap- Collateral Account
Attn: GC07V1

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as the case may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)	[Reserved]

(ix)    Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) the Scale Factor and (iii) the Notional Amount for such Transaction for the Calculation Period (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 15.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 2%.

“Moody’s Second Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge,

the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (a) the Moody’s Second Trigger Notional Amount Multiplier, (b) the Scale Factor and (c) and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge,

the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (a) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (b) the Scale Factor and (c) the Notional Amount for such Transaction for the Calculation Period (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 50.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Notional Amount Multiplier” means 8%.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Rating Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) the Scale Factor and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A for such Valuation Date.

“S&P Rating Threshold Event” means, on any date, no Relevant Entity has credit ratings from S&P which equal or exceed the S&P Approved Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

The Royal Bank of Scotland plc By: Greenwich Capital Markets, Inc., its agent		Deutsche Bank National Trust Company, not in its individual capacity, but solely as Trustee on behalf of Soundview Home Loan Trust, Asset-Backed Certificates, Series 2007-NS1

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

EXHIBIT Q

FORM OF INTEREST RATE SWAP AGREEMENT

Financial Markets 280 Bishopsgate London EC2M 4RB

Memorandum	March 8, 2007

To:
Deutsche Bank National Trust Company, not in its individual capacity, but solely as
Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1
(“Party B”)

Deutsche Bank National Trust Company 1761 East Saint Andrew Place Santa Ana, CA 92705 Tel: (714) 247-6000 Fax: (714) 244-6478

From:	The Royal Bank of Scotland plc (“Party A”) c/o RBS Financial Markets Level 7, 135 Bishopsgate London EC2M 3UR Attn: Head of Legal, Financial Markets Tel: 44 207 085 5000 Fax: 44 207 085 8411

Copy To:	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 Attn: Legal Department - Derivatives Documentation Tel.: 203-618-2576 Fax: 203-618-2533/34

Our Reference Number:	D16221894

The purpose of this long-form confirmation (“Confirmation”) is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the “Transaction”) between Party A and Deutsche Bank National Trust Company, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (the “Supplemental Interest Trust”) created under the Pooling and Servicing Agreement, dated as of February 1, 2007, among Financial Asset Securities Corp. (the “Depositor”), Nationstar Mortgage, LLC. (the “Servicer”) and Deutsche Bank National Trust Company (as “Trustee”) (the “Pooling and Servicing Agreement”). This Confirmation evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below and replaces any previous agreement between us with respect to the subject matter hereof. This Confirmation constitutes a “Confirmation” and also constitutes a “Schedule” as referred to in the ISDA Master Agreement, and Paragraph 13 of a Credit Support Annex to the Schedule.

1.             This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the “ISDA Master Agreement”), as if Party A and Party B had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation, and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the “Credit Support Annex”). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the provisions set forth in Item 3 hereof, which are incorporated by reference into the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA Master Agreement.

Each reference herein to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the provisions herein deemed incorporated in a Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period on Schedule A attached hereto.

Scale Factor:	250

Trade Date:	March 6, 2007

Effective Date:	November 25, 2007

Termination Date:
February 25, 2012, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer
Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing December 25, 2007, and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer
Payment Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing December 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	5.200000%

Fixed Amount:	To be determined in accordance with the following formula:

250*Fixed Rate*Notional Amount*Fixed Rate Day Count Fraction

Fixed Rate Day
Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing December 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing December 25, 2007, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	To be determined in accordance with the following formula:

250*Floating Rate Option*Notional Amount*Floating Rate Day Count Fraction

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Additional Floating Amount:
USD 2,600,000, to be paid by Party A on the Effective Date. Party B hereby instructs Party A to pay the Additional Floating Amount to Greenwich Capital Financial Products, Inc. The Parties agree, for convenience and ease of administration, the payment of the Additional Floating Amount will be netted with the payment of the Fixed Amounts in the confirmations between the Parties with reference numbers IRG16221895.2A/.2B and IRG16221898.2A/.2B.

Reset Dates:	The first day of each Calculation Period.

Business Days:	New York

Business Day Convention:	Following

Calculation Agent:	Party A

3.	Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1.	Termination Provisions.

For the purposes of this Agreement:-

(a)            “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)
The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “second”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(iii)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the shareholders’ equity of Party A or, if applicable, the Eligible Guarantor, in either case, as shown in the most recent annual audited financial statements of such entity.

(vii)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”. For purposes of Section 5(a)(vii)(6), the only relevant appointments are the appointments of (i) Deutsche Bank National Trust Company, as the Supplemental Interest Trust Trustee, Cap Trustee and Trustee, in each case in accordance with the Pooling and Servicing Agreement, (ii) Nationstar Mortgage, LLC, as Servicer, and (iii) any successor to Deutsche Bank National Trust Company or Nationstar Mortgage, LLC that is appointed in accordance with the Pooling and Servicing Agreement.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.

(d)           Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)            The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)
The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)            Market Quotation will apply, provided, however, that in the event that Party A is the Defaulting Party or the sole Affected Party with respect to a Tax Event upon Merger or an Additional Termination Event, the following provisions will apply:

(A)	The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable before the Latest Settlement Amount Determination Day (as defined below). The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other.

(B)	The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated, or such later day as Party B may specify in writing to Party A, but in either case no later than one Local Business Day prior to the Early Termination Date (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(c)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement remains capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(C)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(D)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(E)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(ii)           The Second Method will apply.

(g)           “Termination Currency” means USD.

(h)           Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.    Tax Matters.

(a)           Tax Representations.

(i)	Payer Representations. For the purpose of Section 3(e) of this Agreement:

(A)          Party A makes the following representation(s):

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on: the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(B)          Party B makes the following representation(s):

None.

(ii)           Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)           Party A makes the following representation(s):

(i)	Party A is a tax resident of the United Kingdom;

(ii)
Party A is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person;

(iii)
in respect of each Transaction Party A enters into through an office or discretionary agent in the United States or which otherwise is allocated (in whole or part) for United States federal income tax purposes to such United States trade or business, each payment received or to be received by Party A under such Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States; and

(iv)
in respect of all other Transactions or portions thereof, no such payment received or to be received by Party A in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.

(B)           Party B makes the following representation(s):

None.

(b)	Tax Provisions.

(i)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

Part 3.  Agreement to Deliver Documents.

(a)            For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A
A correct, complete and duly executed U.S. Internal Revenue Service Form (W-8BEN, W-8ECI, W-9 or other applicable form (or successor thereto)), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding Tax on payments to Party A under this Agreement.
Upon the execution and delivery of this Agreement and upon reasonable request.

Party B
Any form or document required or reasonably requested to allow the other party to make payments to Party B under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate, which may include tax forms relating to the beneficial owner of payments to Party B under the Agreement from time to time.
Upon the execution and delivery of this Agreement and at any time that the last such document delivered becomes incorrect or out-of-date.

(b)           For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, this Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, this Confirmation and any Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A and Party B
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement	Yes

Party A
Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available, if not available on Party A’s website	Yes

Party A
Interim Financial Statements of Party A containing unaudited, consolidated financial statements of Party A’s reporting period prepared in accordance with generally accepted accounting principles in the country in which Party A is organized
		Promptly upon becoming publicly available, if not available on Party A’s website.	Yes

Party A and Party B	Opinion(s) of counsel satisfactory to the other party	Upon the execution and delivery of this Agreement	No

Part 4.     Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A and Party B shall be those set forth on the first page of the Confirmation:

(b)           Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)           Credit Support Document.

Party A:	The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:                  The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Party A:                 The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B:                  None.

(h)
Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)	Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)
Affiliate.“Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.   Others Provisions.

(a)
Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Pooling and Servicing Agreement.

(b)           Amendments to ISDA Master Agreement.

(i)	Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)	[Reserved]

(iii)	Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”.

(iv)	Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)	Relationship Between Parties.

(1)
Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2)
Evaluation and Understanding. (i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction and (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3)	Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5)	Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(v)
Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(vi)
Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vii)
Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(c)	Additional Termination Events. The following Additional Termination Events will apply:

(i)            First Rating Trigger Collateral. If (A) it is not the case that a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (B) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)           Second Rating Trigger Replacement. If (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) (i) at least one Eligible Replacement has made a Firm Offer to be the transferee of all of Party A’s rights and obligations under this Agreement (and such Firm Offer remains an offer that will become legally binding upon such Eligible Replacement upon acceptance by the offeree) and/or (ii) an Eligible Guarantor has made a Firm Offer to provide an Eligible Guarantee (and such Firm Offer remains an offer that will become legally binding upon such Eligible Guarantor immediately upon acceptance by the offeree), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(iii)
Amendment of the Pooling and Servicing Agreement. If, without the prior written consent of Party A where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), an amendment is made to the Pooling and Servicing Agreement which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor depositor, servicer, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(iv)
Regulation AB. If (i) the Depositor still has a reporting obligation with respect to the Transaction hereunder pursuant to Regulation AB and (ii) Party A has not, within the applicable time period specified in Part 5(e)(ii)(a) below after a Swap Disclosure Event, complied with any of the provisions set forth in Part 5(e)(ii) below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(v)
Optional Termination of Securitization. An Additional Termination Event shall occur upon the notice to Certificateholders of an Optional Termination becoming unrescindable in accordance with Article X of the Pooling and Servicing Agreement (such notice, the “Optional Termination Notice”). With respect to such Additional Termination Event: (A) Party B shall be the sole Affected Party; (B) notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for this Additional Termination Event in respect of all Affected Transactions; (C) Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from this Additional Termination Event; notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date; (D) notwithstanding anything to the contrary in Section 6(d)(i), (I) if, no later than 4:00 pm New York City time on the day that is four Business Days prior to the final Distribution Date specified in the Optional Termination Notice, the Servicer (as “Terminator”) requests the amount of the Estimated Swap Termination Payment, Party A shall provide to the Terminator in writing (which may be done in electronic format) the amount of the Estimated Swap Termination Payment no later than 2:00 pm New York City time on the following Business Day and (II) if the Terminator provides written notice (which may be done in electronic format) to Party A no later than two Business Days prior to the final Distribution Date specified in the Optional Termination Notice that all requirements of the Optional Termination have been met, then Party A shall, no later than one Business Day prior to the final Distribution Date specified in the Optional Termination Notice, make the calculations contemplated by Section 6(e) of the ISDA Master Agreement (as amended herein) and provide to the Terminator in writing (which may be done in electronic format) the amount payable by either Party B or Party A in respect of the related Early Termination Date in connection with this Additional Termination Event; provided, however, that the amount payable by Party B, if any, in respect of the related Early Termination Date shall be the lesser of (x) the amount calculated to be due from Party B pursuant to Section 6(e) and (y) the Estimated Swap Termination Payment; and (E) notwithstanding anything to the contrary in this Agreement, any amount due from Party B to Party A in respect of this Additional Termination Event will be payable on the final Distribution Date specified in the Optional Termination Notice and any amount due from Party A to Party B in respect of this Additional Termination Event will be payable one Business Day prior to the final Distribution Date specified in the Optional Termination Notice.

The Terminator shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Terminator’s rights specified herein.

(d)
Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold (such event, a “Required Ratings Downgrade Event”), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, using commercially reasonable efforts, procure either (A) a Permitted Transfer or (B) an Eligible Guarantee from an Eligible Guarantor.

(e)           Compliance with Regulation AB.

(i)            It shall be a swap disclosure event (“Swap Disclosure Event”) if, at any time after the date hereof while the Depositor has reporting obligations with respect to this Transaction pursuant to Regulation AB, the Depositor or Greenwich Capital Financial Products, Inc. (the “Sponsor”) notifies Party A that the aggregate “significance percentage” (calculated in accordance with the provisions of Item 1115 of Regulation AB) of all derivative instruments provided by Party A and any of its affiliates to Party B (collectively, the “Aggregate Significance Percentage”) is 9% or more.

(ii)          Upon the occurrence of a Swap Disclosure Event while the Depositor has reporting obligations with respect to this Transaction pursuant to Regulation AB, Party A, at its own cost and expense (and without any expense or liability to the Depositor, the Sponsor, the Underwriters, the Depositor, the Trustee or the Issuing Entity), shall take one of the following actions:

(a)           provide to the Sponsor and the Depositor: (i) if the Aggregate Significance Percentage is 9% or more, but less than 10%, within thirty (30) days, either, at the sole discretion of Party A, the information required under Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, (ii) if the Aggregate Significance Percentage is 10% or more, but less than 20%, within five (5) Business Days, either, at the sole discretion of Party A, the information required under Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, (iii) if the Aggregate Significance Percentage is 19% or more, but less than 20%,, within thirty (30) days, the information required under Item 1115(b)(2) of Regulation AB or (iv) if the Aggregate Significance Percentage is 20% or more, within five (5) Business Days, the information required under Item 1115(b)(2) of Regulation AB; or

(b)          transfer in a Permitted Transfer (provided that a Permitted Transfer pursuant to this subclause (b) shall not require satisfaction of the Rating Agency Condition) its obligations under the Transaction to a counterparty with the Approved Ratings Thresholds (or which satisfies the Rating Agency Condition), that (x) provides the information specified in clause (a) above to the Depositor and Sponsor and (y) enters into documentation substantially similar to the documentation then in place between Party A and Party B. For purposes of this subclause (b), the parties agree that National Westminster Bank Plc (“NatWest”) shall be an acceptable replacement for Party A, so long as NatWest is able to provide the information required under subclause (a) above and satisfy the requirements of this subclause (b).

(iii)          For so long as the Aggregate Significance Percentage is 10% or more the Depositor has reporting obligations with respect to this Transaction, Party A shall provide any updates to the information provided pursuant to clause (ii)(a) above to the Sponsor and the Depositor within five (5) Business Days following the availability thereof (but in no event more than 6 months after the end of each of Party A’s fiscal year for any annual update and when available for any interim update).

(iv)         All information provided pursuant to clause (ii) shall be in a form suitable for conversion to the format required for filing by the Depositor with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). The parties hereto acknowledge that electronic files in Adobe Acrobat format will be deemed to satisfy the requirements of this Part 5(e)(iv). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from Party A’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.

(v)          The Sponsor and the Depositor each shall be an express third party beneficiary of this Agreement with respect to Party A’s undertakings under this Part 5(e) only.

(f)	Transfers.

(i)            Section 7 is hereby amended to read in its entirety as follows:

“Except with respect to any Permitted Transfer pursuant to Section 6(b)(ii), Part 5(d), Part 5(e)(ii)(b) or Part 5(f), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to S&P. At any time at which no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold, Party A may make a Permitted Transfer.”

(ii)
If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(g)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Supplemental Interest Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations asserted against Party B in connection with any transactions contemplated hereby. In the event that the Supplemental Interest Trust and the proceeds thereof, funded in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Supplemental Interest Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Supplemental Interest Trust from the Trust created pursuant to the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

(h)
Timing of Payments by Party B upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(i)
Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Swap Rating Agency has been given prior written notice of such designation or transfer.

(j)
No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(k)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Swap Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to S&P.

(l)
Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Swap Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)          Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes. This provision will survive the termination of this Agreement.

(n)
Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by Deutsche Bank National Trust Company (“DBNTC”) not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) DBNTC has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations of the Supplemental Interest Trust Trustee but is made and intended for the purpose of binding only the Supplemental Interest Trust; and (d) under no circumstances shall DBNTC in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(o)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(p)
Party B as Agent. Party A acknowledges that Party B is acting as the Supplemental Interest Trust Trustee for the Supplemental Interest Trust under the Pooling and Servicing Agreement to carry out certain functions on behalf of the Supplemental Interest Trust.

(q)	[Reserved]

(r)
Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(s)	Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

(t)
Form of ISDA Master Agreement. Party A and Party B hereby agree that the text of the body of the ISDA Master Agreement is intended to be the printed form of the ISDA Master Agreement (Multicurrency - Crossborder) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc.

(u)
Payment Instructions. Party A hereby agrees that, unless notified in writing by Party B of other payment instructions, any and all amounts payable by Party A to Party B under this Agreement shall be paid to the account specified in Item 4 of this Confirmation, below.

(v)	Additional representations.

(i)	Representations of Party A. Party A represents to Party B on the date on which Party A enters into each Transaction that:--

Party A’s obligations under this Agreement rank pari passu with all of Party A’s other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(ii)	Capacity. Party A represents to Party B on the date on which Party A enters into this Agreement that it is entering into the Agreement and the Transaction as principal and not as agent of any person.

(w)	Acknowledgements.

(i)
Substantial financial transactions. Each party hereto is hereby advised and acknowledges as of the date hereof that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Pooling and Servicing Agreement relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(ii)
Bankruptcy Code. Subject to Part 5(m), without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the “Bankruptcy Code”) (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute “forward contracts” or “swap agreements” as defined in Section 101 of the Bankruptcy Code or “commodity contracts” as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a “margin payment” as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

(x)           Agency Role of Greenwich Capital Markets, Inc. In connection with this Agreement, Greenwich Capital Markets, Inc. has acted as agent on behalf of The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of The Royal Bank of Scotland plc under this Agreement.

(y)           [Reserved]

(z)           Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the S&P Approved Ratings Threshold and the Moody’s First Trigger Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b) and (c) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations (for the avoidance of doubt, not limited to payment obligations) of Party A or an Eligible Replacement to Party B under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings at least equal to the Approved Ratings Threshold or (B) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cure or prevent the occurrence of a Collateral Event (as defined in the Credit Support Annex).

“Eligible Replacement” means an entity (i) that has credit ratings at least equal to the Approved Ratings Threshold, (ii) has credit ratings at least equal to the Required Ratings Threshold, provided, for the avoidance of doubt, that an Eligible Guarantee of an Eligible Guarantor with credit ratings below the Approved Ratings Threshold will not cure or prevent the occurrence of a Collateral Event (as defined in the Credit Support Annex), or (iii) the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of which entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

“Estimated Swap Termination Payment” means, with respect to an Early Termination Date, an amount determined by Party A in good faith and in a commercially reasonable manner as the maximum payment that could be owed by Party B to Party A in respect of such Early Termination Date pursuant to Section 6(e) of the ISDA Master Agreement, taking into account then current market conditions.

“Firm Offer” means (A) with respect to an Eligible Replacement, a quotation from such Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B, and (B) with respect to an Eligible Guarantor, an offer by such Eligible Guarantor to provide an Eligible Guarantee that will become legally binding upon such Eligible Guarantor upon acceptance by the offeree.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

“Permitted Transfer” means a transfer by novation by Party A pursuant to Section 6(b)(ii), Part 5(d), Part 5(e)(ii)(b), Part 5(f) or the second sentence of Section 7 (as amended herein) to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement; (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4; (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (d) an Event of Default or Termination Event would not occur as a result of such transfer; (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Swap Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(b)(iv) or Part 5(v), notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Swap Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Swap Rating Agencies and receive from each such Swap Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, save for the exclusion of provisions relating to Transactions that are not Terminated Transaction, as determined by Party B in its sole discretion, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” shall have the meaning assigned thereto in Part 5(d).

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”.

“S&P Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from S&P of “BBB+”.

“Swap Rating Agencies” means, with respect to any date of determination, each of S&P and Moody’s, to the extent that each such rating agency is then providing a rating for any of the Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1 (the “Certificates”) or any notes backed by the Certificates (the “Notes”).

4.             Account Details and Settlement Information:

Payments to Party A:
For the account of The Royal Bank of Scotland Financial Markets Fixed Income and
Interest Rate Derivative Operations, London SWIFT RBOSGB2RTCM
with JPMorgan Chase Bank, New York CHASUS33, ABA # 021000021

Account Number 400930153

Payments to Party B:	Deutsche Bank National Trust Company
ABA # 021001033
Account #: 01419663
Account Name: NYLTD Funds Control/Stars West
Ref: Soundview 2007-NS1 Swap GC07V1

Payments to Greenwich Capital	JPMorgan Chase Bank, New York
Financial Products, Inc. of the	ABA # 021-0000-21
Additional Floating Amount:	Acct name: Greenwich Capital Financial Products
Acct number: 140-0-95961

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE ROYAL BANK OF SCOTLAND PLC
By: Greenwich Capital Markets, Inc., its agent

By
Name:
Title:

Accepted and confirmed as of the Trade Date written above:

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Supplemental
Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust
2007-NS1, Asset-Backed Certificates, Series 2007-NS1

By
Name:
Title:

SCHEDULE A

(all such dates subject to No Adjustment with respect to Fixed Rate Payer Period End Dates and adjustment in accordance with the Following Business Day Convention with respect to Floating Rate Payer Period End Dates)

From and including	To but excluding	Notional Amount (USD)

11/25/07	12/25/07	2,150,676.82
12/25/07	01/25/08	2,074,386.61
01/25/08	02/25/08	2,000,845.92
02/25/08	03/25/08	1,929,954.26
03/25/08	04/25/08	1,861,614.83
04/25/08	05/25/08	1,795,734.44
05/25/08	06/25/08	1,732,223.32
06/25/08	07/25/08	1,670,995.03
07/25/08	08/25/08	1,611,966.32
08/25/08	09/25/08	1,555,057.01
09/25/08	10/25/08	1,494,818.74
10/25/08	11/25/08	586,552.42
11/25/08	12/25/08	548,104.34
12/25/08	01/25/09	517,283.29
01/25/09	02/25/09	499,324.28
02/25/09	03/25/09	484,238.77
03/25/09	04/25/09	469,754.75
04/25/09	05/25/09	455,766.50
05/25/09	06/25/09	442,202.91
06/25/09	07/25/09	429,050.64
07/25/09	08/25/09	416,296.81
08/25/09	09/25/09	403,928.96
09/25/09	10/25/09	391,935.03
10/25/09	11/25/09	359,421.04
11/25/09	12/25/09	347,903.23
12/25/09	01/25/10	337,455.28
01/25/10	02/25/10	327,820.69
02/25/10	03/25/10	318,459.26
03/25/10	04/25/10	309,363.27
04/25/10	05/25/10	300,525.23
05/25/10	06/25/10	291,937.88
06/25/10	07/25/10	283,594.12
07/25/10	08/25/10	275,487.10
08/25/10	09/25/10	267,610.12
09/25/10	10/25/10	259,956.69
10/25/10	11/25/10	252,520.50
11/25/10	12/25/10	245,295.42
12/25/10	01/25/11	238,275.48
01/25/11	02/25/11	231,454.90
02/25/11	03/25/11	224,828.03
03/25/11	04/25/11	218,389.42
04/25/11	05/25/11	212,133.73
05/25/11	06/25/11	206,055.81
06/25/11	07/25/11	200,150.62
07/25/11	08/25/11	194,413.29
08/25/11	09/25/11	188,839.08
09/25/11	10/25/11	183,423.36
10/25/11	11/25/11	178,161.06
11/25/11	12/25/11	173,049.55
12/25/11	01/25/12	168,083.44
01/25/12	02/25/12	163,258.63

Annex A

Paragraph 13 of the Credit Support Annex

ISDA®
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA Master Agreement
dated as of March 8, 2007 between
The Royal Bank of Scotland plc (hereinafter referred to as “Party A” or “Pledgor”)
and

Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust
Trustee (the “Supplemental Interest Trust Trustee”) on behalf of the Supplemental Interest Trust (the
“Supplemental Interest Trust”) with respect to the Soundview Home Loan Trust 2007-NS1, Asset-Backed
Certificates, Series 2007-NS1
(hereinafter referred to as “Party B” or “Secured Party”).

For the avoidance of doubt, and notwithstanding anything to the contrary that may be contained in the Agreement, this Credit Support Annex shall relate solely to the Transaction documented in the Confirmation dated March 8, 2007, between Party A and Party B, Reference Number D16221894.

Paragraph 13. Elections and Variables.

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a) as amended (I) by deleting the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” and inserting in lieu thereof the words “not later than the close of business on each Valuation Date” and (II) by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” and inserting in lieu thereof the following:

The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)	the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(2)
the amount by which (a) the Moody’s First Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(3)
the amount by which (a) the Moody’s Second Trigger Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b) as amended by deleting in its entirety the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” and inserting in lieu thereof the following:

The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)	the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date,

(2)
the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Trigger Credit Support Amount for such Valuation Date, and

(3)
the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Trigger Credit Support Amount for such Valuation Date.

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)	Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity in Years	S&P Valuation Percentage	Moody’s First Trigger Valuation Percentage	Moody’s Second Trigger Valuation Percentage

(A) US-CASH	N/A	100%	100%	100%

(B) US-TBILL US-TNOTE US-TBOND

	1 or less	98.9%	100%	100%

	More than 1 but not more than 2	98.0%	100%	99%

	More than 2 but not more than 3	97.4%	100%	98%

	More than 3 but not more than 5	95.5%	100%	97%

	More than 5 but not more than 7	93.7%	100%	96%

	More than 7 but not more than 10	92.5%	100%	94%

	More than 10 but not more than 20	91.1%	100%	90%

	More than 20	88.6%	100%	88%

(C) US-GNMA US-FNMA US-FHLMC

	1 or less	98.5%	100%	99%

	More than 1 but not more than 2	97.7%	100%	99%

	More than 2 but not more than 3	97.3%	100%	98%

	More than 3 but not more than 5	94.5%	100%	96%

	More than 5 but not more than 7	93.1%	100%	93%

	More than 7 but not more than 10	90.7%	100%	93%

	More than 10 but not more than 20	87.7%	100%	89%

	More than 20	84.4%	100%	87%

The ISDA Collateral Asset Definition (ICAD) Codes used in this Paragraph 13(b)(ii) are taken from the Collateral Asset Definitions (First Edition June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.

(iii)	Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iv)	Threshold.

(A)	“Independent Amount” means zero with respect to Party A and Party B.

(B)
“Threshold” means, with respect to Party A and any Valuation Date, zero if (i) a Collateral Event has occurred and has been continuing (x) for at least 30 days or (y) since this Annex was executed, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing; otherwise, infinity.

  “Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)
“Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Certificate Principal Balance of the Certificates and the aggregate principal balance of the Notes rated by S&P is at the time of any transfer less than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000.

(D)	Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice.

(ii)
“Valuation Date” means each Local Business Day on which any of the S&P Credit Support Amount, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount is greater than zero.

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(v)
External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value of Posted Credit Suppport on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Suport; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Credit Support Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(vi)
Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d)
Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Party A: any Additional Termination Event with respect to which Party A is the sole Affected Party. With respect to Party B: None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 11:00 a.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)
Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value, on any date, of Eligible Collateral other than Cash will be calculated as follows:

For Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii): the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians. Party B (or any Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

Party B may appoint as Custodian (A) the entity then serving as Supplemental Interest Trust Trustee or (B) any entity other than the entity then serving as Supplemental Interest Trust Trustee if such other entity (or, to the extent applicable, its parent company or credit support provider) shall then have a long-term unsecured and unsubordinated debt rating of at least “A+” by S&P and at least “A1” by Moody’s.

Initially, the Custodian for Party B is: the Supplemental Interest Trust Trustee of the Supplemental Interest Trust.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c)(i) will not apply to Party B, but the provisions of Paragraph 6(c)(ii) will apply to Party B.

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) interest-bearing Permitted Investments rated at least AAAm or AAAm-G by S&P and Prime-1 by Moody’s or Aaa by Moody’s as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be held uninvested). Gains incurred in respect of any investment of Posted Collateral in the form of Cash in Permitted Investments as directed by Party A shall be for the account of Party A. Party A directs the Custodian to deposit any Posted Collateral that is in the form of Cash into an account that satisfies the criteria in the second preceding sentence and that earns interest at prevailing rates.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(k)
Demands and Notices.All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian, at such address as will be provided from time to time.

(l)	Address for Transfers. Each Transfer hereunder shall be made to the address specified below or to an address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details:

For the account of The Royal Bank of Scotland Financial Markets Fixed Income and Interest Rate Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York CHASUS33, ABA # 021000021
Account Number 400930153

Party B’s Custodian account details for holding collateral:

Deutsche Bank National Trust Company
ABA 021-001-033
A/C # 01419663
A/C Name NYLTD Funds Control - Stars West
Ref: Soundview 2007-NS1 Cap/Swap- Collateral Account
Attn: GC07V1

(m)	Other Provisions.

(i)	Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account.

(ii)
Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)
Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as the case may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(iv)
Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)
Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days, and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(vi)
Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)	Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)	[Reserved]

(ix)   Additional Definitions. As used in this Annex:

“Collateral Event” means that no Relevant Entity has credit ratings at least equal to the Approved Ratings Threshold.

“DV01” means, with respect to a Transaction and any date of determination, the estimated change in the Secured Party’s Transaction Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f) of the Schedule is deleted)” shall be inserted.

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (I) a Moody’s First Trigger Event has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of (i) the Secured Party’s Exposure for such Valuation Date and (ii) the sum, for each Transaction to which this Annex relates, of the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of (i) Moody’s First Trigger Notional Amount Multiplier, (ii) the Scale Factor and (iii) the Notional Amount for such Transaction for the Calculation Period (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A such Valuation Date.

“Moody’s First Trigger DV01 Multiplier” means 15.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means 2%.

“Moody’s Second Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which it is the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payment due to be paid by Party A under each Transaction to which this Annex relates, and (c) the sum of (x) the Secured Party’s Exposure for such Valuation Date and (y) the sum, for each Transaction to which this Annex relates, of

(1) if such Transaction is not a Transaction-Specific Hedge,

the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (a) the Moody’s Second Trigger Notional Amount Multiplier, (b) the Scale Factor and (c) and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge,

the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of (a) the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier, (b) the Scale Factor and (c) the Notional Amount for such Transaction for the Calculation Period (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A for such Valuation Date.

“Moody’s Second Trigger DV01 Multiplier” means 50.

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means 65.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means 10%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Notional Amount Multiplier” means 8%.

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)	(A)
for any Valuation Date on which (i) an S&P Rating Threshold Event has occurred and been continuing for at least 30 days, or (ii) a S&P Required Ratings Downgrade Event has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party’s Exposure for such Valuation Date and (2) the sum, for each Transaction to which this Annex relates, of the product of (i) the Volatility Buffer for such Transaction, (ii) the Scale Factor and (iii) the Notional Amount of such Transaction for the Calculation Period of such Transaction (each as defined in the related Confirmation) which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)          the Threshold for Party A for such Valuation Date.

“S&P Rating Threshold Event” means, on any date, no Relevant Entity has credit ratings from S&P which equal or exceed the S&P Approved Ratings Threshold.

“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction Exposure” means, for any Transaction, Exposure determined as if such Transaction were the only Transaction between the Secured Party and the Pledgor.

“Transaction-Specific Hedge” means any Transaction that is (i) an interest rate swap in respect of which (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction, (ii) an interest rate cap, (iii) an interest rate floor or (iv) an interest rate swaption.

“Valuation Percentage” shall mean, for purposes of determining the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value with respect to any Eligible Collateral or Posted Collateral, the applicable S&P Valuation Percentage, Moody’s First Trigger Valuation Percentage, or Moody’s Second Trigger Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related S&P Value, the related Moody’s First Trigger Value, and the related Moody’s Second Trigger Value.

“Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
“A-2” or higher	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

The Royal Bank of Scotland plc By: Greenwich Capital Markets, Inc., its agent
Deutsche Bank National Trust Company, not in its individual capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust with respect to the Soundview Home Loan Trust 2007-NS1, Asset-Backed Certificates, Series 2007-NS1

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

EXHIBIT R

[RESERVED]

EXHIBIT S

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator (may be the Trustee, or may be the Master Servicer)
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Paying Agent - distributor of funds to ultimate investor
Trustee - fiduciary of the transaction
Credit Risk Manager - the party providing oversight of the Servicer

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:        X - obligation
[X] - under consideration for obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Trustee	Custodian
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.				X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

EXHIBIT T

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 4.07(a)(iv).

Under Item 1 of Form 10-D: a) items marked “4.02 statement” are required to be included in the periodic Distribution Date statement under Section 4.02, provided by the Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.02 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Distribution Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.02 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.02 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.02 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.02 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.02 statement
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.02 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.02 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.02 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.02 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.02 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.02 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
4.02 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.02 statement: Servicer Form 10-D report: Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.02 statement: Servicer
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report; Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.02 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Depositor and Servicer Form 10-D report: Depositor, and Servicer
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Issuing entity
Servicer
Originator
Custodian
Seller Depositor Trustee Depositor Servicer Depositor Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties to this Agreement
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
All parties to this Agreement
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Servicer or Trustee, with respect to any of the following:
Sponsor (Seller), Depositor, Servicer, Trustee, Swap Provider, Cap Provicer, Custodian
Depositor/Servicer/Trustee
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.
Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.02 statement
N/A
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting material modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.07]	Depositor
	6.02	Change of Master Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Servicer Depositor
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	All parties to this Agreement
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference
Depositor Depositor Depositor
		Item 1117 - Seller Depositor Trustee Issuing entity Servicer Originator Custodian	Seller Depositor Trustee Issuing entity Servicer Depositor Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Seller
Depositor
Trustee
Issuing entity
Servicer
Originator
Custodian
Credit Enhancer/Support Provider, if any
Significant Obligor, if any
Seller Depositor Trustee Issuing entity Servicer Depositor Custodian Depositor Depositor
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 -Servicer Compliance Statement	Servicer

SCHEDULE I

PREPAYMENT CHARGE SCHEDULE

Available Upon Request